Exhibit 10.23

Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CO-DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Co-Development and Commercialization Agreement (the “Agreement”) is entered into as of December 9, 2005, by and between Hoffmann-La Roche Inc., a corporation organized and existing under the laws of the State of New Jersey, with its principal place of business at 340 Kingsland Street, Nutley, New Jersey 07110 (“Roche Nutley”), and F. Hoffmann-La Roche Ltd, a Swiss Corporation, with its principal place of business at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“Roche Basel”), (Roche Nutley and Roche Basel are collectively referred to as “Roche”) and Maxygen Holdings Ltd., a company organized under the laws of Cayman Islands, British West Indies (“Maxygen”). Roche and Maxygen are each referred to herein individually as a “Party,” and collectively as the “Parties.”

BACKGROUND

A.	Maxygen owns or possesses certain Patent Rights (as defined below) and Know-How (as defined below) with respect to certain novel human Factor VII variants, and believes that the Factor VII variants have the potential to be used therapeutically for the treatment of bleeding disorders;

B.	Maxygen desires to collaborate with a pharmaceutical company with development and commercialization expertise with regard to drugs useful for the Field (as defined below), so as to realize promptly, the therapeutic and commercial potential of the Factor VII variants, and Roche desires to collaborate with Maxygen in the development and commercialization of Factor VII variants for multiple indications in the Field, and further desires to make the commitment and investment to develop diligently and commercialize Products (as defined herein) worldwide;

C.	Roche and Maxygen envision that the scope of this Agreement will include the invention and discovery of Factor VII variants, and means for making, formulating, and using such compounds; and

D.	The Parties have agreed that Maxygen shall have certain rights to develop and commercialize certain of its Factor VII variants (other than Licensed Compounds and corresponding Products subject to this Agreement) for use outside the Field, itself or with a Third Party.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings, and singular forms, plural forms and derivative forms thereof shall be interpreted accordingly:

1.1 “Accounting Standards” means generally accepted accounting principles applicable internationally and/or in a particular country (e.g., International Accounting Standards, U.S. GAAP), as consistently applied by or on behalf of the relevant Party.

1.2 “Adjusted Gross Sales” means, on a Product-by-Product basis, the amount of gross sales of applicable Product invoiced by the Roche Group to independent Third Parties, less the following deductions: returns [****]; in each case, only to the extent such deductions are applied in accordance with applicable Accounting Standards, are actually incurred, are included in the amount of gross sales invoiced and separately identified on the invoice or other documentation maintained in the ordinary course of business and are not otherwise recovered by or reimbursed to the Roche Group. Notwithstanding the foregoing, amounts received by the Roche Group for the sale of Products among members of the Roche Group for resale shall not be included in the computation of Adjusted Gross Sales; provided, however, that if and when such Product is resold to Third Parties, amounts for any such sales shall be included in Adjusted Gross Sales. A “sale” shall include any transfer or other disposition for consideration, and Adjusted Gross Sales shall include the fair market value of all consideration received by the Roche Group in respect of any sale of a Product, whether such consideration is in cash payment, in kind, exchange for value or another form. Roche will use [****] to reconcile amounts included and/or deducted in Adjusted Gross Sales for a particular Product on [****] basis and credit or debit Adjusted Gross Sales accordingly.

If a member of the Roche Group provides services to a Third Party in connection with the sale or use of a Product (except where such Product is provided without consideration pursuant to Section 9.5), then Adjusted Gross Sales shall also include the fair market value of such Product and services, subject to the following paragraph.

In the case of discounts on “bundles” of products and services that include Products, Roche may discount the bona fide list price of a Product by no more than the average percentage discount of all products of the Roche Group in a particular “bundle,” calculated as follows:

Average percentage discount on a particular “bundle”	=	[1-(A/B)] x 100

where A equals the total discounted price of a particular “bundle” of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such “bundle”. Roche shall retain (and in the course of any audit subject to Section 9.5 provide to Maxygen) documentation, establishing such average discount with respect to each “bundle”. If Roche cannot so establish the average discount of a “bundle”, Adjusted Gross Sales shall be based on the undiscounted list price of the Product in the “bundle”. If a Product in a “bundle” is not sold separately, and no bona fide list price exists for such Product, then the Parties shall negotiate in good faith an imputed list price for such Product and Adjusted Gross Sales with respect thereto shall be based on such imputed list price.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3 “Adverse Safety/Tox Results” means, with respect to a particular Product, either (i) results showing the failure of such Product to meet GLP safety and toxicity studies that are required by the FDA/EMEA prior to introduction of such a biological compound into humans, or (ii) results that provide a reasonable basis for the discontinuance by Roche of all further development or commercialization of such Product for use in the Field because the risk profile of such Product makes it unlikely that Regulatory Approval can be obtained or maintained for such Product in the Major Markets.

1.4 “Affiliate” means any corporation or other business entity that controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the outstanding shares or other voting rights of the other corporation or entity having the right to elect directors (other than Genentech, Inc. and Chugai Pharmaceutical Company Ltd, neither of which shall be a Roche Affiliate nor be entitled to the rights of a Roche Affiliate under this Agreement unless Roche in its sole discretion opts for one or both of them to be a Roche Affiliate, and Codexis, Inc., which shall not be a Maxygen Affiliate or entitled to the rights of a Maxygen Affiliate under this Agreement) or such lesser percentage that is the maximum permitted to be owned by a foreign entity in those jurisdictions where majority ownership by foreign entities is prohibited, or (a) in the absence of the ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

1.5 “Animal [****] Result” means with respect to a Product: (a) results showing [****] as described on Exhibit F of the Program Plan and Budget, [****] in (i) a [****] model, or (ii) [****] model, or (iii) another animal model [****] approved by [****]; or (b) a [****] decision by [****] to file an IND.

1.6 “Backup Compound” means an E Compound that Roche has designated as such pursuant to Section 3.5.1, and any replacement thereof selected by Roche.

1.7 “BLA” means a Biological License Application, as defined in the U.S. Public Health Service Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification, filed with a Regulatory Agency with respect to a Product, or any corresponding foreign application, registration or certification.

1.8 “Budgeted Costs” means the costs and expenses budgeted and approved by the JMC, from time to time, for the conduct of the activities in the R&D Program and/or Product commercialization, which costs and expenses are expressly included in the Program Plan and Budget.

1.9 “CMC Costs” has the meaning set forth on Exhibit A.

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1.10 “Collaboration Costs” means (a) R&D Costs worldwide, and (b) M&P Costs allocated to the U.S. by the Finance Team, in each case, actually incurred and/or accrued in accordance with applicable Accounting Standards and guidelines established by the Finance Team, in connection with the conduct of R&D Program activities pursuant to the Program Plan and Budget.

1.11 “Commencement” means, with respect to a clinical trial, the date upon which the first human subject receives the first dose of the Product that is the subject of such clinical trial.

1.12 “Commercial Manufacturing Costs” has the meaning set forth on Exhibit A.

1.13 “Commercially Reasonable Efforts” means the level of efforts and resources reasonably appropriate to diligently develop and/or commercialize (as applicable) a Licensed Compound or Product in a sustained manner, consistent with the efforts and resources a similarly situated biopharmaceutical company would typically devote to a product of similar market potential, profit potential, and/or proprietary protection, based on market conditions then prevailing.

1.14 “[****] Process Result” means (i) results demonstrating in [****] a) the ability to grow cells expressing an E Compound in [****] cultures for [****] and maintain an [****], and b) the ability to reach the [****] followed by at least [****] of an E compound in a bioreactor working volume of at least [****], and (c) [****], and (d) the ability to purify an E compound with at least a [****] final recovery yield per [****] campaign as compared to the recovery yield described in “Satisfactory [****] Culture Results” with a consistent Product quality in terms of [****], and (e) complete written documentation through Standard Operating Procedures for the [****] process; or (ii) a decision by [****] to utilize a [****] process to manufacture a Product for Phase III clinical trials and commercial use.

1.15 “Completion of Phase IIa” means for a particular Initial Indication, the date immediately after the completion of the Phase IIa clinical trial program for such Initial Indication (i.e., when the clinical database is locked for such trial). As used in this Agreement, Phase IIa clinical trial means the initial Phase II clinical trial designed to demonstrate proof of concept for a Product, and may be included within a single Phase II clinical trial if no separate Phase IIb clinical trial is needed for the applicable indication.

1.16 “Compound” shall mean [****] that was made, conceived, reduced to practice or otherwise developed (a) by Maxygen on or before the Effective Date, or (b) by Maxygen or Roche or jointly by the Parties in connection with the R&D Program.

1.17 “Confidential Information” means any proprietary or confidential information disclosed by one Party to the other hereunder that (a) is in written or graphic form and marked as “Confidential” at the time it is delivered to the receiving Party, (b) is disclosed orally hereunder that is identified as confidential or proprietary when disclosed or within thirty (30) days thereafter, or (c) the proprietary or confidential nature of which would be reasonably apparent to the recipient in view of the context and/or circumstances of disclosure.

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1.18 “Control” or “Controlled” means the possession by a Party of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party that exists at the time such Party would be granting to the other Party such license or sublicense.

1.19 “Data Package” means, in respect to any Product, all (a) Regulatory Filings, (b) databases containing clinical and/or safety data relating to such Product, including, the master database, and all data in such databases, (c) pre-clinical data, including any CMC data, and/or data from any clinical trial, whether or not contained in any IND, (d) records of any and all communications with any Regulatory Agency, and (e) information relating to any adverse events whether or not reported to any Regulatory Agency.

1.20 “Derivative” means any E Compound that is [****].

1.21 “[****] Therapeutic [****] Result” means (i) results with an E Compound proving [****] in agreed animal model(s) (a) described in Exhibit E of the Program Plan and Budget, or (b) otherwise [****] agreed by [****], or (ii) a decision [****] to commence GLP toxicology studies with a Product.

1.22 “Distribution Costs” has the meaning set forth on Exhibit A.

1.23 “Dollars” or “$” means U.S. dollars.

1.24 “E Compound” means (a) any Compound that Tests Positively, and (b) any Derivative.

1.25 “Effective Date” means the later of (a) the date in the caption to this Agreement, or (b) if an HSR filing is made, the second business day immediately following the earlier of: (i) the date upon which the waiting period under the Hart Scott Rodino Antitrust Improvement Act (“HSR”) expires or terminates early or (ii) the date upon which all requests to the Parties by the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transaction contemplated by this Agreement have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remain.

1.26 “EMEA” means the European Medicines Agency, and any successor agency(ies) thereto.

1.27 “[****] Decision Point” means with respect to a decision by Maxygen to opt-out of further sharing of Collaboration Costs, the date that Maxygen gives Roche notice of such decision, which date is at least [****] before the [****], which meeting date was previously disclosed by Roche to Maxygen pursuant to Section 4.7.3.

1.28 “Entry into Humans” or “EIH” means with regard to a particular Product, the date of dosing of the first human subject in the first clinical trial of the applicable Product.

1.29 “Exit Costs” means the Collaboration Costs that will be shared by the Parties following either (a) an opt-out by Maxygen pursuant to Section 4.7, or (b) a termination by

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Roche pursuant to Section 18.4 for (i) then-ongoing clinical activities conducted pursuant to the most recent agreed update of the Program Plan and Budget, and (ii) non-cancelable obligations for other activities ongoing as of the date of opt-out or notice of termination, as applicable, conducted pursuant to the most recent update of the Program Plan and Budget [****]. Exit Costs shall not include any amounts for (x) [****], (y) cancelable obligations of other on-going activities being conducted pursuant to the most recent update of the Program Plan and Budget (except [****], or (z) any other activities [****] notice by the Party receiving such notice.

1.30 “FDA” means the U.S. Food and Drug Administration and any successor entity thereto.

1.31 “Field” means the [****]. By way of illustration, but without limitation, the Field includes: [****].

1.32 “Finance Team” means the committee described in Section 2.5.

1.33 “First Commercial Sale” means the first sale of a Product to a Third Party following the receipt of any Regulatory Approval required for the sale of such Product.

1.34 “FTE” means a full-time equivalent person-year of effort undertaken in connection with the conduct of the R&D Program.

1.35 “Hemophilia” means hemophilia A, hemophilia B, acquired hemophilia, genetic Factor VII deficiency and Glanzman thombasthenia.

1.36 “ICH” means intracerebral hemorrhage.

1.37 “IND” means an Investigational New Drug application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, including all subsequent filings in support of the initial filing(s), or any corresponding foreign application, registration or certification (e.g., a CTA).

1.38 “Indication” means any human bleeding disorder or injury in the Field.

1.39 “Initial Indication” means each of trauma and ICH, unless otherwise agreed to by the Parties pursuant to Section 3.1.2 (c).

1.40 “Initial Period” means the period from the Effective Date until the earlier of: (a) [****], or (b) the date [****] after the Effective Date, provided, however, if the [****] Culture Result with [****] is not achieved on or before [****], and as a result, [****], such [****] period shall be extended by a period equal to the time between [****] and the date that a [****] Culture Result is achieved, provided, further, if any E Compound other than [****] is selected as the Lead Compound, the foregoing [****] period shall be [****] and [****].

1.41 “Invention(s)” means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions, discoveries, and reductions to practice, whether or not patentable, which arise from or are first made, conceived or first reduced to practice in the course of the joint or separate activities of the Parties conducted in connection with the R&D Program

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1.42 “Joint Management Committee” or “JMC” means the committee described in Section 2.2.

1.43 “Joint Program Team” or “JPT” means the committee described in Section 2.3.

1.44 “Know-How” means all non-patented data, information, methods, procedures, processes, materials (including any Material) and other know-how. Know-How includes but is not limited to: biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data (other than such information and data that is or becomes the subject of a patent or patent application). Know-How does not include any inventions otherwise included in the Patent Rights.

1.45 “Lead Compound” means the E Compound that is selected as such by [****] pursuant to Section 3.5.1, and any replacement thereof selected by [****].

1.46 “Legal Requirement” means any present and future multinational, national, state, local or similar laws (whether under statute, rule, regulation or otherwise); requirements under permits, orders, decrees, judgments or directives, and requirements of applicable Regulatory Agencies (including, without limitation, current Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices); and regulations pertaining to Investigational New Drug Applications (as amended or revised from time to time).

1.47 “Licensed Compound” means any E Compound that is then a Lead Compound or a Backup Compound.

1.48 “Major Country” means each of the United Kingdom, France, Germany, Italy or Spain.

1.49 “Major Markets” means all Major Countries, the U.S., Canada, Australia and Japan.

1.50 “Marketing and Promotion Costs” or “M&P Costs” has the meaning set forth on Exhibit A.

1.51 “Materials” means any chemical or biological substances including any: (a) organic or inorganic chemical or compound; (b) gene; (c) vector or construct, whether plasmid, phage, virus or any other type; (d) host organism, including bacteria and eukaryotic cells; (e) eukaryotic or prokaryotic cells, cell line or expression system; (f) protein, including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or peptide or enzyme; (g) genetic material, including any genetic control element (e.g., promoters); (h) virus; or (i) assay or reagent.

1.51.1 “Roche Materials” means any Materials provided by Roche to Maxygen pursuant to this Agreement other than those that are Maxygen Materials.

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1.51.2 “Maxygen Materials” means any Materials provided by Maxygen to Roche pursuant to this Agreement. It is understood and agreed that all Compounds shall be Maxygen Materials.

1.51.3 “Program Materials” means all Materials that are first developed or made or discovered during and in connection with the R&D Program.

1.52 “Maxygen Compound” shall mean E Compounds that Maxygen has selected to develop and/or commercialize for Hemophilia as described in Section 6.3.

1.53 “Maxygen Technology” means the Maxygen Separate Technology and Maxygen’s ownership interest in the Program Technology.

1.54 “Net Sales” means with respect to a particular Product, the amount calculated by subtracting from the amount of Adjusted Gross Sales a [****] deduction of [****] percent [****] of Adjusted Gross Sales for sales in the U.S., and [****] percent [****] of Adjusted Gross Sales for sales outside the U.S. in lieu of sales-related deductions not specifically provided for in the definition of Adjusted Gross Sales (e.g., [****])). For clarity, such deductions shall not be used in the calculation of Adjusted Gross Sales nor shall any amount for any such deductions be included in Distribution Costs, Commercialization Costs or any other category of Collaboration Costs.

1.55 “Patent Rights” means U.S. and foreign patent applications (including, without limitation, all continuations, continuations-in-part, substitutions and divisions thereof) and patents (including all reissues, renewals, extensions, confirmations, re-registrations, re-examinations, revalidations and patents of addition, supplementary protection certificates, or other governmental actions that extend the term of any of the patents).

1.56 “Phase I” means the first phase of human clinical trials using a limited number of human subjects to gain evidence of the safety and tolerability of a Product and information regarding pharmacokinetics and potential pharmacological activity for such Product, which human clinical trials are usually completed prior to the initiation of Phase II, as described with respect to the U.S. in 21 C.F.R. §312.21(a), as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.57 “Phase II” means the second phase of human clinical trials of a Product in human subjects to gain evidence of the efficacy in one or more indications and expanded evidence of the safety of such Product, as well as an indication of the dosage regimen required, as described with respect to the U.S. in 21 C.F.R. §312.21(b), as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction. A Phase I/II clinical trial shall be considered a Phase II trial.

1.58 “Phase III” means the third phase of human clinical trials of a Product, which are large-scale trials to gain evidence of the efficacy and safety in a number of human subjects sufficient to support registration for such Product, as described with respect to the U.S. in 21 C.F.R. §312.21(c), as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction. A Phase II/III clinical trial shall be considered a Phase III trial.

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1.59 “Phase IV” means the phase of human clinical trials of a Product conducted after such Product receives Regulatory Approval for commercial sale and is marketed to (a) delineate additional information regarding the use of such Product for a particular indication to confirm safety in human subjects for such indication or to support marketing of such Product, as described with respect to the U.S. in 21 C.F.R. §312.85, as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction, or (b) otherwise to support sales of such Product.

1.60 “[****] Decision Point” means with respect to a decision by Maxygen to opt-out of further sharing of Collaboration Costs, the date that Maxygen gives Roche notice of such decision, which date is at least [****].

1.61 “[****] Decision Point” means with respect to a decision by Maxygen to opt-out of further sharing of Collaboration Costs, the date that Maxygen gives Roche notice of such decision, which date is at least [****] before the [****], which [****] was previously disclosed by [****] pursuant to Section 4.7.3.

1.62 “Product” means a pharmaceutical composition intended for use in the Field (in any dosage form and/or formulation) containing one or more Licensed Compounds as an active ingredient. Products containing one or more different Licensed Compounds shall be considered as different Products.

1.63 “Product Commercialization Team” or “PCT” means the committee described in Section 2.4.

1.64 “Product Liaison Team” or “PLT” means the committee established pursuant to Section 2.7.

1.65 “Program Plan and Budget” means the overall plan and budget described in Section 3.3 governing the collaborative research and development of Products and commercialization of Products for the Initial Indications, as may be amended from time to time by the JMC.

1.66 “Program Technology” means Know-How and Patent Rights, in each case, that are (a) made or conceived or reduced to practice or otherwise developed by Maxygen or Roche or jointly by Maxygen and Roche or their respective Affiliates, in each case, in connection with the R&D Program or other activities subject to this Agreement, and (b) necessary or useful for the manufacture, use or commercialization of any Product. Notwithstanding the foregoing, Program Technology shall not include any Shuffling Technology.

1.67 “R&D Costs” shall have the meaning set forth in Exhibit A hereto.

1.68 “R&D Program” means the activities undertaken by the Parties pursuant to the Program Plan and Budget to develop at least one Product for the Initial Indications, in each case, through BLA Approval for the applicable Product, and such other activities with regard to Compounds and Products as the Parties may agree in writing.

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1.69 “R&D Program Term” shall have the meaning set forth in Section 3.4

1.70 “Regulatory Agency” means, with respect to any particular country or, where applicable, a multinational jurisdiction, the governmental authority, body, commission, agency or other instrumentality of such country or multinational jurisdiction (e.g., the EMEA with respect to the European Union), with the primary responsibility for the approval of pharmaceutical products before a Product can be tested, marketed, promoted, distributed or sold in such country or multinational jurisdiction, including such governmental bodies, if any, that have jurisdiction over the pricing of such pharmaceutical product. The term “Regulatory Agency” includes, without limitation, the FDA, EMEA and MHW.

1.71 “Regulatory Approval” means, with respect to a nation or, where applicable, a multinational jurisdiction, such approvals, licenses, registrations or authorizations that are required to be obtained from a Regulatory Agency prior to the marketing and sale of a Product for use in the Field in such country or multinational jurisdiction (including, where applicable, pricing approvals necessary to obtain reimbursement).

1.72 “Regulatory Filing” means any filing with a Regulatory Agency relating to a Product and/or its use or potential use in humans, including any documents submitted to any Regulatory Agency and all supporting data (e.g., pharmacology, toxicology, CMC, etc.). Regulatory Filing includes, without limitation, any IND and/or BLA.

1.73 “Rest of World” means all countries and territories excluding the U.S. and Japan.

1.74 “Roche Group” means, collectively, Roche and its Affiliates and Sublicensees.

1.75 “Roche Technology” means the Roche Separate Technology and the ownership interest of Roche in the Program Technology.

1.76 “Satisfactory [****] Result” means, with respect to a Product either (i): (a) a demonstration of [****] between Products made [****] for manufacturing of clinical material for Phase I clinical trials and Phase II clinical trials; and (b) [****] decision [****] to initiate cGMP production of a Product having acceptable [****], as demonstrated by [****] activity for at least [****] at the target storage temperature; and (c) [****] decision [****] to file an IND for the applicable Product, and all [****] needed for Phase I clinical trials is produced and released to allow EIH; or (ii) EIH, if such EIH occurs for [****] or before [****], or such EIH occurs for [****] on or before [****], unless prior to the applicable date, [****] makes a [****] decision to allow EIH, even if all the conditions in (i) above have not all been met, provided in such case, a Satisfactory [****] Result shall not be deemed to have been achieved until all the requirements in (i) above have been achieved (or equivalent data has been generated, as [****] deems appropriate), which may occur after the applicable date described above.

1.77 “Satisfactory GLP Toxicology Result” means with respect to a Product: (a) a result of [****] in (i) [****] GLP toxicology studies, in [****] animal species, with a [****],

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and (ii) other supporting activities listed in Exhibit D of the Program Plan and Budget, to generate data sufficient to support an IND filing, or (b) [****] decision [****] to file an IND for the applicable Product.

1.78 “Satisfactory [****] Culture Result” means results demonstrating (a) the ability to grow cells expressing an E Compound in suspension culture [****] for [****], achieve a [****] throughout the period, and maintain an [****], and (b) in [****] using [****] culture the ability to reach a [****] of inoculation followed by [****] of an E Compound in a bioreactor working volume of at least [****], with [****] and with [****] and (c) the ability to purify an E Compound from the [****] cultures with a [****] yield of [****] mg/L [****] reactor harvest with a consistent Product quality in terms of [****], and (d) complete written documentation of Standard Operating Procedures for the [****] culture process and the purification process.

1.79 “Satisfactory [****] Culture Result” means results demonstrating the ability to use a [****] to culture a cell line for at least [****] in a bioreactor working volume of at least [****] and achieve [****] expression of a Product of at least [****] in the harvest, with acceptable Product quality in terms of [****], and with [****].

1.80 “Separate Technology” means Patent Rights and Know-How owned, in whole or in part, or Controlled by a Party or its Affiliates (excluding any and all Program Technology), in each case, that are necessary or useful for the performance of the R&D Program and/or for the development, manufacture and/or commercialization of a Product for use in the Field.

1.80.1 “Maxygen Separate Technology” means Separate Technology owned, in whole or in part, or Controlled by Maxygen or its Affiliates as of the Effective Date, excluding any Shuffling Technology. A list of the Patent Rights relating to Compounds within the Maxygen Separate Technology as of the Effective Date is attached as Exhibit B hereto.

1.80.2 “Roche Separate Technology” means Separate Technology owned, in whole or in part, or Controlled by Roche or its Affiliates as of the Effective Date.

1.81 “Shuffle”, “Shuffled” and “Shuffling” means techniques, methodologies, processes, materials and/or instrumentation for performing recombination-based modification of genetic material for the creation of potentially useful variant nucleic acids and/or proteins.

1.82 “Shuffling Technology” means Patent Rights and/or Know-How owned, in whole or part, or Controlled by Maxygen relating to the use of Shuffling.

1.83 “Sublicensee” means any Third Party to which Roche has granted a sublicense under one or more of the licenses granted to Roche hereunder or to whom Roche has granted the right to distribute one or more Products.

1.84 “Territory” means the entire world, subject to Section 18.7.

1.85 “Tests Positively” means that results demonstrate that a Compound has (a) [****], and (b) [****], in each case, [****] in the assays and conditions set forth on Exhibit C of the Program Plan and Budget.

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1.86 “Third Party” means any party other than Maxygen, Affiliates of Maxygen, and each member of the Roche Group.

1.87 “[****] Agreement” means that certain Exclusive License Agreement entered by [****] and Maxygen, Inc. effective [****].

1.88 “U.S.” means the United States of America, including its territories, protectorates and possessions.

1.89 “Valid Claim” means a claim contained in (a) an issued and unexpired patent included within the (i) Maxygen Separate Technology and/or (ii) Program Technology, that has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise, or (b) a pending patent application that is included within the Maxygen Separate Technology and/or the Program Technology, which application claims in the case of any country outside [****], a first priority date of no more than [****] years, and in the case of [****], a first priority date of no more than [****] years, in each case, prior to the date upon which pendency is determined. If a claim of a patent application that ceased to be a Valid Claim under subsection 1.89(b) later issues or grants as a patent within the scope of subsection 1.89(a), then such claim shall again be considered to be a Valid Claim, effective as of the earlier of the grant, allowance, or issuance of such patent.

2. GOVERANCE AND MANAGEMENT

2.1 Senior Executive Meetings. At least annually during the term of this Agreement, members of senior management of Roche and Maxygen shall meet to discuss the activities subject to this Agreement. The Roche participant in such meetings shall be the [****] or a person holding a position of at least equivalent responsibility in Roche, and the Maxygen participant shall be the [****] or a person holding a position of at least equivalent responsibility in Maxygen.

2.2 Joint Management Committee.

2.2.1 Responsibilities. Promptly following the Effective Date, the Parties shall establish a Joint Management Committee (“JMC”) that shall be responsible for overall supervision, direction and management of the activities subject to this Agreement. The responsibilities of the JMC will include, without limitation:

(a) developing strategies for the development and commercialization of Products for each indication in the Field, including the Pre-clinical R&D Plan, the CMC Plan, the Clinical Development Plan, and the U.S Product Plan;

(b) reviewing and approving, on an annual basis, the Program Budget for all activities of the R&D Program, and reviewing such Program Budget at least quarterly;

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(c) monitoring the progress of the activities conducted pursuant to the Program Plan and Budget;

(d) determining which indications, if any, shall be pursued in the R&D Program in addition to the Initial Indications, and the priority of each such indication;

(e) determining whether Shuffling Technology should be used in the R&D Program to generate new Compounds;

(f) determining how far the Backup Compound shall be advanced through pre-clinical research;

(g) establishing, supervising and reviewing the activities of any committees, subject to this Agreement (e.g., the JPT, PCT and the Finance Team);

(h) reviewing and discussing intellectual property matters relating to Products and determining whether to seek licenses from Third Parties with respect to intellectual property and/or technology necessary or useful for the conduct of the R&D Program and/or Product commercialization; and

(i) timely resolving any issues that arise relating to the performance of the activities subject to this Agreement.

2.2.2 Membership. The Parties shall each appoint [****] voting representatives to membership on the JMC. At least one representative of each Party on the JMC shall be a member of a senior executive level decision-making group of such Party, with such initial Roche representative being a member of the global research senior management team, or its successor entity from a global development or marketing senior management team. Each Party shall have the power to appoint or replace its own representatives on the JMC with notice to the other Party; provided, however, that at all times, each Party must have on the JMC at least one representative as described in the preceding sentence. If personal attendance by a member of the JMC is not possible, voting by proxy is permissible.

2.2.3 Meetings. During the term of this Agreement, the JMC shall meet to discharge its responsibilities at least semi-annually, but meet more frequently as the JMC may agree; provided, however, that during the initial [****] months of the R&D Program Term, the JMC shall meet at least quarterly. The first meeting of the JMC shall occur within [****] days following the Effective Date.

2.2.4 Decision-Making. Unless Maxygen has opted out of further sharing of Collaboration Costs pursuant to Section 4.7, the JMC shall seek to make all decisions by [****], provided, however, that:

(a) [****] approval of [****] shall be required to (i) make strategic decisions relating to the research and development of Products in the Field; (ii) increase the Program Budget, if such increase would result in projected Collaboration Costs for future expenditures that, in the aggregate, would be greater than [****] of the aggregate Collaboration

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Costs in the last Program Budget approved by the JMC for the applicable [****] period; (iii) commence [****] for any Product; (iv) commence development of any Product for any indication other than the Initial Indications; (v) the selection of the [****] for clinical supply of Products; or (vi) amend the exhibits to the Program Plan and Budget;

(b) [****] shall have final decision as to:

(i) [****];

(ii) [****] matters regarding [****]; provided, upon the earlier of: (x) [****], if no Satisfactory [****] Culture Result is achieved on or before [****], or (y) such earlier date, if any, as the data indicate that no Satisfactory [****] Culture Result could be achieved, [****] shall have the final decision thereafter for all [****] matters. Notwithstanding the above, if Satisfactory [****] Culture Result is achieved by [****], then [****] shall remain responsible for [****] matters relating to the manufacture of Products for use in Phase I and IIa clinical trials; and

(iii) whether or not the following have been achieved: (v) [****], or (w) a [****], or (x) a [****], or (y) [****], or (z) a [****], each of which decision(s) will be made on a timely and reasonable basis, considering the available data, and be subject to the terms of Section 19.4 if [****] believes any such decision is not reasonable.

(c) subject to Section 2.2.4(a) and (b) above, [****] shall have the final decision as to all matters in regard to Product development for each of the Initial Indications until the first Product successfully achieves the Completion of Phase IIa for the first Initial Indication (and thereafter [****] shall retain agreed operational responsibility(ies), e.g., clinical development of the second Initial Indication through Completion of Phase IIa); and

(d) subject to Section 2.2.4(a), after the first Product(s) successfully achieves the Completion of Phase IIa for the first Initial Indication, [****] shall have the final decision for all matters relating to Product(s), including all decisions relating to Product development and commercialization (although [****] shall retain agreed operational responsibility(ies), e.g., clinical development of the second Initial Indication through Completion of Phase IIa).

If Maxygen has opted out of further sharing of Collaboration Costs pursuant to Section 4.7, Roche shall have the final authority as to all Product development and commercialization decisions, but may not amend or modify any terms of this Agreement without Maxygen’s written consent.

2.2.5 Disputes. Except where a Party has final decision authority pursuant to Section 2.2.4, if the members of the JMC become deadlocked on a decision which requires [****] approval of the JMC, then either Party may refer the matter to dispute resolution pursuant to Article 19 after written notification to the other Party.

2.2.6 Subcommittees. The JMC shall have the right to establish such other subcommittees with representation from each Party as the JMC deems appropriate to address specific issues relating to Products in detail (e.g., Patent Committee, Product-specific committees).

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2.3 Joint Program Team.

2.3.1 Responsibilities. The Parties shall establish a Joint Program Team (“JPT”) that shall report to the JMC and shall be responsible for overall operational oversight and day-to day management of the R&D Program and advancement of the Products into development and through to commercialization, including developing and implementing the strategy for clinical development and obtaining Regulatory Approvals of Products, including objectives and plans for the development and regulatory submissions for Products for each Initial Indication, the manufacture of the Product for clinical studies and commercial supply, and the budgets necessary to implement such activities. The responsibilities of the JPT will include, without limitation:

(a) developing and implementing the Pre-clinical R&D Plan and Budget, including the associated Pre-clinical Plan and Budget, CMC Plan and Budget, and Clinical and Regulatory Plan and Budget, which will reflect the stage of the R&D Program with more detailed information for the activities planned over approximately the next [****] months and less detailed information for later planned activities (e.g., the Plans and Budgets prepared as of the Effective Date will be detailed through IND filing, and more general for activities to be conducted after IND filing), and proposing updates to such Plan and budget to the JMC;

(b) preparing and filing [****] INDs to allow the commencement of human clinical trials for at least [****] for the treatment of each of the Initial Indications;

(c) developing and implementing an overall Product development strategy;

(d) interacting with Regulatory Agencies worldwide to obtain Regulatory Approval of the Products for the Initial Indications, and other indications approved by the JMC, if any; and

(e) developing a multi-year strategic Commercialization Plan for the applicable Product (Roche’s Strategic Launch Concept subsequently modified into a Strategic Launch Plan), including plans for Regulatory Approval of the Product(s) for the Initial Indications and other agreed indications within the Field in at least the Major Markets; and developing the profile(s) of the Product(s), and conducting appropriate pre-launch market research for the Initial Indications and other agreed indications within the Field.

2.3.2 Membership. The Parties shall each appoint [****] voting representatives to the JPT. Each Party shall have the power to appoint or replace its own representatives on the JPT with notice to the other Party.

2.3.3 Decision-Making. The Parties shall seek to make all decisions of the JPT by [****] consent; provided, however, that [****] shall retain final decision on the selection of the manufacturing process for commercial supply of each Product, and the global commercialization strategy for all Products.

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2.3.4 Effect of Opt-Out. If Maxygen elects to opt-out of further sharing of Collaboration Costs pursuant to Section 4.7, the JPT shall be dissolved.

2.4 Product Commercialization Team.

2.4.1 Responsibilities. Promptly after first Completion of Phase IIa for a Product for an Initial Indication, the Parties shall form a Product Commercialization Team (“PCT”) to plan and manage Product commercialization in the U.S., including, without limitation, the marketing, promotion and sale of the Product in the U.S. and associated budgets.

2.4.2 Membership. Each PCT shall have a number of Maxygen representatives representing [****] of the total PCT number of representatives but no less than [****] Maxygen representatives. Each Party shall have the power to appoint or replace its own representatives on the PCT with notice to the other Party. A [****] member shall act as the chair of the PCT. Each representative of the PCT shall have one vote.

2.4.3 Decision-Making. The Parties shall seek to make all decisions of the PCT by [****]; provided, however, that [****] shall have the final decision for matters relating to [****].

2.4.4 Effect of Opt-Out. If Maxygen elects to opt-out of further sharing of Collaboration Costs pursuant to Section 4.7, the PCT shall be dissolved but shall be replaced with a Product Liaison Team as described in Section 2.7.

2.5 Finance Team.

2.5.1 Responsibilities. Promptly after the Effective Date, the JMC shall establish a Finance Team that will include individuals with expertise and responsibilities in the areas of project management and accounting, cost allocation, budgeting and financial reporting. The Finance Team shall operate under the direction of the JMC to (a) oversee and facilitate the exchange between the Parties of financial information relating to the Program Budget, including without limitation, Budgeted Costs and Collaboration Costs, and (b) provide services to and consult with the JMC in order to address the financial, budgetary and accounting issues that arise in connection with the activities performed under the Program Plan and Budget.

2.5.2 Membership. The Parties shall each appoint two (2) voting representatives to the Finance Team. Each Party shall have the power to appoint or replace its own representatives on the Finance Team with notice to the other Party.

2.5.3 Decision-Making. The Parties shall seek to make all decisions of the Finance Team by unanimous consent.

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2.5.4 Effect of Opt-Out. If Maxygen opts out of further sharing of Collaboration Costs pursuant to Section 4.7, then the Finance Team shall be dissolved after the end of the applicable Transition Period described in Section 4.7.4.

2.6 General.

2.6.1 Meetings. Each committee described in Sections 2.3, 2.4 and 2.5 shall establish a schedule for its meetings; provided, however, that during the term of this Agreement, each committee shall meet at least quarterly unless otherwise agreed in writing by the members of the applicable committee. The location of committee meetings shall alternate between the offices of Maxygen and Roche, or as otherwise agreed upon by the members of the applicable committee. At least two meetings every year will be face-to-face, unless the committee members of both Parties of the applicable committee agree to other methods of communication, such as teleconferences and/or videoconference, for a particular meeting. Each committee may from time-to-time invite the participation of additional ad hoc non-voting attendees from either Party as the need arises and with the consent of all members of the applicable committee may invite Third Parties to attend such meetings as it deems appropriate.

2.6.2 Minutes. Each of the JMC, JPT and PCT, and any other committees established by the JMC, shall select a member of such committee or their designee to prepare written minutes of their meetings and a written record of all decisions of the applicable committee, whether made at a formal meeting or otherwise. Draft minutes shall be prepared within [****] days after each meeting and, after review and revision by the representatives of each Party on the applicable committee, shall be adopted in final form by the members of the applicable committee. Minutes of the committee meetings shall be treated as Confidential Information of both Parties.

2.6.3 Lead Representatives. To coordinate interactions between the Parties on each committee, Roche and Maxygen shall each appoint one representative from such Party as their Lead Representative for each committee. The Lead Representative shall coordinate communications between its representatives on the committee with the other Party, and serve as an initial point of contact for such interactions.

2.6.4 Communication; Annual Meetings. The JMC shall ensure that there is close and frequent communication and interaction between the committees subject to this Agreement to facilitate the accomplishment of the goals of each committee. To ensure efficient communication between the JMC, JPT and PCT, the JMC shall ensure that at least annually all such committees meet together at a time and location selected by the JMC.

2.6.5 Voting. If personal attendance by a member of the applicable committee is not possible, voting by proxy is permissible.

2.6.6 Disputes. If the voting members of the JPT, Finance Team or any committee established by the JMC, become deadlocked on any decision, then either Party may refer the dispute to the JMC for resolution.

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2.6.7 Limitations on Authority. No committee described in this Article 2 shall have the authority to amend the terms of this Agreement or waive compliance with, or any breach of, this Agreement.

2.7 If Maxygen Opt-Out.

2.7.1 Effect. If Maxygen elects to opt-out of further sharing of Collaboration Costs pursuant to Section 4.7, then the JPT and PCT shall dissolve immediately, and the Finance Team shall dissolve at the end of the applicable Transition Period. After the dissolution of the applicable Team, Roche shall have the final decision authority at the JMC for all decisions relating to Product development and commercialization previously made by the applicable Team, but may not amend or modify any terms of this Agreement without Maxygen’s written consent.

2.7.2 Product Liaison Team. Promptly after the date, if any, that Maxygen elects to opt-out of further sharing of Collaboration Costs pursuant to Section 4.7, the Parties shall establish a Product Liaison Team (“PLT”) to provide a forum through which Maxygen shall be informed on the strategy, plans and timelines for the worldwide development and commercialization of Products and the progress of activities relating to the development and commercialization of Products completed since the prior PLT meeting. The PLT shall not be a decision-making body. The PLT shall have representatives from the Roche team(s) in charge of clinical development and commercialization of Product(s) and [****] representatives from Maxygen.

2.7.3 Meetings. The PLT shall meet at least semiannually during the Term of the Agreement so long as Roche retains an exclusive license to the applicable Product. At each PLT meeting, the PLT will review the strategy, plans, timelines for further clinical trials, Regulatory Approval, CMC and commercialization of Products, and Roche will provide Maxygen with a written summary of activities and plans related to Regulatory Approval with respect to the applicable Product, as well as a summary report on the results of any clinical trials and anticipated future developmental activities and time lines, and Roche’s commercialization activities with regard to the applicable Product in the Major Markets. If Maxygen makes reasonable requests for additional information regarding the applicable Product(s), Roche agrees to provide such information to Maxygen if Roche maintains or collects such information as part of its customary practices; provided, however, that Roche shall not need to adapt, modify or extend in any way its then-current practices and procedures to satisfy such request. With the agreement of the PLT, other Maxygen or Roche employees may be invited to PLT meetings.

2.7.4 Status Reports. Through the PLT, Roche shall keep Maxygen apprised of the status of the development of, plans and activities for, and any issues that arise relating to efforts to obtain Regulatory Approval of, and/or commercialization of, such Product(s) by providing Maxygen with a written report promptly after the end of each calendar year detailing such activities with respect to each applicable Product. Such reports shall describe the status of, without limitation, (a) all Products that have been brought into pre-clinical development or clinical trials, including all clinical trials then in progress, (b) all Products for which Roche has sought or obtained Regulatory Approval, including progress toward Regulatory Approval throughout the Territory, and (c) commercialization activities by Roche and/or its Affiliates or

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Sublicensees at least throughout the Major Markets, and other information sufficient to allow Maxygen to monitor Roche’s compliance with this Agreement, including without limitation, Roche’s obligations in Article 7 and the accomplishment of the events that would result in Event Payments subject to Article 8. Such reports shall contain or be based on information that Roche maintains or collects as part of its customary practices, and Roche shall have no obligation to adapt, modify or extend its then-current practices and procedures to generate different information.

3. R&D PROGRAM

3.1 Collaborative Development.

3.1.1 Focus. Subject to the terms and conditions set forth herein, Roche and Maxygen will work together to diligently conduct a mutually agreed research and development program (the “R&D Program”) pursuant to the Program Plan and Budget, with the goals of (a) identifying E Compounds with potential utility for the treatment of each of the Initial Indications, (b) timely conduct of activities to enable at least [****] INDs for [****] Products for the Initial Indications, and (c) rapidly developing Product(s) for the Initial Indications.

3.1.2 Other Indications. With the [****] agreement of [****], the R&D Program may be expanded to include the development of Products for indications in the Field other than the Initial Indications, through (a) the line extension of Products previously developed for an Initial Indication for one or more other indications, and/or (b) the development of additional Product(s) for such other indications, and/or (c) the substitution of one or more new indication(s) for one or more of the Initial Indications, and/or (d) the addition of one or more new indication(s).

3.2 Responsibilities.

3.2.1 Efforts. Roche and Maxygen shall each use Commercially Reasonable Efforts to perform their respective tasks and obligations in conducting all activities ascribed to it in the then-current Program Plan and Budget approved by the JMC, in accordance with the time schedules set forth therein.

3.2.2 Conduct. Each Party understands and agrees that time is of the essence in addressing the market for the Products in the Field. Each Party shall conduct itself and its activities hereunder consistent with that understanding, sound and ethical business and scientific practices, and in accordance with the then-current Program Plan and Budget.

3.2.3 Responsibilities.

(a) Pre-clinical R&D. Maxygen shall be primarily responsible for the implementation of activities subject to the Pre-clinical R&D Plan.

(b) CMC. The CMC Plan will establish the responsibilities of each Party with respect to Product manufacturing, including, process development, assay development, scale-up, manufacturing clinical and commercial supplies, release testing, quality

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assurance, formulation, stability and other CMC-related activities. It is anticipated that each Party will have significant responsibilities for specified activities under the CMC Plan, with [****] primarily responsible for the [****] with regard to such process, and [****] primarily responsible for [****] with regard to such process, including [****].

(c) Clinical Development. The Clinical Development Plan will establish the responsibilities of each Party with respect to clinical development. Maxygen shall have primary operational responsibility for the clinical development of each Product until [****]. Thereafter, Roche shall assume primary operational responsibility for all further clinical development of such Product. Maxygen and Roche shall be responsible for regulatory matters as described in Article 12.

(d) Commercialization. As described in Article 6, Roche shall have sole responsibility for commercialization of the Products worldwide so long as Roche retains an exclusive license for the applicable Product, indication and/or geographic region.

3.3 Plans and Budgets.

3.3.1 Program Plan and Budget.

(a) The Parties will conduct the overall R&D Program in accordance with a written plan (the “Program Plan”) and budget (the “Program Budget”) (collectively, the “Program Plan and Budget”) with more detailed information for the activities planned over approximately the next [****] months and less detailed information for later planned activities. The initial Program Plan and Program Budget for the conduct of the activities to be conducted pursuant to this Agreement from the Effective Date through BLA filing for at least one Product for the treatment of each of the Initial Indications, has been agreed in writing by the Parties prior to the Effective Date.

(b) The Program Plan will set forth (i) the activities of the R&D Program and the resources that will be dedicated to the activities contemplated within the scope of the R&D Program for at least [****] for each Initial Indication, and (ii) specific objectives and timelines for each Product. The Program Plan and Budget shall include, without limitation, the component plans described in Section 3.3.2.

(c) The Program Budget will include detailed budgets for all activities to be conducted in connection with the Program Plan, including activities to be conducted by the Parties and by Third Parties on behalf of the Parties. The Program Budget shall establish Budgeted Costs against which Collaboration Costs shall be compared, on a quarter-by-quarter basis, by Party. The Program Budget shall not include the commercial budget for countries other than the U.S.

(d) The Program Plan and Budget shall be reviewed, updated and approved at least semi-annually by the JMC, with such changes as the JMC may deem appropriate. Any changes to the Program Plan and/or Program Budget shall be reflected in the official JMC meeting minutes; provided, in the case of any change to the Program Budget, such minutes must be signed by the lead representative of each Party.

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3.3.2 Component Plans. The JMC shall ensure that at least the following plans and budgets shall be prepared with respect to Products, and updated at least prior to each JMC meeting until the subject activities have been completed.

(a) Pre-clinical R&D Plan and Budget. To facilitate the advancement of Products for the Initial Indications to IND filing, the JPT shall develop a Pre-clinical R&D Plan and Budget that will describe in detail the specific activities, timelines and budgets for advancement of Products for each of the Initial Indications until IND filing, which shall include activities to assess efficacy and safety and validate Licensed Compound selection.

(b) CMC Plan and Budget. To facilitate the manufacture of Products, the JPT shall develop a CMC Plan and Budget for the applicable Product describing in detail the specific activities, timelines, and budgets for (i) selection of the manufacturing process; and (ii) manufacture of pre-clinical R&D materials, clinical trial and commercial supplies of such Product.

(c) Clinical Development Plan and Budget. To facilitate the clinical development of Products, the JPT shall develop a Development Plan and Budget for the applicable Product describing in detail the specific activities, timelines and budgets for advancement of Products for the Initial Indications from IND filing through at least BLA filing.

(d) Commercialization Plan and Budget. To facilitate commercialization of each Product, the PCT shall [****], develop a multi-year strategic Commercialization Plan that describes (i) the proposed strategy, and plans for Regulatory Approval for the applicable Product (Strategic Launch Concept subsequently modified into a Strategic Launch Plan) in at least the Major Markets; and (ii) the proposed strategy, plans and proposed budgets for commercialization of the Product in the U.S. (U.S Product Plan and Budget), for each Initial Indication, including: [****], as well as advertising and other promotional materials to be used in the Product marketing in the U.S.

3.4 R&D Program Term. The R&D Program shall commence on the Effective Date and, unless otherwise agreed in writing by the Parties or the Agreement is earlier terminated pursuant to Article 18, shall continue until BLAs are filed for at least [****] for each of the Initial Indications. Notwithstanding the above, if Maxygen has not opted out of sharing Collaboration Costs pursuant to Section 4.7, and the Parties are developing any Products for indications other than the Initial Indications pursuant to Section 3.1.2, the R&D Program shall continue until BLAs are filed for at least each of such indications or the Parties agree to the termination of development of such indications.

3.5 Licensed Compound Selection Process.

3.5.1 Initial Period. To the extent not already provided to Roche, promptly following the Effective Date, Maxygen shall provide to Roche summaries of all data in its possession relating to the [****] of then existing Compounds (described on Exhibit C of the Program Plan and Budget). During the Initial Period, all Compounds that have not been previously tested in at least one E Compound screening assay(s) described on Exhibit C of the

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Program Plan and Budget shall be tested in the assays listed on Exhibit C and such other assays as the JMC may agree, to determine if they are E Compounds; provided, the JMC may decide to test any Compound in any assay listed in Exhibit C. Roche shall have the right to evaluate all E Compounds as potential Licensed Compounds; provided, the preliminary Lead Compound shall be [****], and the preliminary Backup Compound shall be [****]. At any time during [****], if [****] wishes for any reason to [****], then [****], including without limitation, [****]. The Lead Compound and Backup Compound shall each be a Licensed Compound. When for at least one E Compound (a) [****] (as described in Exhibit D of the Program Plan and Budget) is available, and (b) [****] has been achieved, Roche shall with notice to Maxygen select one E Compound as the Lead Compound for development in the Field. At any time during the Initial Period, Roche may also select one other E Compound as a Backup Compound for advancement in the Field.

3.5.2 After Initial Period.

(a) After the Initial Period, after consultation with Roche, Maxygen may, at its sole discretion, select any [****] E Compounds, excluding any Licensed Compound, for development and commercialization for Hemophilia by Maxygen, pursuant to Section 6.3.

(b) After the Initial Period, Roche may not select as a replacement Lead Compound or Backup Compound [****] Maxygen Compounds (as defined in Section 6.3) selected by Maxygen for Hemophilia unless Maxygen relinquishes rights to such Maxygen Compound as described in Section 6.4.

(c) Roche shall have the right to evaluate all E Compounds not selected by Maxygen for Hemophilia as potential Licensed Compounds.

(d) All E Compounds not selected by Maxygen for Hemophilia shall remain available to Roche for exclusive development and commercialization in the Field under the Agreement, subject to Sections 3.5.4 and 6.3.

3.5.3 Roche Exclusive Rights. Once a particular E Compound is selected by Roche as a Licensed Compound, Maxygen will not conduct any further evaluation of any such Licensed Compound for Hemophilia, subject to Sections 3.5.4 and 6.3.

3.5.4 Relinquishment. If at any time during the Initial Period or after the Initial Period during the term of this Agreement, Roche determines that it does not wish to retain its rights to a particular Lead Compound or Backup Compound, then it shall promptly notify Maxygen. In any such event, such E Compound shall cease to be a Licensed Compound, and such Compound shall again be an E Compound subject to the terms of this Agreement, and Roche may select as a replacement Licensed Compound any other E Compound that is not then a Maxygen Compound.

3.5.5 Licensed Compound Exclusivity. To ensure that a Third Party cannot obtain license rights to any Licensed Compound to which Roche retains rights under this Agreement, Maxygen will not grant to any Third Party any license or other rights with respect to any E Compound except the Maxygen Compounds.

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3.6 Materials; Limited Use.

3.6.1 Transfer of Materials. With written approval of the JPT, each Party shall transfer Compounds and other Materials to the other Party (“Transferred Materials”). The Transferred Materials shall be used by the recipient Party solely for activities expressly approved in advance in writing by the JMC or JPT or in practicing its rights under this Agreement.

3.6.2 Limited Use. Except in connection with the practice of the rights expressly granted to Roche with regard to Compound(s) and Products in the Field pursuant to this Agreement, Roche shall not, without the express prior written consent of Maxygen: (i) transfer any Compound, or materials derived therefrom, including without limitation, DNA, RNA or protein, to any of its Affiliates, Sublicensees or to any Third Party; (ii) use any data or information obtained from the research activities conducted using any Compound, or other Materials provided by Maxygen (including, without limitation, any sequence information regarding the DNA of any Compound or any protein encoded thereby) for any purpose; (iii) permit any Affiliate, Sublicensee or Third Party to obtain or use any Compound or materials derived therefrom, including without limitation, DNA, RNA or protein for any purpose; or (iv) use, or attempt to use, any data or information relating to any Compound or other Materials provided by Maxygen, including without limitation, consensus sequences or structural motifs, to reverse engineer, reconstruct, synthesize or otherwise modify or copy any Compound, or any materials derived therefrom, including without limitation, DNA, RNA or protein.

3.6.3 Use of Compounds. Roche shall not have any right to use any of the Compounds for any use except the development and commercialization of Products in the Field pursuant to the licenses granted to it in Section 5.2.1. Maxygen shall not have any right to use any of the Compounds for any use except (a) for the development of Products in the Field pursuant to this Agreement, and/or (b) as permitted by Sections 5.7 and 5.8 and Articles 6 and 18.

3.6.4 Program Technology. All Program Technology shall be treated as Confidential Information of both Parties. Nothing in this Section 3.6.4 shall be construed to limit the ability of either Party to disclose Program Technology as necessary to perform patent prosecution and related activities allocated or permitted to be conducted by such Party pursuant to Article 13.

3.7 Reports and Records.

3.7.1 Records. The Parties shall maintain records that will properly reflect all work done and results achieved in the performance of the R&D Program (including all data in the form required under any applicable governmental regulations and as directed by the JMC), including laboratory records sufficient to establish the dates of first conception and reduction to practice of any inventions within the Program Technology. Upon request during the term of this Agreement and for one year thereafter, the Parties shall provide each other reasonable access to such records relating to any Products during ordinary business hours.

3.7.2 Reports.

(a) Status Reports. Each Party shall keep the other Party apprised of the status of all activities conducted by it pursuant to this Agreement since the last JMC meeting by providing the JMC, at least [****] days prior to the next scheduled JMC meeting, a written report describing the activities (pre-clinical, CMC, clinical and, if applicable, regarding commercialization) conducted with respect to worldwide development of each Product. Such reports shall detail and summarize the progress of the activities performed by the Parties in connection with the R&D Program since the last written report, in the level of detail requested by the JMC. All material Program Technology made by either Party will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated.

(b) Scientific Reports. Each Party shall provide to the other Party as soon as practicable, written final reports summarizing the results obtained (e.g., research reports, pharmacology, toxicology, process development, technical SOPs, etc.) by such Parties in connection with the R&D Program, in the level of detail and format agreed by the Parties, which shall include at least final results, protocols, specifications, etc. For technical SOPs that embody Know-How within either Party’s Separate Technology (i.e., developed outside the R&D Program), such SOPs shall only be disclosed to the other Party as needed and treated as Know-How of the other Party pursuant to Section 5.6.2 or 5.6.3, as applicable.

4. COLLABORATION COSTS

4.1 Collaboration Costs.

4.1.1 Sharing of Collaboration Costs. Subject to the terms of this Article 4, Maxygen and Roche shall share Collaboration Costs incurred in connection with the development and commercialization of Products, as follows:

(a) subject to the terms of Section 4.7, Maxygen and Roche shall [****] share R&D Costs for Products; and

(b) subject to the terms of Section 4.7: (i) Maxygen shall pay [****] and Roche shall pay [****] of M&P Costs incurred in connection with the commercialization of Products in the U.S., and (ii) Roche shall pay one hundred percent (100%) of M&P Costs incurred in connection with the commercialization of such Products outside the U.S.; and

The Parties agree that R&D Costs and/or M&P Costs do not include, and Maxygen shall not pay any share of, any Commercial Manufacturing Costs and/or any Distribution Costs with regard to any Product.

4.1.2 Cost Tracking. The Finance Team shall establish an agreed mechanism, consistent with Exhibit A, the Accounting Standards and the standard practices of the Parties, for tracking of Collaboration Costs and comparing such expenses to the Budgeted Costs for the applicable period, by Party. Collaboration Costs shall, at a minimum, be tracked by expense category, on a Product-by-Product basis, and to the extent feasible, on an indication-by-indication basis.

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4.2 Reports of Collaboration Costs.

4.2.1 Quarterly Reports.

(a) So long as Maxygen and Roche are sharing Budgeted Costs under this Agreement, each Party shall furnish the other Party with a written report (the “Quarterly Collaboration Cost Report”) detailing the Collaboration Costs incurred by such Party during such calendar quarter (in the format and level of detail established by the Finance Team in a manner consistent with Section 4.1.2). Each such report shall be provided within [****] days after the end of the calendar quarter to which such report pertains; provided, Roche shall use reasonable efforts to provide Maxygen with a preliminary report within [****] business days after the end of the calendar quarter to which such report pertains.

(b) All such Collaboration Costs shall be reported in Dollars and shall state the exchange rates used in determining the costs incurred. Unless otherwise agreed by the Parties, (i) for Maxygen, the exchange rate used for any such currency conversion shall be made using the exchange rate for conversion of the foreign currency into Dollars, quoted for current transactions for buying Dollars, as reported in The Wall Street Journal, West Coast edition, for the last business day of the calendar quarter to which such payment pertains; and (ii) for Roche, the amount of any such Collaboration Costs shall (x) first be converted for computational purposes into Swiss Francs and the exchange rates used by Roche for any such currency conversion into Swiss Francs shall be made using [****]; and (y) then be converted into Dollars and such conversion shall be made at the average [****] rate of the Swiss Francs to Dollars as retrieved from the Reuters system (or [****]) for the applicable quarter. If amounts are converted from Dollars to Swiss francs and back to Dollars, the same exchange rate will be used.

4.2.2 Verification. The Finance Team shall quarterly (a) review the Quarterly Collaboration Cost Reports provided by each Party to verify the appropriateness and amount of all costs in any such Report, and (b) compare such Collaboration Costs with the Budgeted Costs set out in the then-current updated Program Budget for the applicable quarter and year to assess consistency with such Program Budget. The JMC shall review such reports at JMC meetings.

4.2.3 Certain Costs. If either Party requests additional information regarding any Collaboration Costs incurred by the other Party, the other Party shall promptly provide the requesting Party with any information reasonably requested by the requesting Party. Any JMC member may request that the Finance Team provide further reasonable information regarding any Collaboration Costs; provided, however, that the other Party shall not need to adapt, modify or extend in any way its then-current practices and procedures to satisfy such request.

4.2.4 Forecasts. Unless Maxygen has opted out of further sharing of Collaboration Costs, in the [****] month of each calendar quarter, each Party shall provide the Finance Team a written quarterly rolling forecast of the Collaboration Costs it expects to incur over the next [****] months and shall use reasonable efforts to promptly inform the Finance Team of any expected deviation of [****] or more from such forecasts in any quarter; provided, however, that this requirement shall not oblige a Party to adapt, modify or extend in any way its then-current practices and procedures. Such quarterly rolling forecast shall be updated on a quarterly basis.

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4.3 Payments.

4.3.1 Quarterly Balancing Payments. So long as the Parties are sharing Collaboration Costs for any Product, quarterly balancing payments shall be made based on the Collaboration Costs for such Product based on the Quarterly Collaboration Cost Reports provided by each Party pursuant to Section 4.2.1.

(a) Within [****] days after the end of each calendar quarter during the term of the Agreement, to ensure that Collaboration Costs are being shared as set forth in this Agreement, the Finance Team shall (i) compare the total Collaboration Costs incurred by each Party in the preceding quarter to the Budgeted Costs (as reflected in the Program Budget in the then-current Program Plan and Budget) for such quarter, and (ii) determine whether a payment needs to be made by one Party to the other Party so that each Party will have paid its share of the Collaboration Costs for such quarter. Each Party shall send to the Finance Team a written summary of Collaboration Costs actually incurred by such Party in the applicable quarter, and the Finance Team shall determine the amount, if any, due from each Party for the applicable quarter as described in Section 4.3.1(b).

(b) If the Finance Team determines that a payment needs to be made to ensure that each Party has paid its share of the Collaboration Costs for such calendar quarter, then the Party that reported that it incurred and/or accrued the lesser amount in Collaboration Costs for the applicable quarter (the “Reimbursing Party”) shall make a balancing payment (the “Quarterly Balancing Payment”) to the other Party in an amount equal [****] of the total Collaboration Costs incurred and/or accrued for such quarter (by both Parties), less the Collaboration Costs incurred by the Reimbursing Party in such quarter. For example, if in a particular quarter, total Collaboration Costs were one million five hundred thousand Dollars ($1,500,000) and Roche expended one million Dollars ($1,000,000) of such total, and Maxygen expended five hundred thousand Dollars ($500,000) of such total, then for such quarter [****] would pay to [****] a Quarterly Balancing Payment of [****]. Such payments shall be adjusted accordingly to reflect the [****] sharing of M&P Costs allocated to the U.S. for Products.

4.3.2 Limitation. Notwithstanding the above, if in any calendar year the actual CMC Costs and/or M&P Costs exceed the costs budgeted in the most recent update of the applicable Program Budget for such year for CMC Costs and/or M&P Costs, unless otherwise agreed in writing by the Parties pursuant to Section 2.2.4(a) or otherwise, Maxygen shall have no obligation to pay for its share of CMC Costs and/or M&P Costs, as the case may be, in such calendar year, more than the lesser of:

(a) For CMC Costs. [****] of the Budgeted Costs for CMC Costs set forth in the most recent Program Budget for the applicable calendar year that was [****] approved by [****], or [****] of the actual CMC Costs for the applicable year. For example, if in a particular calendar year Budgeted Costs for CMC Costs were [****] and actual CMC Costs were [****], then Maxygen would have no obligation to pay more than [****] for such year (i.e., [****], since such amount is less than [****] of the actual CMC Costs for such year.

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(b) For M&P Costs. [****] of the Budgeted Costs for M&P Costs allocated to the U.S. set forth in the most recent Program Budget for the applicable calendar year that was [****] approved by [****], or [****] of the actual M&P Costs allocated to the U.S. for the applicable year.

Notwithstanding the above, this Section 4.3.2 shall not apply to excess expenditures that were (i) approved by the JMC in a Program Budget for a prior calendar year but not incurred in that year but due to a delay in occurrence of any expenses, or (ii) approved by the JMC in a Program Budget for a future calendar year but incurred earlier, due to more rapid progress in the R&D Program than was expected. If the terms of this Section 4.3.2 apply, and Maxygen pays the amount described in Section 4.3.2(a) and/or (b), as applicable, then Maxygen shall be deemed to have paid its share of the Collaboration Costs for such calendar year due pursuant to Section 4.1. Maxygen shall not abuse this limitation to unreasonably avoid the sharing of Collaboration Costs under this Agreement as long as the excess expenditures are reasonably justified by the usual uncertainties related to development and commercialization of pharmaceutical products or external circumstances out of control of the Parties.

4.3.3 No Deductions. All payments of Collaboration Costs shall be made without withholding for taxes or any other charge.

4.4 Audits.

4.4.1 Each Party shall keep complete and accurate records pertaining to Collaboration Costs incurred by it in sufficient detail to permit the other Party to confirm the accuracy of all such costs and for no less than [****] years after the time period(s) to which such records relate.

4.4.2 Upon written request by a Party with at least [****] days prior notice, not more often than [****] per year, each Party may engage an independent certified public accountant selected by the Party, reasonably acceptable to the other Party, to perform an audit of the books and records of the other Party during normal business hours to verify the accuracy of the Collaboration Cost reports furnished by such Party and to confirm payments made hereunder with respect to any quarterly period ending not more than [****] months prior to the date of such request. The auditing party shall bear the costs and expenses of inspections conducted under this Section 4.4.

4.4.3 If a Party determines through an internal audit that any prior report on Collaboration Costs is incorrect for any reason, it shall promptly notify the other Party, and provide a written explanation of the error and a calculation of the amount due and payment of the amount due.

4.4.4 If any audit of Collaboration Costs identifies any apparent discrepancies, the Parties shall discuss any such apparent discrepancies in good faith to clarify and resolve such matter. If the Parties are unable to reach agreement on any such matter, either Party shall have the right to refer such matter to arbitration for resolution pursuant to Section 19.4.

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4.5 R&D Program Staffing.

4.5.1 FTE Commitments. On a calendar quarter-by-calendar quarter basis, each Party will devote to the conduct of the R&D Program FTEs in accordance with the average staffing set forth in the then-current R&D Plan.

4.5.2 FTE-Tracking. Roche and Maxygen will track participation of their employees in the conduct of the R&D Program, on an FTE basis. Quarterly, as part of the Quarterly Collaboration Cost Reports, each Party shall provide the JMC with a quarterly written report detailing the average number of its FTEs that participated in the R&D Program during the applicable calendar quarter, by budget activity.

4.5.3 FTE-related Records. Each Party shall maintain written records of the FTEs by such Party devoted to the R&D Program. The other Party shall be entitled to audit such records during ordinary business hours no more often than once each calendar year for purposes of verifying the time such FTEs spent on R&D Program activities.

4.5.4 FTE Requirements. The JMC shall establish the annual FTE requirements for the R&D Program in the Program Plan and Budget. The expenses of such FTEs shall be Collaboration Costs, subject to this Section 4.5, unless otherwise agreed by the JMC.

4.5.5 FTE Rates.

(a) The FTE rate shall be established yearly by the Finance Team, and approved by the JMC for the various activities that will be undertaken in the R&D Program prior to the commencement of the applicable activity. Such FTE rate shall apply equally to both Parties, and shall reflect the weighted average fully burdened cost, material costs included, of the participation of all FTEs in the R&D Program for the applicable year, e.g., for Roche, would reflect the sum of its yearly standard fixed rate (material costs excluded) plus an agreed yearly standard amount for material costs. In determining such rate, expenditures for long-lived assets such as facilities or capital equipment shall be amortized over their useful life, consistent with the periods used for financial reporting by the Parties under the applicable Accounting Standards. The Parties have agreed that in no event shall the FTE rate(s) for activities undertaken pursuant to the Initial Period of the R&D Plan exceed [****] per FTE per year. If a Party does not include material costs in its procedures for calculating its standard FTE rate, then the Parties, when agreeing on the yearly FTE rate, shall agree on a standard amount to be added to the applicable standard FTE rate of that Party to arrive at a yearly FTE rate that ensures both Parties are sharing Collaboration Costs on a comparable basis.

(b) The FTE rate shall be [****]; provided, within [****] days after the Effective Date, the Finance Team shall meet to review the data supporting such FTE rate for each Party, based on the activities to be conducted by such Party in the next [****] month period, and may with the [****] agreement of [****] adjust such FTE rate to reflect the actual costs for such activities. Prior to the [****], and annually thereafter, the Finance Team shall establish the applicable FTE rate for the next year of the R&D Program.

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4.6 Other R&D Program Costs.

4.6.1 Subcontracts. With the prior approval of the JMC, either party may enter into agreements with Third Parties for the performance of activities in furtherance of the R&D Program and/or the commercialization of Products. The JMC shall determine which Party shall have the principal responsibility for negotiating and entering into such agreement(s); provided, however, that in general, the Party with final decision-making authority for the activities to which the subcontract directly relates will have principal responsibility for negotiating and entering into such agreement. The Party with principal responsibility for negotiating such agreements shall keep the other Party fully informed with respect to such negotiations, and such other Party shall have the right to review and comment on such agreements prior to execution. Costs and expenses of such agreement(s) shall be considered R&D Costs only to the extent that they are specifically related to activities in furtherance of the R&D Program. If such costs and expenses also benefit activities outside the R&D Program, then the Parties shall agree on the allocation of such costs and expenses to the R&D Costs on the basis of their relative contribution to the R&D Program. The Party that enters any such agreement shall keep the other Party hereto informed with respect to the direction of the activities to be performed by the subcontractor, the performance of the subcontracted activities and any performance problems of which it becomes aware. For clarity, the Parties agree that all costs subject to this Section 4.6.1 shall be Collaboration Costs, unless otherwise agreed in writing by the Parties.

4.6.2 Third Party Technology.

(a) The JMC will be responsible for determining whether licenses to intellectual property or technology of one or more Third Parties are necessary for the conduct of the R&D Program. If the JMC determines that it is necessary for Maxygen or Roche to acquire any license to any intellectual property or technology from a Third Party for the conduct of the R&D Program and/or the manufacture or commercialization of a Product, then except as provided in Section 4.6.2(b) or (c) below, the JMC shall determine which Party shall be responsible for negotiating and entering into any such license; provided, however, that the terms of such a license shall be approved by the JMC before such license is entered by either Party. If such license is entered prior to [****] for a Product, Maxygen shall negotiate and enter into such a license unless otherwise agreed by the JMC, and thereafter Roche shall enter into any such license. Any upfront and/or license fees due to a Third Party pursuant to any such license shall be shared [****] by the Parties.

(b) Notwithstanding Section 4.6.2(a), if any such Third Party technology, intellectual property and/or materials is necessary or useful for the development and/or commercialization of Products in the Field and also necessary or useful for the development and/or commercialization of products outside the Field, then Maxygen shall have the right to negotiate and enter into any such a license. In any such event, any upfront and/or license fees due to a Third Party pursuant to any such license shall be shared by the Parties with Maxygen paying [****] of each such payment and Roche paying [****] of each such payment.

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Roche shall be responsible, subject to Sections 9.6 and 9.7, for paying any royalties due under such agreement for activities inside the Field. [****] shall be responsible for paying any royalties due under such agreement for activities outside the Field.

(c) Except as expressly described in Section 4.6.2(b), each Party shall be free, without consulting with or obtaining the agreement of the JMC, to enter into any agreement such Party deems appropriate to gain access to Third Party technology, intellectual property and/or materials that such Party will also use for purposes other than the development and/or commercialization of Products, but shall be fully responsible for any amounts due to such Third Party to obtain or use such technology, intellectual property and/or materials. In any such event, if such technology, intellectual property and/or materials is useful for the R&D Program the Party licensing such technology, intellectual property and/or materials and shall use reasonable efforts to make such technology available for use in the R&D Program. Any upfront and/or license fees due to a Third Party pursuant to such a license shall be shared by Maxygen and Roche as may be negotiated in good faith and agreed to the Parties at the time such license is acquired.

(d) Notwithstanding Sections 4.6.2(a) and (b) above, the Parties agree that any Event Payments and annual license fees due after the Effective Date under the [****] Agreement shall be shared by the Parties, with Maxygen paying [****] of each such payment and Roche paying [****] of each such payment. The Parties further agree that Maxygen shall be solely responsible for paying any amounts due to [****] for Products pursuant to that certain License Agreement entered by Maxygen and [****] effective [****].

(e) Any royalties paid by Roche to Third Parties with regard to Products under agreements subject to this Section 4.6.2 shall be subject to the terms of Sections 9.6 and 9.7.

4.6.3 Manufacturing for Clinical Trials. Unless otherwise agreed in writing by the Parties, subject to Section 12.1, Maxygen shall be responsible, through a Third Party manufacturer approved by Roche, for manufacturing Products for use in pre-clinical development and Phase I and IIa clinical trials. For clarity, the Parties agree that all costs subject to this Section 4.6.3 shall be Collaboration Costs, unless otherwise agreed in writing by the Parties.

4.7 Opt-Out of Collaboration Cost Sharing.

4.7.1 Election. Maxygen shall have the right, with notice to Roche, to elect to opt-out of further sharing of Collaboration Costs at each of the following points: (a) the [****]; and/or (b) the [****], and/or (c) on or after [****]. Any Maxygen opt-out shall be effective as of the date of such notice; provided, any notice of opt-out provided by Maxygen prior to [****] shall not be effective until [****]. For example, at [****] months after the [****] in the U.S. Maxygen could give notice to Roche of Maxygen’s intent to opt-out, in which case, such notice would be effective [****] in the U.S. In the case of any opt-out, Maxygen shall be responsible for its share of Exit Costs for the applicable Transition Period described in Section 4.7.5.

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4.7.2 Scope of Opt-Out. If Maxygen provides Roche notice of Maxygen’s opt-out of further sharing of Collaboration Costs for Products, such decision shall be irrevocable, and shall terminate Maxygen’s right and obligation to share further Collaboration Costs other than Exit Costs as expressly described in Section 4.7.4, including, without limitation, its right to co-fund M&P Costs in the U.S.

4.7.3 Disclosures to Maxygen. To provide Maxygen adequate information to allow it to determine whether it wishes to elect to opt-out of further sharing of Collaboration Costs, at least [****] prior to the meeting of the applicable Roche internal committee that will have the relevant decision, Roche shall provide to Maxygen notice of the planned date of such meeting and available drafts of all plans, budget for worldwide development and the U.S. Project Plan and Budget, supporting documents Roche is preparing for such meeting. At least [****] before the date of the applicable committee meeting Roche shall provide to Maxygen written copies of all plans, budgets and supporting documentation that Roche has prepared for any such meeting and/or intends to use at any such meeting or in its decision-making process.

(a) at the [****], such report shall contain information sufficient for Roche to make the [****] and shall include (i) detailed reports and analyses for all clinical trials conducted up to such date, high level strategic plans and supporting documentation for all planned clinical trials of such Product worldwide through at least the [****] (and further if such plans exist, e.g., for Phase IV clinical trials) together with (ii) preliminary plans (Roche’s Strategic Launch Concept) for commercial launch of Products in at least the Major Markets and for marketing of Products in the U.S. through at least [****] years after First Commercial Sale of Products in the U.S., and (iii) the estimated budgets for all R&D Costs and M&P Costs allocated to the U.S. projected to be incurred in the conduct of the activities described in (i) and (ii) above; and

(b) at the [****], such report shall contain information sufficient for Roche to make the [****] and shall include at least: (i) detailed reports and analyses for all clinical trials conducted up to such date, detailed plans and supporting documentation for all planned clinical trials of such Product worldwide, including, without limitation, any anticipated Phase IV trials and/or trials to obtain Regulatory Approval for the Product for indications beyond the Initial Indications, together with (ii) detailed plans (Roche’s Strategic Launch Plan) for commercial launch of Products in at least the Major Markets and for marketing of Products in the U.S. through at least [****] years after First Commercial Sale of Products in the U.S., and (iii) the estimated budgets for all R&D Costs and M&P Costs allocated to the U.S. projected to be incurred in the conduct of the activities described in (i) and (ii) above.

(c) To allow Maxygen to make its decision(s) regarding opt-out with adequate information, Roche shall promptly provide to Maxygen draft versions of all such documents described in this Section as they become available. Maxygen acknowledges that at the time that Roche provides such documents and information to Maxygen, less detail may be available regarding plans and budgets for indications at earlier stages of development than those for more advanced indications

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In addition, so that Maxygen can determine if it wishes to opt-out at the [****], following the [****], Roche shall, through the PCT, keep Maxygen fully informed of Product commercialization plans in the U.S. and activities so that Maxygen can decide whether to opt-out at the [****]. Such information shall include at least: (i) plans for all planned clinical trials of such Product worldwide (to the extent covered by Collaboration Costs), including, without limitation, any anticipated Phase IV trials and/or trials to obtain Regulatory Approval for the Product for indications beyond the Initial Indications (except to the extent that Maxygen is not sharing Collaboration Costs for such trials), (ii) all available plans and information for marketing of Products in the U.S., with detailed plans and budgets for at least [****] years, plans and budgets for at [****] years, and high level plans for [****] years after First Commercial Sale of Products in the U.S., and (iii) the estimated budgets for all R&D Costs and M&P Costs allocated to the U.S. projected to be incurred in the conduct of the activities described in (i) and (ii) above.

With regard to any reports provided by Roche to Maxygen pursuant to this Section 4.7.3, Roche shall use reasonable efforts to respond promptly and in good faith to any questions or requests for clarification reasonably posed by Maxygen with regard to any such documents or information if Roche maintains or collects such information as part of its customary practices; provided, however, that Roche shall not need to adapt, modify or extend in any way its then-current practices and procedures to satisfy such request.

4.7.4 Exit Cost Sharing. If Maxygen elects to opt-out of sharing of Collaboration Costs pursuant to Section 4.7.1, then,

(a) with respect to any opt-out by Maxygen at the [****], from the date of notice of opt-out [****] later (the “[****]”), the Parties shall [****] share all Exit Costs.

(b) with respect to any opt-out by Maxygen at the [****], from the date of notice of opt-out [****] later (the “BLA Transition Period”), the Parties shall equally share all Exit Costs.

(c) with respect to any opt-out at the [****], during the [****] period from the effective date of Maxygen’s notice of opt-out (the “[****]”), the Parties shall share ([****], Roche:Maxygen) [****] M&P Costs in the U.S. planned and budgeted prior to the issuance of such notice in the most recent update of the agreed U.S Product Plan and Budget.

(d) except as expressly described above in this Section 4.7.4, in no case shall Maxygen be responsible for any Collaboration Costs (i.e., R&D Costs and/or M&P Costs) incurred for activities initiated by Roche after Roche receives Maxygen’s notice of opt-out. After the applicable Transition Period described above, Roche shall be responsible for all Collaboration Costs subject to this Agreement.

4.7.5 Consequences of Opt-out.

(a) Royalties. If Maxygen elects to opt-out from further sharing of Collaboration Costs at the [****], then Roche shall pay to Maxygen royalty payments with regard to Net Sales of Products as set forth in Section 9.1.2. If Maxygen elects to opt-out from further sharing of Collaboration Costs at the [****], then Roche shall pay to Maxygen royalty

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payments with regard to Net Sales of Products as set forth in Section 9.1.3. If Maxygen elects to opt-out from further sharing of Collaboration Costs at the [****], then Roche shall pay to Maxygen royalty payments with regard to Net Sales of Products as set forth in Section 9.1.4.

(b) Events. If Maxygen elects to opt-out from further sharing of Collaboration Costs, then Event Payments for events achieved after the opt-out shall be subject to the terms of Section 8.2.6.

5. LICENSES

5.1 R&D Program Licenses.

5.1.1 License to Roche. Subject to the terms and conditions of this Agreement, Maxygen hereby grants to Roche and its Affiliates a non-exclusive, non-transferable, royalty-free license under the Maxygen Technology solely to conduct the R&D Program.

5.1.2 License to Maxygen. Subject to the terms and conditions of this Agreement, Roche hereby grants to Maxygen, Maxygen, Inc. and Maxygen ApS, non-exclusive, non-transferable, royalty-free license under the Roche Technology solely to conduct the R&D Program.

5.2 Commercial Licenses.

5.2.1 License to Roche. Subject to the terms and conditions of this Agreement, Maxygen hereby grants to Roche, and Roche hereby accepts, an exclusive (subject to Section 5.7) license or sublicense, as the case may be, under the Maxygen Technology, solely to develop, make, have made, use, import, offer for sale and sell Licensed Compounds and corresponding Products for use in the Field in the Territory.

5.2.2 [****] Agreement.

(a) Sublicense. Subject to the terms and conditions of this Agreement, it is understood and agreed that pursuant to Sections 5.1.1 and 5.2.1, Roche shall have, subject to the retained rights of the [****] and the U.S. Government, a royalty-bearing sublicense under the Patent Rights licensed to Maxygen, Inc. and its Affiliates in the [****] Agreement, solely to develop, make, have made, use, import, offer for sale and sell Licensed Compounds and corresponding Products for use in the Field in the Territory.

(b) Terms of Sublicense. Roche understands and agrees (i) that the sublicense granted to Roche pursuant to Section 5.2.2(a) is subordinate to the [****] Agreement and the sublicense granted to Roche under the [****] Agreement is limited in scope to the rights granted to Maxygen in the [****] Agreement; (ii) the inventions claimed in the patents subject to the [****] Agreement were made, in whole or part, using funds provided by the U.S. government and as a result, the provisions of 35 U.S.C. §200 et seq. apply thereto, including, without limitation, the requirement that certain Products that will be sold in the United States must be manufactured in the United States; (iii) it will comply with all provisions of the [****] Agreement relevant to its activities as a sublicensee; (iv) it will not take any action that would result in a breach of the [****] Agreement; and (v) it will cooperate with and assist Maxygen to meet its obligations under the [****] Agreement.

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(c) Acknowledgement. Roche acknowledges that prior to the Effective Date it received from Maxygen and reviewed a copy of the [****] Agreement.

(d) [****] Agreement. After the Effective Date, Maxygen agrees to approach the [****] and use reasonable efforts to discuss possible modifications to the [****] Agreement to make certain terms relating to royalties and reporting in such agreement more consistent with Roche’s customary practices as reflected in this Agreement.

5.2.3 Limited License.

(a) Licensed Compounds. The license in Section 5.2.1 grants to Roche rights to develop and commercialize Licensed Compounds (and corresponding Products) in the Field. Roche agrees that such license does not grant to Roche any right to develop and/or commercialize any Compounds other than Licensed Compounds (and corresponding Products) in the Field, and further agrees that, during the term of this Agreement, Roche will not develop, make, have made, use, import, sell, offer for sale or otherwise commercialize, any Compounds other than Licensed Compounds (and corresponding Products) for use in the Field, and will not authorize, facilitate or assist any Affiliate or Third Party to conduct any such activities. Notwithstanding the above, during the term of the Agreement Roche shall have the right to conduct pre-clinical research with any E Compounds (except those that are then Maxygen Compounds) to assess which such E Compounds Roche wishes to select as Licensed Compounds.

(b) Field Limitation. The license in Section 5.2.1 grants to Roche rights to develop and commercialize Licensed Compounds (and corresponding Products) in the Field. Roche agrees that the license in Section 5.2.1 does not grant to Roche any right to develop and/or commercialize any Compound or Product outside the Field, and agrees that, during the term of this Agreement, Roche will not develop, make, have made, use, import, sell, offer for sale or otherwise commercialize, any Compound or Product for use outside the Field, and will not authorize, facilitate or assist any Affiliate or Third Party to conduct any such activities.

5.3 Right to Sublicense. Roche shall have the right to sublicense the rights granted it under Section 5.2.1 (and Section 5.2.2) to Third Parties. If Roche grants a sublicense, all terms and conditions of this Agreement shall apply to the Sublicensee to the same extent as they apply to Roche for all purposes of this Agreement. Roche assumes full responsibility for the performance of all obligations so imposed on such Sublicensee and will itself pay and account to Maxygen for all Event Payments and royalties due under this Agreement by reason of the operations of any such Sublicensee. Any such sublicense that is inconsistent with the terms of this Agreement shall be null and void to the extent of the inconsistency and each such sublicense shall automatically terminate if the senior license terminates. Within [****] days after the date of effectiveness of any such sublicense, Roche shall notify Maxygen of such sublicense and the identity of each Sublicensee and the scope of rights granted to such Sublicensee. Roche shall not enter into an agreement granting a sublicense hereunder that permits the Sublicensee to grant further sublicenses without seeking and obtaining the prior written consent of Maxygen, which consent shall not be unreasonably withheld.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.4 Exclusivity.

5.4.1 Licensed Compounds. During the term of this Agreement, for so long as Roche retains its exclusive worldwide license to any Product set forth in Section 5.2.1, Maxygen will not, without Roche’s written consent, develop, make, use or commercialize itself, and will not grant to any Third Party a license, to develop or commercialize any Licensed Compound or corresponding Product.

5.4.2 Field. During the term of this Agreement, for so long as Roche retains its exclusive worldwide license to any Product set forth in Section 5.2.1, Maxygen will not, without Roche’s written consent, develop, make, use or commercialize itself, and will not grant to any Third Party a license, to develop or commercialize any Licensed Compound or Product for use in the Field; provided, however, that Maxygen shall retain the right to (a) perform its responsibilities in connection with the R&D Program as set forth in the Program Plan or as otherwise directed by the JMC, and (b) conduct the activities permitted pursuant to Sections 5.7.

5.5 No Implied Licenses. No rights or licenses are granted or shall be deemed granted under this Agreement with respect to the Maxygen Technology and other intellectual property owned by Maxygen, other than those rights and licenses expressly granted herein.

5.6 Transfer of Know-How. Pursuant to the licenses granted in this Article 5, each Party shall transfer to the other Know-How necessary for the conduct of the R&D Program as determined by the JPT, such as the following:

5.6.1 Initial. Within [****] days following the Effective Date, to the extent it has not already done so, Maxygen shall make available to Roche at Maxygen’s facilities, key personnel familiar with all material Maxygen Know-How that exists as of the Effective Date relating to the E Compounds and is licensed to Roche hereunder.

5.6.2 Maxygen. During the R&D Program, Maxygen shall, from time to time, make periodic transfers to Roche of new Maxygen Know-How licensed hereunder and documents containing such Maxygen Know-How, in electronic format, if available, either at Maxygen’s facilities or as presentations at a JPT meeting. Such Maxygen Know-How shall include, without limitation, information relating to pre-clinical development, manufacturing and regulatory matters.

5.6.3 Roche. During the R&D Program, Roche shall, as needed, from time to time, make periodic transfers to Maxygen of new Roche Know-How licensed hereunder and documents containing such Roche Know-How, in electronic format, if available, either at Roche’s facilities or as presentations at a JPT meeting. Such Roche Know-How shall include, without limitation, information relating to pre-clinical development, manufacturing and regulatory matters.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.6.4 [****] Know-How. If, on or before [****], Maxygen fails to achieve a Satisfactory [****] Culture Result, then unless the JMC decides that [****], Roche shall promptly transfer to Maxygen [****] Know-How and provide to Maxygen technical assistance to allow Maxygen to try to achieve a Satisfactory [****] Culture Result. Any such [****] Know-How shall be subject to the license granted to Maxygen in Section 5.1.2. In any such event, the terms of Section 8.2.1 and Section 9.2.4 shall apply. For clarity, it is understood that [****] Know-How shall be Roche Separate Technology and shall not be Program Technology.

5.7 Retained Rights.

5.7.1 Permitted Activities. Notwithstanding any other provision of this Agreement, including without limitation the exclusive licenses granted to Roche in Section 5.2.1, Maxygen shall retain the rights to (a) perform activities in connection with the R&D Program as set forth in the Program Plan and Budget and/or as otherwise agreed by the JMC; (b) to develop, make, have made, use, sell, offer for sale and/or otherwise commercialize itself Maxygen Compounds for use outside the Field, and (c) to enter into agreement(s) with any Third Party that would grant such Third Party with a license or other rights with regard to Maxygen Technology (other than the Licensed Compounds) to develop and commercialize any products outside the Field.

5.7.2 Intellectual Property.

(a) Maxygen shall retain all rights under its interest in the Maxygen Technology that are not exclusively granted to Roche in Section 5.2.1. It is understood that Maxygen may, among other things, grant to one or more Third Parties licenses under its interest in the Maxygen Technology for use outside the Field; provided, however, that during the term of this Agreement, Maxygen shall not grant any license to any Third Party with regard to any Maxygen Technology that would be inconsistent with the licenses granted to Roche in Sections 5.1.1 or 5.2.1.

(b) Subject to the rights granted to Maxygen in Sections 5.2.1 and 5.8 and Article 18, Roche shall retain all rights under its interest in the Roche Technology.

5.8 License to Maxygen. In recognition of the fact that Roche may develop Inventions and related Patent Rights as a result of its access to and use of the Compounds and Maxygen Separate Technology, and in partial consideration for such use, Roche hereby grants to Maxygen, the following licenses, which Maxygen shall have the right to accept or decline on a case-by-case basis:

(a) an exclusive, worldwide, royalty-free, license under Roche’s interest in the Program Technology, and

(b) a non-exclusive, worldwide, license to any other Patent Rights owned by Roche or its Affiliates claiming any E Compound and/or Product, or the manufacture, formulation and/or use thereof,

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in each case, with the right to grant and authorize sublicenses, to develop, make, have made, use, sell, offer for sale and/or otherwise commercialize products outside the Field. With regard to the Patent Rights subject to Section 5.8 (b), if Maxygen indicates that it wishes to accept such a license, the Parties shall negotiate in good faith the payments that will be due to Roche for such rights, provided, such payment (i) will not exceed [****] of net sales of the applicable product commercialized for use outside the Field, and (ii) if Roche grants to any Third Party a license to any such Patent Rights on any terms more favorable than those provided to Maxygen, Maxygen shall be entitled to the benefit of such more favorable terms.

6. COMPOUNDS AND PRODUCTS FOR HEMOPHILIA

6.1 No Hemophilia Rights. Roche agrees that this Agreement provides Roche no rights to develop or commercialize any Compound(s) and/or Product(s) for Hemophilia, and that Maxygen retains the right to develop and commercialize for Hemophilia any Compounds(s) and corresponding Hemophilia Product(s), subject to the terms of this Article 6.

6.2 Maxygen Rights.

6.2.1 Pre-clinical Activities. At any time during the [****], Maxygen shall have the right to pursue (including by contracting with Third Party service providers and/or not-for-profit entities), at its own cost, the pre-clinical development for Hemophilia of any E Compound that is not then a Licensed Compound to assess the suitability of such E Compound for development and/or commercialization for Hemophilia. During the [****], before commencing any such activities (a) Maxygen will inform the JMC of the pre-clinical activities it would like to conduct [****], (b) until [****], Maxygen will only conduct those activities that [****] has [****] approved, and (c) [****] conducted by it or on its behalf with regard to the evaluation of E Compounds for Hemophilia; provided, however, it is understood that Maxygen shall only [****].

6.2.2 Clinical Activities. Until the end of the [****], Maxygen shall not commence clinical development of any E Compound except for the Initial Indications.

6.3 Maxygen Compounds.

6.3.1 After the end of the [****], after consultation with Roche, Maxygen shall have the right to select any [****] E Compounds that are not then Licensed Compounds for further development and commercialization for Hemophilia. Each such E Compound shall be deemed to be a “Maxygen Compound” as of the date that Maxygen provides to Roche notice of the identity of such E Compound(s).

6.3.2 At any given time during the Agreement no more than [****] E Compounds shall be Maxygen Compounds.

6.3.3 Maxygen shall have the right to develop (including, without limitation, clinically develop) and/or commercialize Maxygen Compound(s) itself, and may enter into agreements with any Third Party(ies) to develop and/or commercialize any such Maxygen Compounds for Hemophilia.

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6.4 Relinquishment. If Maxygen elects to stop all development and commercialization for Hemophilia of a particular Maxygen Compound, it shall promptly notify Roche and such E Compound shall (a) cease to be a Maxygen Compound, and (b) again be available to Roche for selection of a Licensed Compound for exclusive development and commercialization in the Field under this Agreement. In any such case, after [****], the Parties shall discuss in good faith, and agree on as a replacement Maxygen Compound an E Compound that is not then a Licensed Compound.

6.5 Right of Negotiation. If Maxygen decides to seek a partner for the development and/or commercialization of any Maxygen Compounds for Hemophilia, then Maxygen shall offer Roche an equal opportunity to negotiate with Maxygen the terms of an agreement for the development and/or commercialization of such Maxygen Compounds for Hemophilia. If Roche provides Maxygen with notice that Roche wishes to negotiate the terms of such an agreement, then the Parties shall negotiate such terms in good faith; provided, Maxygen shall have the sole discretion as to whether it wishes to enter into any such agreement with Roche. If the Parties agree upon mutually acceptable terms, the Parties shall enter into a written agreement reflecting such terms. Neither Party shall be obligated to accept or agree to any terms or conditions proposed by the other party, or to enter into any agreement regarding any grant of rights to develop and/or commercialize such Maxygen Compounds for Hemophilia.

7. LATE CLINICAL DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES

7.1 Roche Responsibilities. Subject to Maxygen’s rights set forth in Articles 5 and 18, Roche will have sole responsibility, for (a) all clinical development of Products for the applicable Initial Indication after Maxygen transfers to Roche the INDs for such Initial Indication pursuant to Section 12.3, and (b) all commercialization of Products in the Field in the Territory, including all Product sales and marketing.

7.2 Reports. After the Completion of Phase IIa for each Initial Indication is first reached, Roche shall keep Maxygen apprised of the status of the clinical development of, and activities and plans for Regulatory Approval and US commercialization of Product(s) by providing Maxygen with a written report before meetings of the JMC detailing such activities, on a Product-by-Product basis, including, without limitation: (a) the activities planned with respect to worldwide development and strategic plans for Regulatory Approval of each Product (Strategic Launch Concept subsequently modified into a Strategic Launch Plan) in at least the Major Markets, (b) if Maxygen is sharing Collaboration Costs with regard to the applicable Product, the Collaboration Costs actually incurred in connection with such Products, and (c) if Maxygen is sharing Collaboration Costs with regard to the applicable Product, comparing such expenses to date with the projections set forth in the applicable Product Plan and Budget. Such reports shall, without limitation, describe the status of all Products for those Indications that have achieved Completion of Phase IIa, and all Products for which Roche has sought or obtained Regulatory Approval, or that Roche has licensed to a Sublicensee for development or commercialization and shall also contain sufficient other information to allow Maxygen to monitor Roche’s compliance with this Agreement, including without limitation, Roche’s obligations with respect to the Event Payments set forth in Section 8.2. Such reports shall contain or be based on information that [****], and [****] shall have no obligation to adapt, modify or extend [****] to generate different information.

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7.3 Commercially Reasonable Efforts. Roche shall use Commercially Reasonable Efforts with respect to Products for each Initial Indication in the Field to: (i) complete clinical development of at least one Product for each Initial Indication; (ii) obtain Regulatory Approvals to market such Products for each Initial Indication in the Field; (iii) after obtaining Regulatory Approvals for any Product for each Initial Indication, launch such Product and promote to generate demand, and meet market demand for Products for each Initial Indication in the Major Markets in the Field, and (iv) maximize the clinical and commercial potential of the Products in at least the Major Markets. In conducting such activities, Roche shall utilize at least the same efforts as Roche expends for its own products with similar market potential, with the objective of maximizing the economic value of the Products in the Field in the Territory, taking into account scientific, business and marketing and return on investment considerations. [****]. Roche’s obligations with respect to due diligence shall terminate in the event that Roche’s rights under this Agreement terminate in their entirety pursuant to Article 18.

7.4 Roche Explanation.

7.4.1 If Maxygen believes that Roche has failed to exercise Commercially Reasonable Efforts with respect to any Product and/or Initial Indication, then Maxygen may give Roche written notice of such alleged failure, identifying the Product at issue and giving specific detailed reasons of such allegation. Within [****] days following Roche’s receipt of any such notice from Maxygen (“Response Period”), Roche shall have the right to provide Maxygen with a written response specifying, in reasonable detail, how it has used the required Commercially Reasonable Efforts.

7.4.2 If Roche fails within the applicable Response Period (a) to provide Maxygen a written response, in reasonable detail, indicating (x) the manner in which Roche is in compliance with its obligations, or (y) how Roche has remedied any breach thereof, or (z) why such failure is due to a Force Majeure Event (as defined in Section 20.2), or (b) to remedy any breach of its obligations, then Maxygen shall have the right to terminate this Agreement, in whole or in part (i.e., as to any Product and/or as to any portion of the Territory in which Roche has failed to meet its obligations (taken as a whole) under this Agreement), upon written notice to Roche effective as of the end of the Response Period. In the event of such termination, Maxygen shall thereafter have the exclusive rights to commercialize such Product in the applicable country, alone or with Third Parties pursuant to Section 18.7.

7.5 General.

7.5.1 Trademarks. Subject to Section 18.7, Roche shall select, own and maintain the trademark(s) for the Products marketed by Roche in the Field in the Territory.

7.5.2 Legend. Unless prohibited by applicable law or regulation, all Products sold by Roche or its Affiliates or Sublicensees under this Agreement shall be marked in a legible manner with the Legend: “Commercialized under license from Maxygen Holdings Ltd.”

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7.5.3 Other Maxygen Rights. With respect to each Product, Maxygen shall have the first right, but not the obligation, to provide promotional and/or marketing services for any Product if it would be beneficial for Product(s) (e.g., to service customer areas or geographies) where such new infrastructure is needed to commercialize the Products and Roche elects not to conduct such activities itself.

7.6 No Use of Compound or Product Information. Except in connection with the development or commercialization of Products in a manner expressly permitted by this Agreement, Roche and its Affiliates and Sublicensees shall not develop or commercialize, or authorize the development or commercialization of, any Factor VII-based therapeutic that is based on or derived from any Compound, or any product that contains or is made with the use of a gene (or genetic element) derived from a Compound or information obtained therefrom, regardless of whether such variant gene is made or obtained through synthesis, or mutation of a starting gene or a fragment thereof. Except in connection with the development or commercialization of Products subject to this Agreement, Roche will not itself, or through any Third Party, use any Maxygen Technology or Program Technology or structure-function data relating to any Compound, including without limitation, consensus sequences or structural motifs, to reverse engineer, reconstruct, synthesize or otherwise modify or copy any Compound or Product or any other variant with similar biological activities, or to attempt the same.

7.7 Off Label Use.

7.7.1 Acknowledgement. The Parties acknowledge that off-label sales of products intended for use to treat Hemophilia could have an adverse impact on one or more Products developed for Indications in the Field, or visa versa.

7.7.2 Principles. In order to help protect the value of the Products in the Field and products for the treatment of Hemophilia, Roche agrees to comply with the following principles to the extent permitted by law: (a) differentiated products and Products will be developed respectively for Hemophilia and the Field, and (b) reasonable efforts will be made to prevent off-label use for each product and Product outside the Indications for which it has received Regulatory Approval in the applicable jurisdiction. In this regard, Roche specifically covenants that:

(i) no Compound and/or Product that is developed for use in the Field will be developed for Hemophilia;

(ii) Roche shall not undertake or encourage, directly or indirectly, off-label use of any Product for Hemophilia, and shall discourage the same;

(iii) no Product that receives Regulatory Approval for an indication in the Field will be promoted, directly or indirectly, for Hemophilia;

(iv) Roche and its Affiliates and Sublicensees shall not seek, directly or indirectly, reimbursement approval from any governmental entity or other third party payor (e.g., Medicaid) for any Product for Hemophilia; and

(v) where reasonably feasible, Roche will seek to formulate and/or package each Product in such a way so that it will not be useful for Hemophilia.

7.7.3 Hemophilia. If Maxygen enters into an agreement with a Third Party granting such Third Party rights to develop and commercialize any Maxygen Compound for Hemophilia, Maxygen shall seek to include in any such agreement provisions substantially similar to those in Sections 7.7.1 and 7.7.2. If Maxygen enters into a written agreement with a Third Party that [****], then Maxygen shall promptly notify Roche, and Roche [****].

7.8 Phase III Clinical Trials. Roche will not initiate Phase III clinical trials until the internal Roche committee described in Section 4.7.3 has made the Full Development Decision and Roche has notified Maxygen of such decision. As used in this Section 7.8, “initiate” means the dosing of the first patient with a Product in the first Phase III clinical trial.

8. LICENSE FEE AND EVENT PAYMENTS

8.1 License Fee. In partial consideration for the rights granted to Roche in this Agreement, within five (5) business days after the Effective Date, Roche shall pay to Maxygen a license fee of eight million Dollars ($8,000,000). Such fee shall be non-refundable and shall not be creditable against any other amount due to Maxygen pursuant to this Agreement.

8.2 Event Payments.

8.2.1 Certain Event Payments.

(a) Satisfactory Culture Result.

(i) [****]. If Maxygen achieves a Satisfactory [****] Culture Result with [****] on or before [****], then within [****] of the achievement thereof, Roche shall make an Event Payment to Maxygen of [****] Dollars [****]. If Maxygen does not achieve a Satisfactory [****] Culture Result with [****] but the Parties achieve a Satisfactory [****] Culture Result with [****] or a decision by the Parties to initiate technology transfer for GMP manufacturing of [****] to Roche or a CMO, then within [****] of the achievement thereof, Roche shall make an Event Payment to Maxygen of [****] Dollars [****].

(ii) [****]. If Maxygen does not achieve a Satisfactory [****] Culture Result with [****] on or before [****], then upon the [****] to occur with [****] of either a Satisfactory [****] Culture Result or a Satisfactory [****] Culture Result, or a decision by the Parties to initiate technology transfer for GMP manufacturing of [****] to Roche or a CMO, Roche shall make an Event Payment to Maxygen of [****] Dollars [****], within [****] of the achievement thereof.

(b) Satisfactory [****] Result.

(i) [****]. If Maxygen achieves a Satisfactory [****] Culture Result with [****] on or before [****], and achieves a Satisfactory [****] Result with [****] on or before [****] (unless achieved via EIH by [****] or such [****] date provided in Section 1.76(ii)), then for the Satisfactory [****] Result, Roche will make an Event Payment to Maxygen [****] Dollars [****] within [****] of the achievement thereof.

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(ii) [****]. If a Satisfactory [****] Result is achieved with [****] on or before [****] (unless achieved via EIH by [****] or such later date provided in Section 1.76(ii)), then unless Roche has previously made an Event Payment to Maxygen pursuant to Section 8.2.1(b)(i), Roche shall make an Event Payment to Maxygen of [****] Dollars [****], and, if the Satisfactory [****] Result is achieved with [****] between [****] and [****] (unless achieved via EIH by [****] or such [****] date provided in Section 1.76(ii)), then Roche shall make an Event Payment to Maxygen of [****] Dollars [****]. In each such case, Roche shall make the applicable payment within [****] of the achievement of the Satisfactory [****] Result.

(iii) For clarity, at most only [****] Event Payment for a Satisfactory [****] Result shall be made to Maxygen under this Section 8.2.1(b).

8.2.2 First Achievement of Events. Immediately following the first achievement of any of the following Events with regard to any Product for any Initial Indication, the Party achieving such Event shall notify the other Party of such achievement. Roche shall pay to Maxygen Event Payments in the applicable amounts set forth in this Section 8.2.2 within [****] after receipt of such notice (each a “Event Payment”).

Event		Event Payment (U.S.$)
A.	[****]	$	[****]
B.	[****]	$	[****]
C.	[****]	$	[****]
D.	[****]	$	[****]
E.	[****]	$	[****]
F.	[****]	$	[****]
G.	[****]	$	[****]
H.	[****]	$	[****]
I.	[****]	$	[****]
J.	[****]	$	[****]
K.	[****]	$	[****]
L.	[****]	$	[****]
M.	[****]	$	[****]
N.	[****]	$	[****]
O.	[****]	$	[****]

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With regard to Events A, B and C above, achievement of each such Event shall be subject to [****], as described in Section 2.2.4(b), that the Event was accomplished.

8.2.3 Second Achievement of Events. Immediately following the first achievement of each Event specified below for any Product intended to treat the second Initial Indication, the Party achieving such Event shall notify the other Party of such achievement. Roche shall pay to Maxygen Event Payments in the applicable amounts set forth in this Section 8.2.3 within [****] days after receipt of such notice.

Event		Event Payment (U.S.$)
A.	[****]	$	[****]
B.	[****]	$	[****]
C.	[****]	$	[****]
D.	[****]	$	[****]
E.	[****]	$	[****]
F.	[****]	$	[****]
G.	[****]	$	[****]
H.	[****]	$	[****]
I.	[****]	$	[****]
J.	[****]	$	[****]
K.	[****]	$	[****]
L.	[****]	$	[****]

Such Event Payments shall be paid regardless of whether the subject Product has previously triggered any Event Payments (i.e., for a prior Indication) and shall be paid based on the timing (i.e., sequence) of when the applicable Event is achieved. For example, if a Product initially is developed for [****] and is later developed for [****], the second set of Event Payments set forth in Section 8.2.3 shall be paid with regard to such Product as it is developed for the second Indication.

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8.2.4 Timing. If an Event subject to Section 8.2.2 or 8.2.3 is achieved and the Event Payment for a preceding Event has not yet been paid, including without limitation, because the earlier Event was not reached, then, upon achievement of the later event, the Event Payments due for such Event, and all earlier Events for which an Event Payment for the applicable Product has not yet been paid, shall be due. By way of illustration, if pursuant to Section 8.2.3 a [****] is commenced for a Product for the treatment of [****] without the Commencement of a [****], at such time as Event Payment C is due pursuant to Section 8.2.3, Event Payment B shall also be due.

8.2.5 Discontinued Products. The Event Payments due under Sections 8.2.2, 8.2.3 and 8.2.4 shall be made with respect to the Products as described above; provided, however, that if Roche ceases all development of a particular Product (a “Discontinued Product”) after having made any payment with respect to such Discontinued Product under Sections 8.2.2, 8.2.3 or 8.2.4 in respect of the achievement of any Event described therein with the Discontinued Product in relation to a particular indication, then following the accomplishment of that same Event with respect to the next Product for the same indication, no Event Payment shall be due hereunder in respect of such achievement. When Events described in such Sections are achieved with respect to such subsequent Product corresponding to Event Payments that were not previously paid with respect to the Discontinued Product, then any Event Payment that was not previously paid shall be payable pursuant to Sections 8.2.2, 8.2.3 and 8.2.4.

8.2.6 Effect of Opt-Out. If Maxygen exercises its right to opt-out pursuant to Section 4.7, then all Event Payments payable pursuant to Section 8.2.2 or 8.2.3, as applicable, for achievements of events attained after the effective date of such opt-out shall be reduced as follows: (a) with regard to Products that have commenced clinical trials as of effective date of such opt-out as described in Section 4.7.4, such Event Payment shall be reduced by [****] of the Event Payments otherwise payable (i.e., [****] of such Event Payments shall be paid), and (b) with regard to Products that have not commenced clinical trials as of the effective date of such opt-out, such Event Payment shall be reduced to [****] of the Event Payments otherwise payable.

8.2.7 Non-creditable Payments. All Event Payments made to Maxygen pursuant to this Article 8 shall be non-refundable and shall not be creditable against any other amount due to Maxygen pursuant to this Agreement.

8.2.8 Invoices. For each event achieved that relates to an Event Payment subject to this Section 8.2, the Party achieving such event shall promptly, and in any event within thirty (30) days, notify the other Party. Maxygen shall provide Roche with an invoice for any Event Payment due under this Section 8.2, and Roche shall pay Maxygen the applicable Event Payment within thirty (30) days after receipt of such invoice.

8.2.9 Aggregate Event Payments. In no event shall the total amount of Event Payments paid to Maxygen with regard to Products exceed ninety-five million Dollars ($95,000,000).

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9. ROYALTIES

9.1 Royalties. On a Product-by-Product basis, Roche will pay to Maxygen royalty payments on Net Sales of Products by Roche and its Affiliates and Sublicensees, as follows:

9.1.1 No Opt-Out. If Maxygen continues to pay its share of the Collaboration Costs for Products as described in Section 4.1.1, and does not opt-out of the payment of Collaboration Costs pursuant to Section 4.7, then Maxygen shall receive royalties on annual Net Sales of such Product in the applicable geographic region, as follows:

(a) U.S.

Net Sales ($U.S.)	Royalty Rate
Up to [****]	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

By way of example, if in a particular year annual Net Sales of Products in the U.S. are $[****] million, then the royalty payment due to Maxygen for such sales shall be $[****] million, where a royalty of $[****] million is due for Net Sales up to $[****] million, $[****] million is due for Net Sales from $[****] to $[****], $[****] million is due for Net Sales from $[****] to $[****] million, and $[****] million is due for Net Sales from $[****] to $[****] million.

(b) Japan.

Net Sales ($U.S.)	Royalty Rate
Up to $[****]	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

(c) Rest of World.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

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9.1.2 Opt-Out at [****].

(a) U.S. If Maxygen opts out of further sharing of Collaboration Costs at the [****] pursuant to Section 4.7, then after the applicable Transition Period the royalty rates for Net Sales of Products in the U.S. shall be based on those set forth in Section 9.1.1(a) but reduced for each tier (a) by [****] in which Maxygen has exercised its opt-out right and (b) by [****]. Thereafter, such royalty rates shall [****]. By way of example, but without limitation, if Maxygen opt-out is month [****] after [****] in the U.S. and the beginning of the next calendar quarter is month [****], then for the first tier of Net Sales in the U.S. ($[****] to $[****] million) the royalty rate shall be [****]% for month [****] and [****],[****]% for month [****] to [****],[****]% for month [****] to [****],[****]% for month [****] to [****],[****]% for month [****] to [****], and [****]% for the remainder of the royalty period beyond month [****].

(b) Japan. If Maxygen opts out of further sharing of Collaboration Costs at the [****] pursuant to Section 4.7, then after the effective date of the opt-out the royalty rates on Net Sales of Products in Japan shall be as follows:

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

(c) Rest of World. If Maxygen opts out of further sharing of Collaboration Costs at the [****] pursuant to Section 4.7, then after the effective date of the opt-out, the royalty rates on Net Sales of Products in ROW shall be as follows:

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

9.1.3 Opt-Out at [****]. If Maxygen opts out of paying further Collaboration Costs at the [****] pursuant to Section 4.7, then after the effective date of the opt-out, Maxygen will receive royalties on annual Net Sales of Products in the applicable geographic region(s), as follows:

(a) U.S.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

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(b) Japan.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

(c) Rest of World.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

9.1.4 Opt-Out at [****]. If Maxygen opts out of paying further Collaboration Costs at the [****] pursuant to Section 4.7, then after the effective date of the opt-out, Maxygen will receive royalties on annual Net Sales of Products in the applicable geographic region, as follows:

(a) U.S.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

(b) Japan.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

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(c) Rest of World.

Net Sales ($U.S.)	Royalty Rate
Up to $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million and ≤ $[****] million	[****]	%
>$[****] million	[****]	%

9.2 Royalty Reductions.

9.2.1 New Indications. If Maxygen opts out, and subsequently Roche develops a Product for an Indication beyond the Initial Indications and in a particular geographic area receives Regulatory Approval for a Product for such Indication, then the royalty rates described in Sections 9.1.2, 9.1.3 and 9.1.4 due to Maxygen for Net Sales of such Product in the applicable geographic area (i.e., U.S., Japan, ROW) shall be reduced, as follows:

(a) if Maxygen has opted out at the [****] or the [****], then, from the end of the calendar quarter in which Regulatory Approval is received in the first country in such geographic area, the royalty rates for such geographic area set forth in Section 9.1.3 or 9.1.4 will be reduced: (i) by [****] per tier, if the development of such Indication was initiated prior to the effective date of opt-out and Maxygen has partially contributed to its co-funding, or (ii) by [****] per tier, if the development of such Indication was initiated after the effective date of opt-out and Maxygen has not contributed any funding for such Indication. For purposes of this Section 9.2.1(a), “development of such Indication was initiated” means the first patient was dosed in the first clinical trial for such Indication.

(b) if Maxygen has opted out at the [****], and Roche receives regulatory approval in the U.S. for an Indication beyond the Initial Indications (irrespective of when such development was initiated), then, from the end of the calendar quarter in which Regulatory Approval is received in the U.S., the royalty rates applicable pursuant to 9.1.2 above will be further reduced in the US by [****] per tier, commencing immediately after the quarter in which Roche receives Regulatory Approval in the U.S. for the new Indication.

(c) Any royalty reduction subject to Section 9.2.1(a) or (b) shall apply for the first such additional Indication that obtains Regulatory Approval in the applicable geographic area. If any other additional Indications receive Regulatory Approval there shall be no further royalty reductions.

9.2.2 Where Compulsory License have been Granted. If a compulsory license is granted to a Third Party under the applicable laws of any country in the Territory with regard to any Product, then if the royalty rate granted such Third Party under such compulsory license is lower than the rate otherwise due to Maxygen pursuant to Section 9.1 above, then for so long as such compulsory lower royalty rate remains in effect in such country with regard to the

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applicable Product, Roche shall pay to Maxygen [****] any amounts the Roche Group receives from Third Parties in such country under any such compulsory license, in lieu of royalties under Section 9.1. When applicable, compulsory license Net Sales shall not be taken into account for the calculation of minimum annual royalty payments subject to Sections 9.2.4 and 9.7.3 or the Commercial Manufacturing Costs offset in Section 9.2.3. If the threat of a compulsory license looms in a country, then Roche and Maxygen shall discuss whether to grant a voluntary license to preclude the issuance of a compulsory license. If the Parties agree to grant such a voluntary license, then such voluntary license shall be treated as a compulsory license and shall be subject to this Section 9.2.2.

9.2.3 Reduction for Commercial Manufacturing Costs. Roche shall be fully responsible for all Commercial Manufacturing Costs for commercial Product supplies. However, if after the [****] in a given geographic area of the Territory and for a given calendar year, Commercial Manufacturing Costs for a particular Product exceed [****] of Net Sales of such Product in such geographic area, then, subject to the limitation in Section 9.7.3, Roche shall be entitled to deduct [****] of the amount of Commercial Manufacturing Costs in excess of [****] of the applicable Net Sales for such Product in such geographic area from the royalties payable to Maxygen for the applicable Net Sales, and for so long as this remains so. For example, if Commercial Manufacturing Costs, for a given calendar year after the [****]Japan, is [****] of Net Sales in Japan, then, subject to the limitation in Section 9.7.3, Roche may deduct [****] of such Net Sales of such Product in Japan from the royalties otherwise due to Maxygen on the applicable Net Sales for such Product in Japan.

9.2.4 [****] Result; [****] Culture Result.

(a) If a Satisfactory [****] Culture Result with [****] is achieved on or before [****], but a Commercially Viable [****] Process Result is not achieved with [****] by [****], and Roche elects to develop [****] made using [****] manufacturing, all royalty rates in all tiers described in Section 9.1 shall be reduced by [****]; provided, for Product sales in any calendar year following the end of the [****], in no event shall the total amount of royalties paid to Maxygen with regard to royalty-bearing Net Sales of Products sold in the applicable year be less than [****] of aggregate worldwide royalty-bearing Net Sales of Products.

(b) If a Satisfactory [****] Culture Result with [****] is not achieved on or before [****], but a Satisfactory [****] Culture Result is achieved with [****], and Roche elects to develop [****] using [****] manufacturing, in consideration for the use of the [****] Know-How, then all royalty rates in all tiers described in Section 9.1 shall be reduced by [****]; provided, for Product sales in any calendar year following the end of the [****], in no event shall the total amount of royalties paid to Maxygen with regard to royalty-bearing Net Sales of Products sold in the applicable year be less than [****] of aggregate worldwide royalty-bearing Net Sales of Products. For example, if the First Commercial Sale of a Product occurs on [****], the guaranteed minimum royalty payment would only apply beginning in calendar year [****] and onwards. By way of further example, if the First Commercial Sale of a Product occurs on [****], and worldwide aggregate royalty-bearing Net Sales of Products by Roche and its Affiliates and Sublicensees in [****] were [****], and Roche paid to Maxygen royalties totaling

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[****] for such royalty-bearing Net Sales pursuant to the applicable provision of Section 9.1, and 9.2.1, 9.2.2 and/or 9.2.3, if applicable, then for calendar year [****], the guaranteed minimum royalty payment due to Maxygen for such royalty-bearing Net Sales would be [****].

(c) If (i) a Satisfactory [****] Culture Result is not achieved with [****] on or before [****], (ii) Roche elects to advance [****] as the Lead Compound, and (iii) Roche elects, for any reason, to use a [****] process to manufacture such Compound, then, in consideration for the use of the [****] Know-How, all royalty rates in all tiers described in Section 9.1 shall be reduced by [****]; provided, for Product sales in any calendar year following the end of the [****], in no event shall the total amount of royalties paid to Maxygen with regard to royalty-bearing Net Sales of Products sold in the applicable year be less than [****] of aggregate worldwide royalty-bearing Net Sales of Products.

(d) For any minimum royalty payment due under this Section 9.2.4, Roche shall pay any amount due (i.e., the difference between the amount due and the amount previously paid to Maxygen for such Net Sales) to Maxygen, within [****] after the end of the applicable calendar year, together with calculations showing the amount due.

9.3 Combination Products.

9.3.1 If Roche sells any Product in the form of a combination Product containing one or more pharmaceutically active ingredients or a delivery device in addition to the Licensed Compound included in such Product (whether combined in a single formulation and/or package, as applicable, or formulated and/or packaged separately), Net Sales of such combination Product will be calculated by multiplying actual Net Sales of such combination Product by the fraction A/(A+B) where A is the invoice price of any Product comprising as its sole active ingredient such Licensed Compound if sold separately, and B is the total invoice price of the other active ingredient(s) or the delivery device in the combination Product if sold separately.

9.3.2 If, on a country-by-country basis, such other pharmaceutically active ingredient or ingredients or delivery device in the combination Product are not sold separately in such country, but the Licensed Compound component of the combination Product is sold separately in such country, Net Sales for the purpose of determining royalties of the combination Product shall be calculated by multiplying actual Net Sales of such combination Product by the fraction A/C where A is the invoice price of such Licensed Compound component if sold separately, and C is the invoice price of the combination Product. If, on a country-by-country basis, such Licensed Compound component is not sold separately in such country, Net Sales for the purposes of determining royalties of the combination Product shall be D/(D+E) where D is the fair market value of the portion of the combination Product that contains the Licensed Compound and E is the fair market value of the portion of the combination Product containing the other active ingredient(s) or delivery device included in such combination Product, as such fair market values are determined in good faith by the Parties.

9.3.3 With regard to any Product sold in combination with a delivery device, if Roche plans to reduce the invoice price of such Product as compared to the invoice price of the

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delivery device, on a relative basis, then Roche shall promptly notify Maxygen of the proposed change. In any such event, at Maxygen’s request, Roche shall explain the reason for such change. In the event that Maxygen has a concern that any such change will result in disproportionate impact on the proportion of the value attributed to Products, the Parties shall discuss such concern in good faith with the goal of reaching a fair and equitable resolution.

9.4 Royalty Term. For each Product, the obligation of Roche to pay Maxygen royalties on Net Sales in a given country shall commence on the date of the First Commercial Sale of such Product by any member of the Roche Group in such country, and shall continue on a country-by-country and Product-by-Product basis, until the later of (a) the date upon which no Valid Claim would cover the manufacture, use, sale, offer for sale, importation or exportation of the applicable Product in the applicable country, and (b) the date that is [****] years after the date of the First Commercial Sale of the applicable Product in such country. Notwithstanding the above, if Maxygen is continuing to share M&P Costs with regard to the applicable Product in the U.S., then Roche’s obligation to pay Maxygen royalties on Net Sales of such Product in the US shall continue for so long as Maxygen shares such M&P Costs.

9.5 Accrual of Royalties; One Royalty. No royalty shall be due or owing from the use or distribution of Product in transactions where no consideration is received by the Roche Group, such as when Product is made or used for tests or development purposes or is distributed, without charge, as promotional samples. No royalties shall be payable on sales among entities in the Roche Group, but royalties shall be payable on subsequent sales by entities within the Roche Group to a Third Party. No multiple royalties shall be payable under this Agreement because any Product is covered by more than one Valid Claim or incorporates or is covered by or made with the use of both Know-How and a Valid Claim.

9.6 Third Party Payments. Except as expressly provided in Section 4.6.2, and subject to Section 9.7, Roche shall be solely responsible for paying to Third Parties (including, without limitation, the [****] pursuant to the [****] Agreement) all amounts due for licenses or other rights necessary to develop, make, have made, use, sell, offer for sale or import Products worldwide in the Field. If Roche has entered the applicable Third Party agreement, then Roche shall directly pay such Third Party any amounts subject to this Section 9.6. If Maxygen has entered the applicable Third Party agreement (e.g., the [****] Agreement), then Maxygen shall directly pay such Third Party any amounts subject to this Section 9.6 and Roche shall pay to Maxygen all such amounts within thirty (30) days after receipt of an invoice thereof.

9.7 Third Party Royalty Offset.

9.7.1 Payments to Third Parties. Subject to the limitation in Section 9.7.3, if pursuant to Section 9.6, Roche makes royalty payments to a Third Party for a Product in a particular country, then, [****] of any such royalty payments paid by Roche to such Third Party with regard to such Product in such country shall be creditable against the royalties owed to Maxygen pursuant to Section 9.1 on the Net Sales of such Product in such country.

9.7.2 Delivery Devices. If Roche sells any Product in combination with a delivery device and Net Sales for such combination is adjusted pursuant to Section 9.2, then Roche shall not be entitled to any offset pursuant to this Section 9.7 for any payments made to Third Parties with respect to the applicable delivery device.

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9.7.3 Limitations on Royalty Offsets. In no event shall the royalty paid to Maxygen for Net Sales of any Product in any country be reduced by more than an amount equal to [****] of the royalties otherwise due for Net Sales of such Product in such country, per the applicable royalty rates set forth in Section 9.1, unless the terms of Section 9.2.4 apply, in which case the minimum annual royalty payment to Maxygen shall be as provided in Section 9.2.4.

9.7.4 No Offset. It is understood and agreed that no offset subject to this Section 9.7 shall be available to or applied by Roche with regard to any amount paid to Maxygen pursuant to Articles 4 and 8.

9.7.5 Determination. In applying any royalty reductions available to Roche, any offset available pursuant to Section 9.2 shall be first applied, and then any deduction available pursuant to Section 9.7 shall be applied to the applicable Net Sales figure determined by application of Section 9.2.

9.8 Convenience. Roche acknowledges that Maxygen may not own or Control patents covering the Compounds or Products and/or the use thereof for the manufacture of Products, but agrees that substantial commercial value has been or will be contributed by Maxygen’s development of the Compounds. Accordingly, for their mutual convenience, the Parties have agreed to the royalty payment obligations set forth in this Article 9.

9.9 Royalty Reports. Commencing with the First Commercial Sale of a Product and for the remaining term of this Agreement, Roche shall submit quarterly to Maxygen a written royalty report (“Royalty Report”) covering sales of each Product for each Roche fiscal quarter (currently ending on or about the last day of March, June, September, and December) with the following information for each of Roche and its Affiliates and Sublicensees, on a country-by-country and Product-by-Product basis:

(a) Adjusted Gross Sales, showing applicable lump sum deductions used to determine Net Sales, and the resulting Net Sales;

(b) the royalties due to Maxygen, which shall have accrued hereunder in respect to the applicable Net Sales, and calculations showing how such royalties were determined, including the royalty rate(s) applied to calculate the royalties due;

(c) the amount of taxes, if any, withheld to comply with any applicable law;

(d) the exchange rates used in determining the payments due Maxygen; and

(e) any royalty offsets or other adjustments (e.g., for any combination Product as provided for in Section 9.3) applied in calculating the royalties due to Maxygen, and stepwise calculations showing the royalties due to Maxygen for the applicable Product after any such offset or adjustments.

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Royalty Reports shall be provided to Maxygen for the entire Territory no later than the earlier of: (a) [****] days after the end of the fiscal quarter to which they pertain, or (b) [****] days prior to the date that Maxygen is obligated to make a report with respect thereto to a Third Party (e.g., under the [****] Agreement).

9.10 Timing of Royalty Payments. Roche shall make any royalty payments due pursuant to Section 9.1 concurrently with Roche’s provision of the Royalty Report required by Section 9.9 for the relevant quarter.

10. GENERAL FINANCIAL MATTERS

10.1 Payment Method.

10.1.1 Maxygen. All amounts due Maxygen hereunder shall be paid in Dollars by wire transfer in immediately available funds to an account designated by Maxygen, or by such other commercially reasonable means as may be designated by Maxygen.

10.1.2 Roche. All amounts due Roche hereunder shall be paid in Dollars by wire transfer in immediately available funds to an account designated by Roche, or by such other commercially reasonable means as may be designated by Roche.

10.2 Exchange Rates for Royalties. If a conversion of currency is required for the payment of royalties due from Roche to Maxygen, then such conversion shall be made as follows:

10.2.1 When calculating Net Sales, the amount of any such Net Sales for sales outside the U.S. shall be converted for computational purposes only into Swiss Francs as computed in Roche’s Central Swiss Francs Sales Statistics for the countries concerned, using for internal foreign currency translation [****] actually used on a consistent basis in preparing its audited financial statements. If, after the Effective Date, Roche changes its procedures for foreign currency exchange during the term of this Agreement, Roche shall promptly provide to Maxygen a written description of any such change, with an illustrative calculation.

10.2.2 When calculating royalty payments on Net Sales, any conversion under Section 10.2.1 shall be at the [****] rate of the Swiss Francs to Dollars as retrieved from the Reuters system (or any other source then routinely used by Roche) for the applicable period.

10.3 Late Payments; Interest. Unless otherwise stated under this Agreement, any payments or portions thereof due under this Agreement that are not paid the date such payments are due shall bear interest at a rate equal to the lesser of the [****] rate as reported by the Wall Street Journal for the last day of the applicable calendar quarter, plus an additional [****] per year, or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly, without prejudice to any other claim or remedy available to the receiving Party.

10.4 Restrictions on Payments. If by law, regulations or fiscal policies, remittance of royalties in Dollars is prohibited or restricted, Roche will notify Maxygen and payment of the royalty obligation shall be made by deposit thereof in local currency to the credit of Maxygen in a recognized banking institution designated by Maxygen.

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10.5 Audit Right.

10.5.1 Roche shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale of Products and all amounts payable to Maxygen under this Agreement pursuant to Article 9, in sufficient detail to permit Maxygen to confirm the accuracy of all payments due hereunder for no less than [****] years after the time period(s) to which such records relate. Roche shall include in each written sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Maxygen’s auditor subject to the same terms and conditions as stated in this Section 10.5. Such records shall be sufficient for Maxygen to verify the reports provided to Maxygen pursuant to Section 9.9, on a Product-by-Product and country-by-country.

10.5.2 Upon written request to Roche and at least [****] days prior notice from Maxygen, and not more often than [****] per year, Maxygen may engage [****] independent certified public accountant to perform, on behalf of Maxygen, an audit of Roche’s books and records during normal business hours to verify the accuracy of the royalty reports furnished by Roche and to confirm payments made hereunder with respect to any quarterly period ending not more than [****] months prior to the date of such request.

10.5.3 Upon the expiration of [****] months following the end of any quarterly payment period, the calculation of amounts payable to Maxygen with respect to such quarter shall be binding and conclusive upon Maxygen (except with respect to any audit then underway, or in the case of fraud or misrepresentation), and Roche shall be released from any liability or accountability with respect to royalties for such fiscal quarter.

10.5.4 The auditor shall disclose its factual findings and conclusions to the Parties in a written report, including any calculations, and explain the basis of such findings and conclusions. A copy of such report shall be provided to Roche at the same time it is sent or otherwise provided to Maxygen. After such disclosure of the auditor’s report, the Parties will discuss in good faith and seek to agree on a shared interpretation of the relevant parts of the Agreement, and compare their shared interpretation with auditor’s findings and conclusions, and determine if there has been an overpayment or underpayment of royalties with respect to the period covered by the auditor’s report.

10.5.5 If the Parties determine any underpayment of royalties with respect to the period covered by the auditor’s report, Roche shall remit, or shall cause its Affiliates or Sublicensees to remit, to Maxygen, the amount of such underpayment within thirty (30) days after the date of such determination by the Parties, together with any interest due thereon. If the amount of any underpayment of any amount due with respect to the period covered by the auditor’s report is in excess of [****] of the total royalties due to Maxygen with respect to the period covered by the auditor’s report, then Roche shall reimburse Maxygen for the cost of the audit in which the underpayment was discovered, the amount of the underpayment discovered,

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and interest on the underpayment at the rate set forth in Section 10.3. Any overpayment of royalties shall be fully creditable against future royalties payable in subsequent periods or be reimbursed to Roche if no further royalties are due.

10.5.6 Notwithstanding the statements above concerning Maxygen, if any audit performed by [****] independent public accountant has concluded to the correctness of the report on Net Sales for the period or periods requested by Maxygen and Maxygen, after reviewing the information received from the [****] independent public accounting, believes that a supplementary audit is appropriate to investigate a possible discrepancy between Roche’s returns and other information, Maxygen shall have the right to engage its officially appointed worldwide independent public accountant or audit specialty firm reasonably acceptable to Roche, to perform, upon at least [****] days prior written notice, such supplementary audit to examine and copy pertinent books and records of Roche as are reasonably necessary to enable such accounting firm to deal with that discrepancy and confirm to Maxygen the correctness of the report on Net Sales for the specific countries and for the period or periods initially requested by Maxygen. Such supplementary audit shall be conducted in accordance with Accounting Standards used by Roche at the time of the audit, as consistently applied and shall be performed during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities. Maxygen will bear the full cost of such supplementary audit unless such supplementary audit leads the Parties to determine an underpayment of any amount due that is in excess of [****] percent of the total royalties due to Maxygen with respect to the period covered by the Auditor’s report, in which case Roche shall reimburse Maxygen for the cost of the audit in which the underpayment was discovered, the amount of the underpayment discovered, and interest on the underpayment at the rate set forth in Section 10.3.

10.5.7 In addition, to ensure compliance with the [****] Agreement, Roche shall permit an [****] as required by the [****] Agreement.

10.5.8 If Roche determines through an internal audit within the Roche Group that any payment to Maxygen is incorrect, it shall promptly notify Maxygen, and provide a written explanation of the error and any unpaid amounts will immediately be paid by Roche, without interest on such unpaid amount. Any unpaid amount, if paid by Roche as described above immediately after the error is determined, shall not be taken into account for the calculation of any penalty under Section(s) 10.5.5 and 10.5.6.

10.6 Confidentiality of Records. Maxygen agrees that all information subject to review under this Article 10 (other than the reported results of such review to comply with any legal obligation of Maxygen) is confidential and that Maxygen and the auditor shall retain all such information in confidence, although this condition is not intended to restrict Maxygen from enforcing any term or provision of this Agreement, and provided that Maxygen shall be entitled to disclose such information to its licensors of Maxygen Separate Technology as reasonably necessary for Maxygen to comply with its obligations to any such licensors. At Roche’s request, Maxygen’s auditors shall sign a confidentiality agreement, with terms reasonably acceptable to Maxygen and Roche, with Maxygen and Roche before the commencement of any audit.

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10.7 Taxes.

10.7.1 General. Each Party shall bear and, except as otherwise expressly provided in this Section 10.7, pay any and all taxes, duties, levies, and other similar charges (and any related interest and penalties), however designated, imposed on that Party as a result of the existence or operation of this Agreement. If laws or regulations require that taxes be withheld, the paying Party will (a) deduct those taxes from the remittable payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other Party within [****] days following that payment. In addition and without limiting the foregoing, with respect to amounts payable under this Agreement that may give rise to taxes based on net income, the paying Party may withhold from such payments and pay such taxes to the proper taxing authority if the paying Party reasonably determines that as a result of the relationship of the parties under this Agreement a withholding of such taxes is required by applicable law, in which case the paying Party shall send proof of such payment to the other Party within [****] days following that payment. Further, each Party, as is necessary or desirable, shall have the right to file any tax or other returns or make any election as a result of the relationship of the Parties under this Agreement and such Party shall have the right to file all such returns and make such elections as required by law. Each Party agrees to provide the other Party with reasonable information and assistance in connection with the other Party’s performance of the activities described in this Section 10.7.1.

10.7.2 Withholding Taxes. Roche may deduct from any royalty payments it is required to pay to Maxygen pursuant to this Agreement an amount equal to that required to be withheld on behalf of Maxygen for or due on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the U.S. (“Withholding Taxes”). At Maxygen’s request, Roche shall provide Maxygen a certificate evidencing payment by Roche of any Withholding Taxes hereunder and shall reasonably assist Maxygen, at Maxygen’s expense, to obtain the benefit of any applicable tax treaty.

10.7.3 Other Taxes. Any sales taxes (e.g., consumption or value added taxes), use taxes, transfer taxes, value added, duties and other taxes or governmental charges required to be paid in connection with the transfer to the Roche Group or by the Roche Group with regard to any Products shall be the sole responsibility of Roche. In the event that Maxygen is required to pay any such amounts, Roche shall promptly remit payment to Maxygen of such amounts following receipt of an invoice therefor.

11. MANUFACTURING

11.1 Maxygen. Unless otherwise agreed in writing by the Parties, Maxygen shall be responsible, through a contract manufacturer approved by the JMC pursuant to Section 4.6.1, for manufacturing and supplying Products for use in pre-clinical development activities and Phase I and Phase IIa clinical trials for the Initial Indications and, if necessary, until such time as Roche has scaled-up the manufacturing process at its manufacturing facility. Maxygen (or the contract manufacturer) shall use reasonable efforts to conduct all manufacturing and CMC activities in a manner designed to meet Roche CMC quality criteria for similar products and avoid undue risk that may jeopardize later-stage timelines and/or activities with regard to Products. The Parties hereby agree that [****] are acceptable contract manufacturers.

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11.2 Roche. Prior to the commencement of clinical trials, Roche will not provide a significant portion of Roche personnel or facilities for work under the CMC Plan, except to assess the feasibility of manufacturing Products using a [****] process. Roche shall assess and advise Maxygen regarding the manufacturing the Product for Phase I and/or IIa clinical trials for the Initial Indications, and if a Satisfactory [****] Culture Result is not achieved by Maxygen on or before [****], then, unless Roche wishes to assume such responsibility itself, Maxygen will remain responsible for the manufacture of Products for such Phase I and/or Phase II clinical trials through a contract manufacturer approved by the JMC pursuant to Section 4.6.1. Roche shall be responsible for manufacturing and supplying Products for Phase III and subsequent clinical trials and commercialization of Products worldwide in the Field. Roche acknowledges that manufacturing of Products for sale in the United States must be in compliance with Section 5.2.2(b)(ii).

12. REGULATORY MATTERS

12.1 Regulatory Responsibilities. Maxygen shall, in consultation with Roche, be responsible with regard to all Products for the preparation and filing of all INDs and other Regulatory Filings necessary to conduct Phase I and Phase IIa clinical trials for the Initial Indications. The JMC shall select the countries where clinical trials will be conducted and INDs shall be filed in countries as are necessary to satisfy Legal Requirements to conduct clinical trials in such countries. Roche shall, in consultation with Maxygen, be responsible for the preparation and representation of the Products after the Completion of Phase IIa for the applicable Initial Indication, and the preparation and filing of BLAs and all other submissions to Regulatory Agencies necessary to conduct Phase III and later clinical trials, manufacture the Products for Phase III and later clinical trials and commercialize sale.

12.2 Regulatory Status. Each Party shall keep the other Party reasonably and regularly informed of all communications with Regulatory Agencies regarding Products for use in the Field, including all safety information, until Maxygen transfers to Roche the last IND held by Maxygen, provide the other Party with access to and the right to, cross-reference and use all information contained in and a right of reference to all Regulatory Filings relating to Products, including a full electronic copy thereof. After Maxygen transfers to Roche the last IND held by Maxygen, Maxygen’s right to cross-reference and use such Regulatory Filings shall terminate unless it reacquires such rights pursuant to Section 18.7, in such a case, the Parties shall enter into pharmacovigilance agreements as appropriate.

12.3 Ownership of Regulatory Filings.

12.3.1 Prior to the Completion of Phase IIa for the applicable Initial Indication, Maxygen shall hold all INDs (including any CTAs) filed with regard to Products for the applicable Initial Indication; provided, however, that immediately after the Completion of Phase IIa for each of the Initial Indications (i.e., when the clinical database is locked for the trial for the applicable Initial Indication), Maxygen shall transfer and assign to Roche, all Regulatory Filings owned by Maxygen related to all such INDs (the “Transferred Regulatory Filings”), including the safety database for such Product, and Roche shall have full responsibility for all subsequent regulatory activities for such Initial Indication. If requested by Roche, Maxygen agrees to

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perform such acts, and execute such further instruments, documents or certificates, as may reasonably be required for the Transferred Regulatory Filings to be transferred and assigned to Roche. Effective upon the date that Maxygen transfers to Roche each Transferred Regulatory Filing officially with the applicable Regulatory Agency, Roche shall and hereby does undertake all regulatory responsibilities of such undertakings.

12.3.2 Roche shall hold all BLAs filed with regard to Products for use in the Field, and the dossiers and marketing authorizations for Products shall be held in the name of Roche; provided, however, that in the event that Roche’s rights terminate for any Product, Roche shall promptly assign the Transferred Regulatory Filings and other materials described in Section 12.3.1 to Maxygen, and the terms of Section 12.3.1 shall apply mutatis mutandi with regard to Maxygen’s and Roche’s rights and responsibilities.

12.3.3 The Parties agree that, in each country in the Territory the Party then-owning the applicable Regulatory Filings shall maintain such Regulatory Filings during the term of the Agreement.

12.4 Communications with Regulatory Agencies.

12.4.1 If either Party (a) has the responsibility or right to make a submission to or filing with, or to communicate with, a Regulatory Agency pursuant to this Agreement or (b) is required pursuant to Legal Requirements to make a given submission or filing, or to communicate with, a Regulatory Agency, such Party shall, if not legally prohibited and if reasonably practicable, notify the other Party in advance and consult with such Party with respect to such submission, filing and communication to the extent that it is material to the development, commercialization or regulatory status of the applicable Product. In any event, each Party shall promptly notify the other Party of all material filings and submissions with any Regulatory Agency such Party has made with respect to the applicable Product, and shall include a summary of the contents of any such Regulatory Filing or submission. Each Party shall reasonably cooperate with the other Party regarding submissions to and Regulatory Filings with Regulatory Authorities with respect to Products

12.4.2 Neither Party shall make any material or substantive submissions, filings or communications with any Regulatory Agency, with respect to any Product without first providing the other Party written notice of the content and purpose of such submission, filings or communication, unless the timing imposed by Legal Requirements for making a given submission, filing or communication makes it not reasonably practicable to provide the other Party such advance notice. Notwithstanding the foregoing, the Party then responsible for clinical development of the applicable Initial Indication shall after consultation with the other Party be entitled to make all submissions and filings to the applicable Regulatory Agencies it deems appropriate, and have communications with applicable Regulatory Agencies as required by any legal requirement.

12.4.3 Before the Completion of Phase IIa for a particular Initial Indication, Maxygen as sponsor of the applicable IND shall be entitled to have Maxygen representation at any meeting with a Regulatory Agency that relates to a Product for such Initial Indication and/or its use in the Field. After the Completion of Phase IIa for a particular Initial Indication, Maxygen shall be entitled to have a Maxygen representation at any meeting with the FDA and EMEA to the extent such meeting relates to a Product for such Indication and/or its use in the Field, unless such attendance is prohibited by the relevant Regulatory Agency; provided such Maxygen representation shall be limited to one silent representative.

12.4.4 Prior to Completion of a Phase IIa for each Indication, Roche shall be entitled to have a Roche representative attend any meeting between Maxygen and any Regulatory Agency to the extent such meeting relates to a Product and/or its use in the Field, unless such attendance is prohibited by the relevant Regulatory Agency.

12.5 Prohibited Communications and Filings. Except as legally required:

12.5.1 During the term of this Agreement, Roche and its Affiliates shall not communicate or otherwise make a Regulatory Filing with any Regulatory Agency regarding any indication outside the Field to which it has not obtained a license from Maxygen, and shall not seek Regulatory Approval of any Product outside the Field.

12.5.2 During the time that any country remains in the Territory, except as provided in this Article 12, or as permitted under Section 18.7, Maxygen and its Affiliates shall not communicate or otherwise make a Regulatory Filing with any Regulatory Agency regarding any Product in the Field to which Roche retains an exclusive license in that country, and shall not seek Regulatory Approval of any such Product in the Field in that country.

12.6 Reporting Obligations.

12.6.1 Procedures. In advance of the transfer of any IND or CTA to Roche, the JPT shall establish a standard adverse event reporting procedure that will govern information exchange between the Parties regarding such events for the applicable Product. Such adverse events reporting procedure shall, in any event, require at least such timely disclosure as is reasonably necessary to permit both Parties to satisfy their adverse event reporting responsibilities to all Regulatory Authorities having jurisdiction and any other Legal Requirements. Pursuant to such protocol, each Party shall notify the other Party with regard to each Product of all adverse events (AEs), including without limitation, serious adverse events (SAEs) and serious unexpected suspected adverse reactions (SUSARs) (as defined by the EMEA) anywhere in the world.

12.6.2 Exchange of Drug Safety Information. The IND holder shall be responsible for recording, investigating, summarizing and reviewing any AEs and SAEs (including SUSARs) for the applicable Product. Each Party shall, and shall require that its sublicensees and Affiliates, (i) adhere to all requirements of applicable laws and regulations that relate to the reporting and investigation of AEs, SAEs and SUSARs, and (ii) keep the other Party informed of such experiences and any reporting to Regulatory Agencies with regard thereto.

12.6.3 Periodic Safety Update Reports and Safety Requests from Health Authorities. The IND holder shall use an internationally recognized format selected by the JMC as a standard for the reporting of SAEs and the compilation of Periodic Safety Update Reports

(“PSUR”) for which it is responsible under Legal Requirements, or as determined by the JDT in accordance with Legal Requirements. A Party shall provide the other Party with copies of any such PSUR at the time of its submission or such earlier time as the JPT may agree. During the preparation of the report, if significant safety issues arise, the JPT shall discuss and address such issues. The agreed reporting intervals for PSURs shall be every quarter for the first [****] following the international launch date of the Product in the Territory (i.e., the first BLA approval), and thereafter at least annually, unless applicable laws and regulations governing PSURs require more frequent or different reporting and unless otherwise agreed by the JPT.

12.6.4 Exchange of Drug Safety Requests. The Parties shall immediately provide each other with copies of all drug safety requests made by any Regulatory Agency regarding a Product. Proposed answers will be exchanged between the Parties before submission and the Parties shall cooperate with respect to such answers; provided, however, that the IND holder shall have ultimate decision-making authority with respect to answers relating to the Product, unless Legal Requirements require otherwise. The Parties shall exchange decisions received from applicable Regulatory Agency reasonably promptly after a Party receives notice of such decision.

12.7 Data Package. To the extent a Party has the right to do so and to the extent Maxygen has not opted out pursuant to Section 4.7, each Party shall assign and hereby assigns to the other Party hereto a joint ownership interest in and to the Data Package and all data therein. For avoidance of doubt, the foregoing assignment shall not include any right in or to any intellectual property rights, including without limitation, patent rights or copyright, embodied in such Data Package. It is understood that with respect to Products for use in the Field, neither Party shall have any obligation to account to obtain any approval of the other Party to license or exploit any Data Package, by reason of joint ownership thereof or other intellectual property, and each Party hereby waives any such right it may have under applicable laws in any country. In the event of any termination of the Agreement, the terms of Section 18.7.4 shall apply.

12.8 Product Recalls. Roche shall advise Maxygen if the Roche Group determines that any event, incident, or circumstance has occurred that may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market. Roche shall be responsible, at its sole expense, for the costs of any such recall.

12.9 Inspections by Regulatory Agencies. Each Party shall advise the other of any governmental communication, inspection or report of which it is aware that affects the Product or Legal Requirements relating to the Product. Any response to a regulatory notice relating to the Product or such Legal Requirement shall be prepared jointly by the Parties, with the lead role taken by the Party to whom such notice is addressed (or, if addressed to both Parties, the IND holder shall take lead role in responding to any such notice); provided, however, that each Party shall be entitled to take all such actions with respect to such notice as are required of it by Legal Requirements. Both Parties shall have the right to be present during any such inspection.

12.10 Product Complaints. Each Party shall promptly notify the other Party of any complaints received regarding the Product (other than those relating to safety or efficacy) in sufficient detail to allow such Party to comply with any and all applicable laws and regulations imposed upon it in any country in the Territory.

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12.11 Databases. The JPT shall be responsible for:

12.11.1 the establishment for each Product of a master clinical database that shall be based on validated software for such purpose, which database (or duplicate thereof) shall be available with timely updates to each of Roche and Maxygen;

12.11.2 listing all clinical data regarding each Product in such databases as may be useful to support the goals of this Agreement and/or required to comply with applicable Legal Requirements; and

12.11.3 the establishment for each Product of a master safety database that shall be based on validated software for such purpose, which would be (a) searched to provide answers to safety queries, (b) utilized in the generation of safety reports in accordance with Legal Requirements, and (c) available to both Roche and Maxygen.

13. INTELLECTUAL PROPERTY

13.1 Program Technology.

13.1.1 Ownership. Title to all Inventions and other intellectual property made in connection with the R&D Program shall be as follows:

(a) title to all Inventions and other intellectual property made solely by Maxygen employees or its agents in connection with the R&D Program without inventive contribution by Roche employees or its agents shall be solely owned by Maxygen; and

(b) title to all Inventions and other intellectual property made solely by Roche employees or its agents in connection with the R&D Program without inventive contribution by Maxygen employees or its agents shall be solely owned by Roche; and

(c) title to all Inventions and other intellectual property made jointly by employees or the agents of Roche and Maxygen in connection with the R&D Program (each a “Joint Invention”) shall be jointly owned by Maxygen and Roche, with each Party having an undivided ownership interest therein.

Notwithstanding the foregoing, Roche agrees to assign, and hereby assigns, to Maxygen, without additional consideration, any and all right, title and interest Roche may have in any Patent Rights and Know-How relating to Shuffling Technology that is conceived or reduced to practice, or otherwise developed, by Roche or jointly by Maxygen and Roche in connection with the R&D Program.

13.1.2 Law. Inventorship and rights of ownership of patentable Program Technology shall be determined in accordance with U.S. laws of inventorship. Rights of ownership of non-patentable Program Technology shall be determined in accordance with the laws of the jurisdiction in which such Program Technology is developed.

13.2 Patent Prosecution.

13.2.1 Solely Owned Inventions.

(a) Roche shall, at its sole discretion and expense, prosecute any and all patent applications within the Roche Technology that are solely owned by Roche, to obtain patents thereon and to maintain all such patents, in countries of its choice, using patent counsel of its choice. Interferences, nullification proceedings, reexaminations, reissues and oppositions shall be considered a part of the prosecution and maintenance of the Roche Patent Rights.

(b) Maxygen shall, at its sole discretion and expense, prosecute any and all patent applications within the Maxygen Technology that are solely owned by Maxygen, to obtain patents thereon and to maintain all such patents, in countries of its choice, using patent counsel of its choice. Interferences, nullification proceedings, reexaminations, reissues and oppositions shall be considered a part of the prosecution and maintenance of the Maxygen Patent Rights.

(c) The owner of patent applications and patents subject to this Agreement shall keep the other Party fully informed as to the status of any patent applications subject to Section this 13.2.1, including, without limitation, by providing such other Party the opportunity, at such other Party’s expense, to review and comment on any documents relating to such patent applications that will be filed in any patent office at least [****] days before such filing, and promptly providing such other Party with copies of any documents that the owner receives from any patent office(s), including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. Each Party shall take into consideration the other Party’s comments with regard to the prosecution of any such patent applications. Notwithstanding the foregoing provisions of this Section 13.2.1(c), if Maxygen opts out of further sharing of Collaboration Costs, Roche shall have no further obligation, with regard to patent applications and patents solely owned by Roche that are within the Program Technology, to provide to Maxygen copies of documents relating to such patent applications and patents before the filings thereof, however, Roche shall continue to provide to Maxygen copies of any such documents promptly after they are filed.

(d) Within [****] days after the Effective Date, Maxygen shall make available to Roche at Maxygen’s offices for review the complete texts of all pending patent applications within the Maxygen Separate Technology, as well as all correspondence concerning the prosecution thereof and any information or correspondence received by Maxygen from a patent office concerning the institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving the Maxygen Patent Rights anywhere in the Territory.

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(e) Notwithstanding Section 13.2.1(a) and (b) each Party shall have the right to discontinue the prosecution of any patent application owned solely by or solely Controlled by it, or to abandon any patent owned solely by it. If a Party decides to abandon or allow to lapse any such patent application or patent, such Party shall inform the other Party at least [****] days prior to such abandonment or lapse and, unless the owner reasonably believes prosecution by the other Party could have a material adverse impact on other patent applications or patents owned or Controlled by the owner, then the other Party shall be given the opportunity to assume responsibility to prosecute such patent application and/or maintain such patent, at its expense, at least [****] days prior to the date that such abandonment or lapse would otherwise take effect. The foregoing sentence shall not apply to any patent application or patent owned by a Third Party for which Maxygen does not have the right to grant to Roche such rights.

(f) Notwithstanding Sections 13.2.1(c), (d) and (e) it is understood and agreed that Maxygen shall have no obligation to disclose to Roche, or allow Roche to participate in the prosecution of, any Patent Rights owned by or licensed to Maxygen that claim any methods of performing Shuffling.

13.2.2 Joint Inventions.

(a) The Parties will cooperate to file, prosecute and maintain patent applications covering the Joint Invention(s) (as defined in Section 13.1.1(c) in the Major Markets and other countries agreed by the Parties. The Parties shall confer and agree which Party shall be responsible for conducting such activities with respect to a particular Joint Invention. The Party conducting such activities shall keep the other Party fully informed as to the status of such patent matters, including, without limitation, by providing the other Party the opportunity, at the other Party’s expense, to review and comment on any documents relating to the Joint Invention(s) that will be filed in any patent office at least [****] days before such filing, and promptly providing the other Party copies of any documents relating to Joint Invention that the Party conducting such activities receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. Subject to Section 13.2.2(c), the Parties will equally share all expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Joint Invention in the Major Markets, Other Markets and other agreed countries.

(b) If either Party wishes to seek patent protection with respect to any Joint Invention outside the Major Markets and other agreed countries, it shall notify the other Party hereto. If both Parties wish to seek patent protection with respect to such Joint Invention in such country or countries, such activities shall be subject to Section 13.2.2(a). If only one Party wishes to seek patent protection with respect to such Joint Invention in such country or countries, it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense.

(c) If at any time the Party responsible for the patent activities described in Section 13.2.2(a) (the “Responsible Party”) does not wish to file or wishes to discontinue the prosecution or maintenance of any patent application or patent filed in any country, on a country-by-country basis, it shall promptly give notice of such intention to the other Party. The latter shall have the right, but not the obligation, to assume responsibility for the prosecution of any such patent applications in the applicable country, at its own expense, by giving notice to the Responsible Party of such intention within [****] days.

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13.2.3 Cooperation. The Parties recognize that from a global patent prosecution perspective it is desirable for them to confer with one another regarding the strategy for and the course of prosecution of Patent Rights with the Maxygen Separate Technology, Roche Separate Technology and Program Technology, as such relate to any Product. It is the Parties’ intention to share information, and generally to collaborate, regarding patent protection for Products for the Field, and to confer regularly regarding such matter. To such end, the JMC may appoint a subcommittee to focus on patent matters relating to the Products.

13.3 Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, Maxygen and Roche agree that they have a common legal interest in determining whether, and to what extent, third party intellectual property rights may affect the conduct of the R&D Program and/or Compounds and/or Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the conduct of the R&D Program and/or Compounds and/or Products. Accordingly, Maxygen and Roche agree that all such information and materials obtained by Maxygen and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

13.4 [****] Patent Expenses. All expenses incurred by Maxygen under the [****] Agreement after the Effective Date in respect of the preparation, filing, prosecution and maintenance of patent applications and/or patents owned by the [****] shall be shared [****] by Roche and Maxygen. Interferences, nullification proceedings, reexaminations, reissues and oppositions and similar proceedings shall all be considered a part of the prosecution of the [****] Patent Rights.

14. INFRINGEMENT

14.1 Applicability. The provisions of this Article 14 shall govern the Parties’ rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the patents or misappropriation of the Know-How licensed under this Agreement. Notwithstanding the foregoing, in the case of patents and Know-How licensed under this Agreement that are owned by a Third Party, then the Parties’ rights to enforce such Patents or any right in such Know-How shall be subject to the rights of such Third Party set forth in its agreement with the Party Controlling such patents or Know-How.

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14.2 Enforcement of Intellectual Property Rights.

14.2.1 Notice. If either Party becomes aware of any actual or threatened commercially material infringement or improper use in the Field of any patent claiming a Product or its manufacture or use that is (a) owned solely by Maxygen and licensed exclusively to Roche in the Field under this Agreement, or (b) owned jointly by the Parties (in each case, a “Relevant Patent”) (in each case, an “Infringement”), then that Party shall promptly (within [****] days or [****] days in the event of receiving a Paragraph IV Certification as described in 21 C.F.R. §314.50(i)(A)(4), should such type of provision then apply to a biological product) notify the other Party and provide it with full details. The Parties will meet to discuss the appropriate course of action, and may collaborate in pursuing such course or action. Unless otherwise agreed in writing by the Parties, the terms of this Section 14.2 shall apply.

14.2.2 Solely Owned Patents.

(a) Subject to 14.2.3, in the event that an Infringement by a Third Party has occurred in the Field with regard to a Relevant Patent in any country in the Territory, or is subject to a declaratory judgment action arising from such Infringement in such country, a Party becoming aware of such event shall promptly notify the other Party hereto. Maxygen shall have the initial right (but not the obligation) to enforce any Relevant Patent that is owned or Controlled by Maxygen, or defend any declaratory judgment action with respect thereto, at its expense. In the event that Maxygen fails to initiate a suit to enforce such Relevant Patent against an Infringement in the Field by a Third Party in any jurisdiction in the Territory within [****] days (or [****] days in the event of receiving a Paragraph IV Certification, should such type of provision then apply) of a request by Roche to do so, Roche may, unless Maxygen is contractually prohibited from doing so, and, subject to any of Maxygen’s agreements, if any, with a Third Party owner or licensee of such Relevant Patent, initiate suit against such Infringement in the Field, at the expense of Roche. Roche shall have the right (but not the obligation) to enforce any Relevant Patent that is owned or Controlled by Roche, or defend any declaratory judgment action with respect thereto, at its expense. The Party involved in any such claim, suit or proceeding, shall keep the other Party hereto reasonably informed of the progress of any such claim, suit or proceeding.

(b) No settlement or consent judgment or other voluntary final disposition of any claim, suit or proceeding brought by a Party pursuant to this Section 14.2.2 to abate an Infringement in the Field may be entered into without the prior written consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any of the Patent Rights within the Program Technology or have a material adverse effect the rights of the other Party to this Agreement.

(c) Any recovery by such Party received as a result of any claim, suit or proceeding instituted to abate an Infringement in the Field subject to this Section 14.2.2 shall be used first to reimburse such Party for all expenses (including attorneys and professional fees) incurred in connection with such claim, suit or proceeding. If Maxygen owns the Relevant Patent and initiates the claim, suit or proceeding, then the Parties shall equally share the remainder of any such recovery; otherwise, Maxygen shall receive [****] of the remainder, and Roche shall retain [****] of the remainder.

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14.2.3 Solely Owned Patents. Except as provided in Section 14.2.2 each Party shall be responsible, in its discretion and at its expense, for enforcing and defending any Patent Rights and Know-How owned solely by it.

14.2.4 Jointly Owned Patents.

(a) If an Infringement of any patent owned jointly by Maxygen and Roche, then the Parties shall agree which Party will have the rights and responsibilities of abating such an Infringement, and how the expenses of abating any such Infringement shall be shared and how any recovery obtained in abating such Infringement will be allocated. If both Parties wish to participate in any such claim, suit or proceeding, the Parties shall jointly conduct such action and share the costs incurred in connection therewith. If only one Party wishes to pursue such a claim, suit or proceeding, then it shall have the right to proceed alone, at its expense. If the responsible Party initiates any claim, suit or proceeding relating to enforcement of the applicable Relevant Patent described above in connection with the abatement of such an Infringement, or becomes involved in a declaratory judgment action related to the applicable Relevant Patent, then the responsible Party shall use counsel reasonably acceptable to the other Party, and shall keep the other Party fully informed as to the status of such matters. Whether or not requested by the Party responsible for such claim, suit or proceeding, the other Party shall have the right to be represented by counsel of its own selection, at its own expense, in any suit initiated by the responsible Party against a Third Party under this Section for an Infringement, and the responsible Party agrees not to oppose attempts by the other Party to join in any such proceeding.

(b) Any recovery received by the responsible Party as a result of any such claim, suit or proceeding shall be used (i) first to reimburse the responsible Party for all costs and expenses (including attorneys and professional fees, and including amounts used to reimburse the other Party for activities requested by the responsible Party) incurred in connection with such claim, suit or proceeding and (ii) if the Parties have agreed to allocate the remainder, the remainder shall be divided with the other Party as agreed by the Parties.

(c) Neither Party may enter into any settlement with respect to any Infringement of any jointly owned patent, and may not voluntarily concede (or agree in settlement) that any of such Patent Rights are invalid or unenforceable, without the prior consent of other Party, which consent shall not be unreasonably withheld.

14.2.5 Cooperation with Regard to Infringement in the Field. In any action under this Section 14.2:

(a) Each Party shall fully cooperate with and assist the other Party as reasonably requested, at the expense of the Party responsible for such action as set forth in Section 14.2.2, 14.2.3 or 14.2.4 or as otherwise agreed by the Parties in writing. Such cooperation shall include joinder to any proceeding to abate such an Infringement as a plaintiff in the event that such other Party is necessary or indispensable to such proceedings under applicable law; and

(b) Except as expressly provided in this Agreement or in support of any license granted by Maxygen to a Third Party for the development and/or commercialization of Compounds (or Products based thereon) for use outside the Field, neither Party shall be entitled to grant covenants not to sue or other similar rights under patents owned or Controlled by the other Party that are related to Compounds, Products or the manufacture or use thereof. If Roche wishes to permit an entity to practice under any Patent Rights within the Maxygen Technology, then Roche shall make such entity a Sublicensee hereunder and therefore a member of the Roche Group; and

(c) Neither Party shall enter into any agreement that makes any admission of (i) wrongdoing on the part of the other Party, or (ii) the invalidity, unenforceability or absence of infringement of any patent owned in whole or part by the other Party that are related to Compounds, Products or the manufacture or use thereof, without the prior written consent of such other Party, which consent shall not be unreasonably withheld.

14.2.6 Cooperation with Regard to Infringement Outside the Field. With regard to any Infringement outside the Field, Roche, at Maxygen’s request and expense, shall make reasonable efforts to cooperate with and assist Maxygen, as reasonably requested by Maxygen, to abate any such Infringement.

14.2.7 Trade Secret Misappropriation. Sections 14.2.2-14.2.6 shall apply mutatis mutandis to any trade secret misappropriation action(s) relating to Product-related activities in the Field in the same manner as enforcement of Relevant Patents against Infringement.

14.3 Allegations by Third Parties.

14.3.1 Notice. If the manufacture, use, importation, offer for sale or sale of any Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement or trade secret misappropriation against Maxygen or Roche, then such Party shall promptly notify the other Party hereto. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

14.3.2 Defense. If a Third Party asserts that Patent Rights owned by or licensed to it are infringed by the development, manufacture, use, importation, offer for sale or sale of Products by a member of the Roche Group, or that its trade secrets were misappropriated in connection with such activity, then Roche shall have the exclusive right and responsibility to resolve any such claim, whether by obtaining a license from such Third Party, by defending against such Third Party’s claims or otherwise, and shall be solely responsible for the defense of any such action, any and all costs incurred in connection with such action (including, without limitation, attorneys’ and expert fees) and all liabilities incurred in connection therewith pursuant to Section 16.2. Notwithstanding the above, Roche shall not enter into any settlement of any such claim without the prior written consent of Maxygen if such settlement would require

Maxygen to be subject to an injunction or to make any monetary payment to Roche or any Third Party, or admit any wrongful conduct by Maxygen or its Affiliates, or would limit or restrict the claims of or admit any invalidity and/or unenforceability of any of the Patent Rights owned or Controlled by Maxygen, or have any impact on activities outside the Field. For clarity, if Roche enters into any agreement with a Third Party as a result of any claim subject to this Section 14.3.2, the terms of Section 9.6 shall apply to applicable amounts paid by Roche to such a Third Party.

15. CONFIDENTIALITY

15.1 Treatment of Confidential Information. Except as otherwise provided in this Article 15, during the term of this Agreement and for a period of [****] years thereafter, Roche and its Affiliates will retain in confidence and use only as permitted by this Agreement any Confidential Information supplied by or on behalf of Maxygen to Roche and its Affiliates under this Agreement, and Maxygen will retain in confidence and use only as permitted by this Agreement any Confidential Information supplied by or on behalf of Roche to Maxygen under this Agreement. Each Party may use its Confidential Information as it deems appropriate, provided that such use is not in conflict with the terms and conditions of this Agreement.

15.2 Permitted Disclosures. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights that survive termination or expiration hereof, Roche and Maxygen may disclose to their respective Affiliates, sublicensees, consultants, outside contractors, clinical investigators or other Third Parties Confidential Information of the other Party; provided, however, that such entities or persons agree in writing (a) to keep such Confidential Information confidential to the same extent as Roche and Maxygen are required to keep such Confidential Information confidential, and (b) to use such Confidential Information of the other Party only for such activities as Roche and Maxygen, as the case may be, are authorized to conduct under the terms of this Agreement. Each Party (or its Affiliates or sublicensees) may disclose such Confidential Information of the other Party to Regulatory Agencies or other government authorities to the extent that such disclosure (i) is reasonably necessary to obtain authorizations to conduct clinical trials, seek Regulatory Approvals and/or otherwise conduct activities such Party is authorized to conduct under the terms of this Agreement (e.g., patent filings); or (ii) is otherwise legally required; provided, however, that if a Party is legally required to make such a disclosure, it shall first have given prompt notice to the other Party hereto to enable it to seek any available exemptions from or limitations on such a disclosure or to apply for confidential treatment or a protective order and take reasonable efforts to limit such disclosures to the minimum extent possible.

15.3 Release From Restrictions. The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the non-disclosing Party (the “Receiving Party”) can demonstrate by contemporaneously prepared competent evidence:

(a) is or becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

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(b) is disclosed to the Receiving Party or its Affiliates or sublicensees by a Third Party who had the right to disclose such Confidential Information to the Receiving Party or its Affiliates or sublicensees;

(c) prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates or sublicensees, provided such Confidential Information was not obtained, directly or indirectly, from the other Party under this Agreement; or

(d) was independently discovered or developed by the Receiving Party without reference to or use of Confidential Information of the disclosing Party.

15.4 Terms of Agreement. Except as otherwise required by law or the terms of this Agreement or mutually agreed upon by the Parties hereto, each Party shall treat as confidential the terms of this Agreement; provided, however, that Maxygen and Roche may each disclose such terms, in confidence, to its Affiliates and sublicensees, and to potential acquirors or investors. In addition, Roche may disclose such terms, in confidence, to Genentech, Inc. and Chugai Pharmaceutical Company Ltd, so that such entities can determine if they wish to become sublicensees of Roche. It is understood and agreed that Maxygen, Inc. will be required to disclose terms of this Agreement to comply with federal laws and may be required to disclose terms of this Agreement to comply with state securities laws and/or stock exchange requirements. In any such case, Maxygen shall seek confidential treatment of key business terms contained in this Agreement including, but not limited to, the royalty rates, Event Payments and the research and development payments. To the extent feasible, Maxygen shall provide Roche in advance with any disclosures made to comply with state securities laws and/or stock exchange requirements. Roche shall have the right to request that certain information be redacted from public versions of such documents and Maxygen shall consider Roche requests with regard to the treatment of such disclosures and the Confidential Information contained therein.

15.5 Publicity. The Parties shall release a joint press release promptly after the execution date of this Agreement. Except as may be required by law, stock exchange or regulatory authority, neither Party nor any of their respective Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained in this Agreement without the prior written approval of the other Party, and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld. A Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Unless disclosure is required by law in a shorter period of time, the Party receiving the proposed release shall have at least [****] business days to review any such release. Roche agrees that the timely announcement of the progression of a Product into and through clinical development is required for Maxygen to communicate effectively with its stockholders and prospective investors and to cooperate with Maxygen, Inc. in jointly preparing and issuing such announcements in a timely manner. Such cooperation shall include, without limitation, prompt public disclosure of clinical trial results. At Maxygen, Inc.’s election, such announcements may be made for each Product at the achievement of any event described in

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Article 8, including, without limitation, the initiation of Phase I, Phase II and Phase III trials, completion of any clinical trial, the filing of a BLA, Regulatory Approval of an BLA, and the First Commercial Sale of a Product, within [****] business days of each such occurrence. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Products. The principles to be observed by the Parties in such public disclosures will be: accuracy, the requirements of confidentiality for information that would materially benefit a competitor, and the standards and customs in the biotechnology and pharmaceutical industries for such disclosures by companies comparable to Maxygen, Inc. and Roche.

15.6 Acknowledgement. Roche acknowledges that as of the Effective Date Maxygen, Inc. is a NASDAQ-listed company that has obligations that are different from the disclosure obligations of Roche, and that Maxygen may be obligated to publicly disclose certain information (e.g., clinical results and/or material information relating to Product development and/or commercialization) that Roche would not be legally obligated to publicly disclose. Maxygen acknowledges that Roche may publish the results of clinical trials of Products, consistent with Roche’s customary practices and shall include any Maxygen authors consistent with customary scientific practices. Such disclosures, if any, shall be subject to the terms of this Article 15.

15.7 Publication. Reasonably in advance of any oral or written presentation, or written submission for publication that would disclose any Invention relating to a Licensed Compound or a Product for use in the Field for which Invention a patent application has not been filed in the U.S., Japan, with the European Patent Office or pursuant to the Patent Cooperation Treaty, the Party wishing to make such a publication shall notify the other Party and provide a draft of such publication for review at least [****] weeks in advance of any such proposed public disclosure. In such event, the Parties will discuss filing patent applications claiming such Invention. During the term of this Agreement, neither Party shall make any oral or written presentation, or written submission for publication, of any data or information produced pursuant to the R&D Program or otherwise relating to Products without the other Party’s advance written consent. Any publication of the results of the R&D Program shall include an acknowledgment of the contributions of each Party, consistent with customary scientific process.

16. REPRESENTATIONS AND WARRANTIES

16.1 Representations and Warranties of Maxygen. Maxygen hereby represents and warrants to Roche as of the Effective Date that:

16.1.1 Maxygen is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Maxygen. This Agreement has been duly executed and delivered by Maxygen and constitutes the valid, binding and enforceable obligation of Maxygen, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect.

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16.1.2 Maxygen is not subject to, or bound by, any provision of:

(a)	any articles or certificates of incorporation or by-laws;

(b)	any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction; or

(c)	any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator;

in each case, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Maxygen of this Agreement and the obligations contained herein, including without limitation, the grant to Roche of the license described in Section 5.2.1.

16.1.3 To the best of Maxygen’s knowledge, there is no pending (i.e., filed or declared) interference or litigation that involves any patent or patent application within the Maxygen Separate Technology [****], and Maxygen has received no written notice of infringement from any Third Party based on Maxygen’s activities with Compounds or Products.

16.2 Representations and Warranties of Roche. Roche hereby represents and warrants to Maxygen as of the Effective Date that:

16.2.1 Roche is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Roche. This Agreement has been duly executed and delivered by Roche and constitutes the valid, binding and enforceable obligation of Roche, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect.

16.2.2 Roche is not subject to, or bound by, any provision of:

(a)	any articles or certificates of incorporation or by-laws;

(b)	any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

(c)	any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

in each case, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Roche of this Agreement and the obligations contained herein.

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16.3 Disclaimer of Warranties. MAXYGEN AND ROCHE EACH SPECIFICALLY DISCLAIMS THAT THE R&D PROGRAM WILL BE SUCCESSFUL IN WHOLE OR PART. EXCEPT AS SET FORTH EXPRESSLY IN THIS ARTICLE 16, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND/OR NONINFRINGEMENT OF THE INTELLECTUAL RIGHTS OF ANY THIRD PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BOTH PARTIES ACKNOWLEDGE AND DISCLAIM ANY WARRANTY AS TO: (I) THE SUCCESS OF ANY DEVELOPMENT OR CLINICAL TRIAL, STUDY OR TEST COMMENCED UNDER THIS AGREEMENT; OR (II) REGULATORY APPROVAL, PRODUCT INTRODUCTION, SAFETY, USEFULNESS OR COMMERCIAL SUCCESS OF ANY PRODUCT.

17. INDEMNIFICATION

17.1 Indemnification by Maxygen. Maxygen hereby agrees to indemnify and hold harmless Roche and its Affiliates and their respective directors, officers, employees and agents (each a “Roche Indemnitee”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses incurred in connection with the enforcement of this provision), actions, or claims brought or threatened after the Effective Date that arise out of claims against Roche Indemnitees brought by Third Parties after the Effective Date, including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, strict liability or commercial torts) that arise or result from or relate to:

(a) any breach of any of the representations and warranties of Maxygen contained in Section 16.1, or

(b) the negligence, recklessness or willful misconduct of Maxygen, its Affiliates or agents in the conduct of the R&D Program; and

(c) any development or commercialization by Maxygen or its Affiliates or agents of any Reverted Products, including without limitation, any manufacture, storage, use, importation, sale or distribution of any Reverted Products.

Items (a) through (c) are hereinafter collectively referred to as a “Roche Loss.” Maxygen shall have no obligation to indemnify Roche Indemnitees to the extent that any Roche Loss is due to the negligence, recklessness or willful misconduct of any Roche Indemnitee.

17.2 Indemnification by Roche. Roche hereby agrees to defend, indemnify and hold harmless Maxygen and its Affiliates, and the [****] and their respective directors, officers, employees and agents (each a “Maxygen Indemnitee”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses incurred in connection with the enforcement of this provision), actions, claims brought or threatened after the Effective Date that arise out of claims against Maxygen Indemnitees brought by Third Parties

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after the Effective Date, including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, product liability, strict liability or commercial torts) that arise or result from or relate to:

(a) any breach of any of the representations and warranties of Roche contained in Section 16.2,

(b) the negligence, recklessness or willful misconduct of any member of the Roche Group or the agents of any member of the Roche Group in the conduct of the R&D Program; and

(c) any development or commercialization of any Product by Roche or its Affiliates, Sublicensees and/or agents, including without limitation, any manufacture, storage, use, importation, sale or distribution of any Product.

Items (a) through (c) are hereinafter collectively referred to as a “Maxygen Loss.” Roche shall have no obligation to indemnify Maxygen Indemnitees to the extent that any Maxygen Loss is due to the negligence, recklessness or willful misconduct of such Maxygen Indemnitee.

17.3 Indemnification With Respect to Third Party Claims.

17.3.1 Procedures.

(a) To be eligible to seek indemnification under this Article 17 in respect to a liability, loss, fine, penalty, damage, expense, action, or claim brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a “Third Party Claim”), a Roche Indemnitee or Maxygen Indemnitee (each, an “Indemnitee”) shall promptly give written notice thereof to the Party from whom indemnification is sought (such Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure.

(b) The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee or the invalidity, unenforceability or absence of infringement of any patent owned in whole or part by the Indemnitee, and shall not grant any right inconsistent with the terms of this Agreement, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel reasonably acceptable to the Indemnitee. At any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights that may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense (which expense shall not be subject to indemnification hereunder), employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors or Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim (provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee); and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.

(c) The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

17.3.2 Reservation. If the Parties acting in good faith cannot agree as to the applicability of Section 17.1 and/or 17.2 to a particular Third Party Claim, then each Party (and its respective Indemnitees) reserves the right to conduct its own defense of such Third Party Claim and seek indemnification from the applicable Party upon its resolution.

18. TERM AND TERMINATION

18.1 Term.

18.1.1 Term of the Agreement. This Agreement shall become effective upon the Effective Date and shall continue thereafter in full force and effect on a Product-by-Product and country-by-country basis, unless terminated earlier, in whole, or as to a particular Product pursuant to Sections 18.2, 18.3, 18.4 or 18.5, until the expiration of Roche’s obligation to pay any royalties to Maxygen hereunder in the applicable country with regard to the applicable Product (such expiration of the term of this Agreement in the absence of termination, “Expiration”).

18.1.2 Term of the R&D Program. The R&D Term shall terminate as of the effective date of any termination of the Agreement, unless the R&D Program has terminated previously.

18.2 Insolvency. Either Party may terminate this Agreement upon (i) the bankruptcy, liquidation or dissolution of the other Party; or (ii) the filing of any petition (voluntary or involuntary) for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party that is not dismissed within [****] days after the date upon which it is filed or commenced.

18.3 Termination for Material Breach. Either Party may terminate this Agreement, as a whole, at any time with [****] days prior notice if the other Party breaches a material term of the Agreement and such material breach is not cured by the breaching Party (a) within [****] days after the non-breaching Party provides the Party with written notice of such breach, or (b) if such breach cannot be cured through Commercially Reasonable Efforts within such [****] and the Party has within such time period submitted a plan to cure such breach as promptly as reasonably practicable through the application of Commercially Reasonable Efforts, with a cure

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date reasonably acceptable to the non-breaching Party, then after the earlier of (i) the cure date agreed to by the non-breaching Party, or (ii) the date the breaching Party ceases Commercially Reasonable Efforts to cure such breach. Notwithstanding the above, in the case of a failure to pay any amount due hereunder, the period for cure of any such default following notice thereof shall be [****] days and, unless payment is made within such period, the termination shall become effective at the end of such period.

18.4 For Convenience. Roche may terminate this Agreement in its entirety, at its sole discretion, as follows:

18.4.1 Roche may terminate this Agreement in its entirety due to Adverse Safety/Tox Results for a Product, with [****] days notice to Maxygen at any time. If Roche wishes to terminate the Agreement pursuant to this Section 18.4.1, then Roche shall provide to Maxygen the Adverse Safety/Tox Results together with all supporting data and a detailed written explanation of why Roche believes that the Adverse Safety/Tox Results justify discontinuing all further Product development or commercialization for Products.

18.4.2 Roche may terminate this Agreement in its entirety during the pre-clinical development of the first [****] E Compounds, at any time with [****] notice to Maxygen, if (a) the [****] have failed to achieve a [****] Therapeutic [****] Result, (b) the [****] evaluated for in vivo efficacy fails to achieve the Animal [****] Result, or (c) the Parties are unable to achieve (i) one of: a Satisfactory [****] Culture Result on or before [****], or a Satisfactory [****] Culture Result on or before [****], or (ii) one of, a Commercially Viable [****] Process Result or a Satisfactory [****] Culture Result on a commercial scale. If Roche wishes to terminate the Agreement pursuant to this Section 18.4.2, then Roche shall provide to Maxygen the applicable results together with all supporting data and a detailed written explanation of why Roche believes that such results justify discontinuing all further Product development or commercialization for Products.

18.4.3 After [****] and achievement of either a Satisfactory [****] Culture Result or a Satisfactory [****] Culture Result, whichever comes earlier, but before the First Commercial Sale of a Product, Roche may provide notice of termination at any time on or after the date [****] after the Effective Date of the Agreement. If notice of such termination is provided at [****] after the Effective Date, it shall be effective [****] later. If Roche provides such notice of termination in the period after [****] until [****] after the Effective Date, the notice period shall be reduced monthly by one month, such that the termination will be effective at [****] after the Effective Date, but in all cases there shall be at least a [****] notice period. Therefore, if notice of termination is given by Roche between [****] and [****] after the Effective Date, the notice period shall be [****] months; between [****] and [****] after the Effective Date, the notice period shall be [****]; and at [****] after the Effective Date, the notice period shall be [****]. For any notice of termination provided after [****] after the Effective Date until the First Commercial Sale of a Product, the notice period will be [****] (i.e., the termination will be effective [****] after the date that notice of such termination is given).

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18.4.4 After First Commercial Sale of a Product, Roche may terminate, at its discretion, the whole Agreement or development of a specific Product, with [****] prior written notice to Maxygen.

18.4.5 If Roche terminates this Agreement under this Section 18.4, then the Agreement shall terminate in its entirety as of the end of the applicable notice period.

18.4.6 Either Party may terminate this Agreement in its entirety, upon [****] prior written notice to the other Party, if the Effective Date of this Agreement has not occurred within [****] after [****], in which case, there shall be no liabilities under this Agreement on the part of either Party, except as may be otherwise agreed in writing by the Parties.

18.5 Partial Terminations.

18.5.1 Product Terminations. If Roche formally terminates or otherwise discontinues all development and/or commercialization activities with regard to a particular Product (i.e., for a particular Product for all indications in the Field), but not all Products then in active development), and/or for any reason or must divest a particular Product to obtain regulatory approval for any transaction, Roche shall promptly (and in no event later than thirty (30) days after such decision or discontinuance) notify Maxygen in writing. Any such notice shall serve as notice of permissive termination by Roche pursuant to Section 18.4, and in any such case, Roche’s license and rights with regard to the applicable Product shall terminate and such Product shall be deemed to be a Reverted Product, and the terms of Section 18.7 shall apply thereto. In such event, this Agreement will remain in effect with regard to other Products for use in the Field in the Territory.

18.5.2 Geographic Terminations. If Roche fails to exercise Commercially Reasonable Efforts pursuant to Section 7.3 in regard to the development and/or commercialization of a Product or the entire Agreement, e.g., does not pursue the commercialization of a Product that has received Regulatory Approval for at least one Initial Indication in the Major Markets (provided to do so would be consistent with Roche’s obligation to use Commercially Reasonable Efforts), then Maxygen may with notice to Roche terminate this Agreement on a Product-by-Product basis as to any Major Markets in which Roche has obtained Regulatory Approval and reimbursement approvals required from any Regulatory Agency for such Product but not pursued commercialization of such Product, and all rights to such Product in such area of the Territory shall revert to Maxygen, and Maxygen shall have the exclusive right to develop and/or commercialize such Product(s) in and for such geographic area of the Territory. The terminated country or countries (together with their territories and possessions) in the case of a partial termination, shall be deemed to be the “Reverted Territory” effective as of the effective date of such termination. In the case of a partial termination, the Reverted Territory shall thereafter be excluded from the Territory for all purposes under this Agreement, but this Agreement will remain in effect in the remaining Territory. All such Products in the Reverted Territory shall, effective upon the effective date of such termination, be deemed “Reverted Products.”

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18.6 Exit Costs on Termination by Roche.

18.6.1 If Roche terminates this Agreement under Section 18.4.1 or 18.4.2 above, then, from the date of notice of termination until the end of the notice period, the Parties shall share [****] all Exit Costs incurred during the notice period, provided, that (a) if Maxygen does not wish to continue the development of Products, the Parties shall make all reasonable efforts to mitigate such Exit Costs, and (b) if Maxygen wishes to continue the development of Products, Maxygen shall be free to do so, and Roche shall have no obligation to pay more in Exit Costs that Roche would be responsible for under Section 18.6.1(a). Except to the extent that such costs are Exit Costs, in no case shall Roche be responsible for costs incurred for activities initiated after receipt by Maxygen of the notice of termination.

18.6.2 If Roche terminates this Agreement under Section 18.4.3 above and Maxygen agrees to discontinue the R&D Program, then, from the date of Roche’s notice of termination until the end of the notice period, the Parties shall share [****] all Exit Costs incurred during the notice period, with the understanding that the Parties shall make all reasonable efforts to mitigate such Exit Costs. Except to the extent that such costs are Exit Costs, in no case shall Roche be responsible for costs incurred for activities initiated after receipt by Maxygen of the notice of termination.

18.6.3 If Roche terminates this Agreement under Section 18.4.3 and Maxygen does not agree to discontinue the R&D Program, then from the date of receipt of Roche’s notice of termination until the applicable date described below, the Parties shall [****] share Exit Costs during the notice period, with the understanding that the Parties shall make all reasonable efforts to mitigate such Exit Costs:

(a) If notice of termination is given by Roche prior to and up to [****] after the Effective Date, then sharing of Exit Costs shall extend to end of [****].

(b) If notice of termination is given by Roche after [****] after the Effective Date but prior to Commencement of Phase II, then sharing of Exit Costs shall extend for a period of [****] from the date of such termination notice to Maxygen.

(c) If notice of termination is given by Roche after the Commencement of Phase II but before Commencement of Phase III, then sharing of Exit Costs shall extend for a period of [****] from the date of such termination notice to Maxygen.

(d) If notice of termination is given by Roche after Commencement of Phase III (first dose) but prior to First Launch, then sharing of Exit Costs shall extend for a period of [****] from the date of such termination notice to Maxygen.

(e) After the end of the applicable period, subject to the terms of Section 18.7, Maxygen shall be solely responsible for all costs incurred in connection with the development and commercialization of Products for the Field.

18.6.4 If Roche terminates under Section 18.4.4 above and Maxygen does not agree to discontinue the commercialization of Products, then from the date of the termination notice and until the date [****] later, the Parties shall continue to share ([****], Roche:Maxygen) all M&P Costs in the U.S. as planned and budgeted prior to the issuance of

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such notice in the most recent update of the applicable U.S. Product Plan and Budget. After the end of the [****] notice period, subject to the terms of Section 18.7, Maxygen shall be solely responsible for all other costs incurred in connection with the commercialization of Products for the Field.

18.7 Rights Upon Terminations. In the event of any termination of this Agreement in its entirety, or as to a specific Product, or as to a specific geographic jurisdiction, then:

18.7.1 License to Maxygen. Roche shall grant to Maxygen, effective upon such termination, irrevocable, royalty-free, perpetual licenses, with the right to grant and authorize sublicenses, as follows: (i) an exclusive license under Roche’s interest in any Program Technology, and (ii) a non-exclusive license under any other Patents and Know-How owned or Controlled by Roche or its Affiliates (excluding [****] Know-How if the Animal [****] Result is not achieved, unless the Parties have commenced GMP manufacturing of the Reverted Product using such [****] Know-How), in each case, that is necessary for Maxygen to make, have made, use, import, offer for sale, sell and otherwise commercialize Licensed Compounds and/or Reverted Product(s), and to manufacture such Reverted Products anywhere in the Territory, for development and/or commercialization, for the Reverted Indication and/or the Reverted Territory, if applicable. In addition, at Maxygen’s request, Roche shall promptly provide Maxygen copies of all Third-Party agreements entered by Roche or its Affiliates containing a license under patents or patent applications claiming inventions or Know-How specific to or used or incorporated into the development, manufacture and/or commercialization of the applicable Reverted Product(s) (for the applicable Reverted Indication and/or Reverted Territory, if applicable). At Maxygen’s request, Roche shall promptly: (x) with respect to Third Party agreements relating solely to the applicable Reverted Product(s), immediately assign (or cause to be assigned), such agreements to Maxygen, and (y) with respect to all other Third Party agreements, grant (or cause to be granted) to Maxygen a sublicense thereunder of a scope equivalent to that described in the first sentence of this Section 18.7.1 (for the Reverted Product(s), for applicable Reverted Indication(s) and/or Reverted Territory, as applicable). In any case, thereafter Maxygen shall be fully responsible for all obligations due for its actions under such agreements. Notwithstanding the above, if Maxygen does not wish to assume any financial or other obligations associated with a particular assignment or sublicense, then Maxygen shall so notify Roche and Roche shall not make such assignment or grant such sublicense (or cause it to be made or granted).

18.7.2 Further Sales. In the event of any such termination, Roche may continue to sell its remaining inventory of the applicable Reverted Product for a period of six (6) months from the effective date of such termination, subject to the payment of royalties pursuant to Section 8.1. Roche covenants that promptly after such six (6) month period it and its Affiliates and former Sublicensees hereunder shall cease to sell, and thereafter shall not sell, any Reverted Product for the Licensed Field.

18.7.3 Regulatory Filings. Roche shall assign and transfer (or cause to be assigned and transferred) to Maxygen at [****], any and all Regulatory Filings with respect to any Reverted Product (or Licensed Compound contained in a Reverted Product), and take such actions and execute such other instruments, assignments and documents as may be necessary to

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effect the transfer of rights thereunder to Maxygen. Roche shall, in each sublicense that it grants hereunder, require the sublicensee to transfer any Regulatory Filings with respect to any Reverted Product (or Licensed Compound contained in a Reverted Product) in the event of a termination of this Agreement or such sublicense, to Maxygen if this Agreement remains in effect, and to Roche if only such sublicense terminates.

18.7.4 Data Disclosure. Roche shall provide Maxygen with all reasonably retrievable pre-clinical, clinical and commercial data in the Roche Group’s possession with respect to any Reverted Product (or Licensed Compound contained in a Reverted Product, including, without limitation, the relevant Data Package, all information subject to Section 12.6, and all reports subject to Section 3.7.2(b)), which Maxygen (or its designees) shall be free to use in connection with the development, manufacture and/or commercialization of Products.

18.7.5 Remaining Quantities. At the end of the period described in Section 18.7.2, Roche shall transfer to Maxygen, at a price to be agreed in good faith, which shall not be lower than [****] of Roche’s Manufacturing Cost for the Reverted Product or higher than [****] of Roche’s Manufacturing Cost for the Reverted Product, all quantities of reverted Licensed Compounds and Reverted Products in the possession of the Roche Group (including, without limitation, clinical trial supplies and Products intended for commercial sale), in the case of a Territory-wide termination, or in their possession and labeled specifically for sale in any country of the Reverted Territory, in the case of a partial termination. Notwithstanding the above, if as of the effective date of termination Maxygen was sharing Collaboration Costs for the Product that became a Reverted Product, then Roche shall transfer to Maxygen all such quantities of Reverted Product without charge. Roche shall have no obligation to alter the labeling of such purchased Licensed Compounds and/or Reverted Products for commercialization by Maxygen.

18.7.6 Product Manufacture by Roche.

(a) If any Reverted Product was manufactured by Roche (including, without limitation, any testing and/or release) has commenced commercial sales at the time of such termination, then Roche shall continue to provide for manufacturing of such Reverted Product for Maxygen, at a cost [****] of Roche’s Commercial Manufacturing Cost for the Reverted Product from the time of the effective date of termination, until such time (not to exceed [****] months) as Maxygen is able to secure an equivalent alternative commercial manufacturing source from which quantities of Reverted Product are registered for commercial sale in each country of the Territory.

(b) In the case of any termination of this Agreement prior to the first Regulatory Approval of a Product, if any Reverted Product was being manufactured by Roche (including, without limitation, any testing and/or release) as of the date of notice of any such termination, then Roche will complete the manufacturing and release of any GMP manufacturing runs of such Reverted Product initiated prior to the date of notice of termination, and facilitate technology transfer of the manufacturing processes for such Reverted Product to an alternative manufacturer selected by Maxygen. For purposes of this provision, “initiation” means that a vial of cells was thawed for the manufacturing of such applicable runs.

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18.7.7 Third-Party Contracts. If any Reverted Product was manufactured (and/or tested) by Third Parties for Roche, or Roche had contracts with vendors which contracts are necessary or useful for Maxygen to take over responsibility for the Reverted Products, Roche shall, without charge to Maxygen, assign all of the relevant Third-Party contracts to Maxygen. Each contract that Roche enters into for the manufacture and/or testing of any Product shall provide that such contract be assignable to Maxygen.

18.7.8 Technical Assistance. Promptly after the effective date of such termination, Roche shall provide, at Maxygen’s expense (at Roche’s actual cost) technical assistance of the equivalent of up to a total of [****] full-time equivalent persons (i.e., a total of [****] quarters of person-time), in the period from the effective date of such termination until [****] months after such date, to provide technology transfer necessary for Maxygen to commence or continue to commercially manufacture Reverted Products, and a non-exclusive, royalty-free, perpetual license under any Know-How disclosed by Roche to Maxygen in the course of such activities to manufacture Reverted Products. If Roche provides the total of [****] full-time equivalent persons, then Roche’s Commercially Reasonable Efforts shall be deemed satisfied with regard to this obligation.

18.7.9 No Further Representations. The Roche Group shall discontinue making any representation regarding its status as a licensee of or distributor for Maxygen, for all Reverted Products. The Roche Group shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Reverted Products.

18.7.10 Trademarks. If Roche used with regard to any Reverted Product in a country in the Reverted Territory any trademark, tradename or logo solely with a Product (“Roche Product Marks”) Roche shall at no charge, at its option, assign such Roche Product Mark(s) to Maxygen, or grant to Maxygen an exclusive license (for no additional payment, except that Maxygen shall thereafter be responsible for reimbursing Roche for all costs of maintaining, policing, enforcing (with respect to the Reverted Territory) such Roche Product Mark(s)), with the right to sublicense, to use such Roche Product Mark(s) solely in connection with the development and commercialization of such Reverted Product in the Reverted Territory (collectively “Permitted Uses”). For clarity, Maxygen shall under no circumstance receive any rights under the Roche and Roche hexagon housemarks, except with respect to selling off existing inventory in Reverted Territory.

18.7.11 Commercialization. Maxygen shall have the right to develop and commercialize the applicable Reverted Products (for the Reverted Indication and/or in the Reverted Territory, if applicable), itself or with one or more Third Parties, and shall have the right, without obligation to Roche (other than with respect to pharmacovigilance), to take any such actions in connection with such activities as Maxygen (or its designee), at its discretion, deems appropriate (e.g., to seek Regulatory Approvals with regard to the applicable Product), unless expressly prohibited by the terms of this Section 18.7.

18.7.12 Maxygen License. Except in the case of a termination of this Agreement by Roche pursuant to Section 18.3, the license granted to Maxygen in Section 5.8 shall remain in full force and effect.

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18.7.13 Roche Licenses. In the case of any termination of this Agreement, all licenses and sublicenses granted by Maxygen to Roche shall terminate concurrently.

18.8 Effect of Expiration or Termination. Upon Expiration or termination of this Agreement for any reason, all rights and obligations of the Parties hereunder shall cease, except as explicitly provided for below in this Article 18.

18.8.1 Accrued Rights and Obligations. Termination or Expiration of this Agreement for any reason shall not release any Party hereto from any liability that, at the time of such termination, has already accrued to the other Party or that is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity that accrued or are based upon any event occurring prior to such termination.

18.8.2 Confidential Information. Upon termination of this Agreement by either Party for any reason, the rights of each Party to retain and use the Confidential Information of the other to exercise its rights shall be as set forth in this Section 18.8; provided, however, that each Party may retain a single archival copy of the other Party’s Confidential Information solely for the purpose of determining the extent of disclosure of Confidential Information hereunder and assuring compliance with the surviving provisions of this Agreement.

18.8.3 Roche Rights Upon Expiration. Upon Expiration of this Agreement in any country with regard to a particular Product, Roche shall continue to have a perpetual right to commercialize such Products in the Field in the Territory, as the license granted Roche in Section 5.2.1 with regard to such Product shall automatically become royalty-free and non-exclusive in the country of Expiration.

18.9 Survival. Upon Expiration or termination of this Agreement for any reason, the following Sections and Articles shall survive such Expiration or termination, subject to any later termination dates provided for therein: Sections 3.6.2, 3.7, 4.4, 5.8, 9.9, 9.10 (with respect to any Products sold by Roche before the termination of the Agreement), 12.7, 13.1, 13.3, 18.6, 18.7, 18.8 and 18.9 and Articles 10, 14 (as relates to infringement occurring during the term of this Agreement), 15, 17, 19 and 20.

19. DISPUTE RESOLUTION

19.1 Initial Efforts. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement that relate to either Party’s rights and/or obligations hereunder. The Parties shall seek to amicably resolve disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. Specifically, the Parties agree to refer such disputes to the [****] and the [****] or another person of comparable responsibility in Roche to seek resolution before pursuing any remedies that either of the Parties may have available at law or in equity, and further agree that the [****] and the [****] or other person of comparable responsibility in Roche shall discuss the substance of any such matter within [****] of any such request by either Party for such a discussion.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.2 Mediation. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, then the Parties agree before resorting to litigation to first try in good faith to settle the dispute by non-binding mediation with a neutral mediator; provided, however, that (a) no such mediation shall be required for any disagreement regarding the failure by a Party to fully pay any sum due hereunder, and (b) if such mediation has not occurred within [****] days after a written request for mediation by either Party, then either Party may commence litigation.

19.3 Venue. Any action against the other Party relating to this Agreement, or the performance or breach hereof, shall be brought before a court located within the U.S. Northern District of the State of California. Each Party hereby waives any defenses such Party may have with regard to venue before such courts, and consents to the personal jurisdiction of such courts. Notwithstanding the above, any action regarding the infringement and/or validity of a patent may be brought before any court or tribunal (e.g., the U.S. International Trade Commission) having jurisdiction over the Parties and such subject matter.

19.4 Arbitration for Certain Disputes. Notwithstanding Section 19.3, if (a) Roche provides notice of its intent to terminate the Agreement pursuant to Section 18.4.1 or 18.4.2, but Maxygen believes such a termination was not reasonable in view of the available data, or (b) the Parties are unable to agree on the resolution of an apparent discrepancy identified in an audit with regard to the amount or allocation of any Collaboration Costs as to a particular Product, indication, activity and/or country or geographic region subject to this Agreement, then such matters shall be determined by binding arbitration pursuant to this Section 19.4 by one (1) independent, neutral arbitrator that is mutually acceptable to the Parties. With respect to any disagreement subject to Section 19.4(a), the arbitrator shall be an expert in the development of protein pharmaceuticals and with respect to any disagreement subject to Section 19.4(b), the arbitrator shall be an expert in financial accounting in respect of pharmaceutical development and commercialization. If the Parties are unable to agree within [****] days upon a mutually acceptable arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the office of the American Arbitration Association encompassing San Francisco, California. For arbitration of disputes subject to this Section 19.4, each Party shall provide to the other Party such documents as the arbitrator may direct (after consulting with both Parties). Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys’ fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator. The arbitrator shall be directed that any arbitration subject to this Section 19.4 shall be completed within [****] months from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party. Any decision that requires a monetary payment shall require such payment to be payable in Dollars, free of any tax or other deduction. The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding determination of the matters presented to the arbitrator.

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19.5 Injunctive Relief. Notwithstanding any other provision of this Article 19, either Party, at any time, may seek from a court of competent jurisdiction any interim or provisional injunctive relief that may be necessary to protect the rights or property of that Party.

20. GENERAL PROVISIONS

20.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its rules governing conflicts of laws. Notwithstanding the above, any dispute regarding and limited to validity or enforceability of any patent shall be governed by the patent laws of the jurisdiction in which such patent was issued.

20.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire; flood; earthquake; tornado; embargo; government regulation; prohibition or intervention; war; act of war (whether war be declared or not); insurrection; act of terrorism; riot; civil commotion; strike; act of God or any other cause where failure to perform is beyond the reasonable control and not caused by the negligence or misconduct of the affected Party (a “Force Majeure Event”) so long as the affected Party has used Commercially Reasonable Efforts to avoid, mitigate and/or overcome the effects of the Force Majeure Event.

20.3 Severability. Both Parties hereby expressly acknowledge and agree that it is the intention of neither Party to violate any public policy, statutory or common law, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries and specifically agree that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, then in such event such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries (or reformed, for example but without limitation, to apply for a shorter period of time, such that their effect is in compliance with law) and the remainder of this Agreement shall remain binding upon the Parties hereto.

20.4 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered or certified mail (return receipt requested) postage prepaid, or by an internationally recognized overnight delivery service, or by facsimile (and promptly confirmed by registered, certified mail, overnight courier or fax receipt), to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement. Any notice sent by overnight courier or facsimile shall be deemed received on the first business day after posted with the courier or transmittal. Any notice sent by registered, certified mail shall be deemed received on the fourth (4th) business day following the date of posting.

In the case of Roche (for either	Hoffmann-La Roche Inc.
Roche Nutley or Roche Basel):	340 Kingsland Street
Nutley, NJ 07110
Attention: Corporate Secretary

With a required copy to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel
Switzerland
Attention: Corporate Law

In the case of Maxygen:	Maxygen Holdings Ltd.
c/o Close Brothers (Cayman) Limited
103 South Church Street
P.O. Box 1034 GT
Grand Cayman
British West Indies

with a required copy to:	Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
Attention: General Counsel

20.5 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement (i) to a successor corporation in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or in the event of the merger or consolidation with another corporation; and (ii) to an Affiliate. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assignees.

20.6 Performance by Affiliates. Each of Maxygen and Roche acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Maxygen and Roche, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Maxygen and Roche guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. If a Party’s Affiliate breaches any aspect of this Agreement in the performance of any activity that has been delegated to such Affiliate, then the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

20.7 Waiver. The failure or delay of a Party to enforce or to exercise, at any time for any period of time, any provisions hereof or any right or remedy hereunder shall not be construed as a waiver of such provision or right or remedy or of the right of such Party thereafter to enforce or exercise the same; provided, however, that such right or remedy is not time-barred or otherwise precluded by law or by a writing expressly waiving such right or remedy and signed by that Party seeking to assert such right or remedy. The written waiver by either Party of a breach of any term or provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach.

20.8 No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

20.9 Independent Contractors. The Parties agree that the relationship of Maxygen and Roche established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, nor shall this Agreement create or establish an employment, agency or any other relationship. Neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

20.10 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Maxygen and Roche, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties. Notwithstanding the above, Maxygen Indemnities shall have the right to enforce Section 17.2 and Roche Indemnities shall have the right to enforce Section 17.1.

20.11 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY TO ANY THIRD PARTY. NOTHING IN THIS SECTION 20.11 IS INTENDED TO LIMIT EITHER PARTY’S OBLIGATIONS UNDER ARTICLE 17 IN RELATION TO AMOUNTS PAID TO A THIRD PARTY.

20.12 Advice of Counsel. Maxygen and Roche have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

20.13 Other Obligations. Except as expressly provided in this Agreement or as separately agreed upon in writing between Maxygen and Roche, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

20.14 Further Assurances. At any time or from time-to-time on and after the Effective Date, either Party shall at the request of the other Party (i) deliver to the requesting Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

20.15 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Maxygen and Roche are subject to prior compliance with U.S. export regulations and such other U.S. laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the U.S. or the European Union. Maxygen and Roche, respectively, shall each use its best efforts to obtain such approvals for its own activities. Each Party shall cooperate with the other Party and shall provide assistance to the other Party as reasonably necessary to obtain any required approvals.

20.16 Governmental Matters.

20.16.1 Governmental Filings. To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the U.S. Securities and Exchange Commission and the Competition Directorate of the Commission of the European Communities, in accordance with applicable laws and regulations, such Party may do so, and the other Party shall cooperate in such filing or notification and shall execute all documents reasonable required in connection therewith, at the expense of the requesting Party. The Parties shall promptly notify each other as to the activities or inquires of any such governmental authority relating to this Agreement, and shall cooperate, to respond to any request for further information therefrom at the expense of the requesting Party.

20.16.2 License Registrations. Roche may, at its expense, register the exclusive license granted under this Agreement in any country of, or community or association of countries in, the Territory. Maxygen shall reasonably cooperate in such registration at Roche’s expense. Upon request by Roche, Maxygen agrees promptly to execute any “short form” licenses developed in a form reasonably acceptable to both Roche and Maxygen and reasonably submitted to it by Roche from time to time in order to effect the foregoing registration in such country. No such “short form” license shall be deemed to amend or be used to interpret this Agreement. If there is any conflict between such a license or other recordation document and this Agreement, this Agreement shall control.

20.17 Headings. The article, section and paragraph headings contained in this Agreement are for ease of reference purposes only and shall not affect in any way the meaning or interpretation of any provision contained in this Agreement.

20.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

20.19 Amendment. The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument that explicitly refers to the provisions of this Agreement that are being amended and is duly executed by both Parties hereto.

20.20 Entire Agreement. This Agreement together with the attached Exhibits, which are hereby incorporated herein by reference, constitutes the entire agreement, both written or oral, between the Parties with respect to the subject matter of this Agreement, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Roche and Maxygen with respect to such subject matter; provided, however, that the Confidentiality Agreement entered by Roche and Maxygen, Inc. effective [****] (the “CDA”) shall remain in force and effect in accordance with its terms. This Agreement supercedes the CDA to the extent of any conflict between such agreements.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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In Witness Hereof, the Parties have executed this Agreement, effective as of the Effective Date.

HOFFMANN-LA ROCHE INC.		MAXYGEN HOLDINGS LTD.

By:	/s/ Dennis E. Burns	By:	/s/ Balkrishan Gill
Name:	Dennis E. Burns	Name:	Balkrishan Gill
Title:	Vice President, Global Head of Business Development	Title:	President

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Stefan Arnold	By:	/s/ Nigel Sheail
Name:	Stefan Arnold	Name:	Nigel Sheail
Title:	Deputy Director	Title:	Vice President, Global Head Licensing

Exhibits:	A: Collaboration Costs definitions
B: Maxygen Separate Technology Patent Rights

EXHIBIT A

COLLABORATION COSTS DEFINITIONS

A. General Principles of Application. The following general principles shall apply with respect to the defined terms and phrases set forth on this Exhibit A:

(1)	each of the Costs (as defined in Section B below) shall be tracked and calculated on a Product-by-Product basis;

(2)	Costs shall be determined, as agreed by the Parties, in accordance with applicable Accounting Standards, as consistently applied internally by a Party for all its products;

(3)	all Costs shall exclude any costs and/or expenses included in the deductions used to determine Adjusted Gross Sales and/or Net Sales;

(4)	all Costs shall exclude any and all amounts recovered and reimbursed to or paid to the applicable Party by a Third Party;

(5)	all Costs shall only include those amounts described in this Exhibit A and/or Article 4 of the Agreement (e.g., shall not include any payments to Maxygen pursuant to Articles 8 and/or 9);

(6)	to the extent that Costs relate to elements of M&P Costs, only the proportion of those costs that directly relate to the sale of Products in the U.S. shall be included in M&P Costs.

(7)	where Costs relate to or provide benefit to more than one Product (or product), indication and/or country or geographic region, such Costs shall be tracked and allocated reasonably and equitably between such Products (or products), indications and/or countries or regions, in accordance with guidelines agreed by the Parties in good faith.

B. Definitions.

1.	“CMC Costs” means, with regard to a particular Product, the external and internal costs associated with the manufacturing, testing and release of Product up until the release of Phase III clinical materials for activities related to the [****] indication planed to be filed for such Product, authorized and approved by the JMC as part of the applicable Program Plan and Budget, as follows:

(a)	creation and selection of cell lines, GMP cell banking and characterization testing of master cell bank(s) and working cell bank(s) to be used for GMP production of Product.

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(b)	process development (optimization and characterization), scale-up and process qualification and/or validation as necessary or useful to manufacture Products for pre-clinical use and Phase I, Phase II and Phase III clinical trials;

(c)	assay development, assay qualification and/or validation, as necessary or useful to support pre-clinical use and Phase I, Phase II and Phase III clinical trials.

(d)	formulation and stability studies, as necessary or useful to support pre-clinical use and Phase I, Phase II and Phase III clinical trials.

(e)	manufacture (including fill and finish), testing and release of Products for pre-clinical use and Phase I, Phase II and Phase III clinical trials, as follows:

(i)	CMC Costs includes the direct and indirect costs for such manufacture or contracting for each stage of the manufacturing of the Product shipped for pre-clinical or clinical use; provided, with respect to Products manufactured by Roche, in no event shall the direct costs and indirect costs exceed the amount that a Third Party vendor would charge for such manufacturing.

(ii)	For purposes of this definition, “direct costs” shall include: (1) direct labor costs (including a proportional share of fringe benefits), (2) direct costs of materials (including inbound costs, taxes and duties), (3) direct product testing costs (including QC and QA bulk testing and in-process testing), and (4) Third-Party contract costs and royalties payable by Roche to Third Parties in relation with the manufacturing, formulation and filling of the Product for pre-clinical use and clinical use up to the release of Phase III clinical materials for the first indication, but with regard to such Third Party royalties only to the extent that [****].

(iii)	Indirect costs means items treated as “manufacturing allocable overhead” consistent with Roche’s internal processes used for all its products, subject to compliance with all applicable Accounting Standards. Such “manufacturing allocable overhead” are those costs allocated to the applicable manufacturing department based on a space occupied or headcount or other activity-based method such as, but not limited to: (1) indirect labor and material costs; (2) occupancy costs; (3) payroll and purchasing functions; (4) information systems; and (5) depreciation of property, plant and equipment only to the extent they are used in and allocable to the manufacturing of the applicable Product for pre-clinical uses and Phase I, Phase II and Phase III clinical trials; and (6) failures that are considered normal yield losses reasonably expected and/or justified in this area of technology.

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(iv)	With respect to Products manufactured by a Third Party vendor and acquired by Roche or Maxygen, reasonable amounts actually paid to the vendor for such Products.

(v)	Notwithstanding the foregoing, CMC Costs shall exclude: (1) any costs incurred in relation to the manufacture of Products for commercial sale; (2) any and all costs associated with establishing capacity to manufacture any Product for commercial sale; (3) any and all costs incurred to lower the potential commercial cost of goods of a Product and/or increase the production yield of a Product beyond what is necessary to conduct Phase III trials; (4) any and all costs incurred to support commercial manufacturing of Products, including, without limitation, start-up and validation costs; (5) idle or excess capacity charges and costs consistent with Roche’s internal processes used for all its products, subject to compliance with all applicable Accounting Standards; (6) any costs (other than depreciation) associated with building or repairing or expanding or closing or the acquisition of any manufacturing facilities and/or any equipment for any manufacturing facilities; and (7) M&P Costs, R&D Costs, Commercial Manufacturing Costs and Distribution Costs.

2.	“Commercial Manufacturing Costs” means, with regard to a particular Product:

Roche’s fully burdened standard manufacturing costs of Product shipped for commercial use worldwide, determined in accordance with applicable Accounting Principles as consistently applied by Roche for all its products, as follows:

(a)	Commercial Manufacturing Costs includes the direct and indirect costs for manufacturing or contracting for each stage of the manufacturing of the Product for commercial sale worldwide, including, without limitation, any cost incurred after the release of Phase III clinical materials for activities related to the first indication planed to be filed for such Product, for: (i) stability testing to support manufacturing improvements, (ii) process development to lower the potential commercial cost of goods of a Product, (iii) increase the production yield of a Product beyond what is necessary to conduct Phase III trials, and/or (iv) inventory buildup of Products for Product launch.

(b)	For purposes of this definition, “direct costs” shall include (i) direct labor costs (including a proportional share of fringe benefits), (ii) direct costs of materials (including inbound costs, taxes and duties), (iii) direct product testing costs (including QC and QA bulk testing and in-process testing), and (iv) third-party contract costs and royalties payable by Roche to third parties in relation with the manufacturing, formulation and filling of the Product, but with regard to such Third Party royalties only to the extent that [****].

(c)	Indirect costs means items treated as “manufacturing allocable overhead” consistent with Roche’s internal processes used for all its products, subject to

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compliance with all applicable Accounting Principles. Such “manufacturing allocable overhead” are those costs allocated by Roche to the applicable manufacturing department based on a space occupied or headcount or other activity-based method such as, but not limited to: (i) indirect labor and material costs; (ii) occupancy costs; (iii) payroll and purchasing functions; (iv) information systems; (v) costs attributable to obtaining and maintaining Regulatory Approval for a manufacturing facility for Products for commercial sale to the extent such costs are directly related to Products (including start-up and validation costs); and (vi) depreciation of property, plant and equipment only to the extent they are used in and allocable to the manufacturing process for the applicable Product beyond what is necessary to conduct Phase III trials; and (vii) failures that are considered normal yield losses reasonably expected and/or justified in this area of technology.

(d)	Roche uses the main drivers of estimated and actual Commercial Manufacturing Costs of a calendar year X to determine the annual standard cost chargeable as Commercial Manufacturing Costs for the calendar year X+1 for the Product. Such standard Commercial Manufacturing Costs will consider yields, success factors (failures) and other pertinent data.

(e)	With respect to any Product manufactured by and acquired by Roche from a non-Affiliate vendor, reasonable amounts actually paid to the vendor for the manufacturing, formulation or filling of such Product.

(f)	Notwithstanding the foregoing, Commercial Manufacturing Costs shall exclude: (i) any CMC Costs, M&P Costs, Distribution Costs and R&D Costs; (ii) idle or excess manufacturing, capacity charges and costs consistent with Roche’s internal processes used for all its products, subject to compliance with all applicable Accounting Standards; (iii) any costs (other than depreciation) associated with building or repairing or expanding or closing or the acquisition of any manufacturing facilities and/or any equipment for any manufacturing facilities; and (iv) royalties payable by Roche to Third Parties in relation with the use or sale of the Product, but with regard to such Third Party royalties, only to the extent that [****].

Commercial Manufacturing Costs shall reflect costs, as described above, that occur during the term of the Agreement, and after the term so long as Roche is manufacturing Reverted Product for Maxygen.

3.	“Distribution Costs” means, with regard to a particular Product in its finished form for commercialization, the direct and indirect costs incurred by Roche and/or its Affiliates or Sublicensees with regard to: (a) invoicing Third Parties for sales of such Product; and (b) inventory, warehousing and outbound distribution to Third Parties of such Product.

4.	“M&P Costs” means, with regard to a particular Product, the external and internal costs associated with the promotion, marketing and sale of such Product in the U.S. for

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activities authorized and approved by the JMC as part of applicable Product Plan and Budget, as follows:

(a)	M&P Costs shall include the external and internal costs of marketing the Product in the U.S., which shall include, but not be limited to, the allocated costs of field-based sales organizations and professional contract service personnel engaged in marketing the Product, advertising, sales and/or marketing training activities, and selling Product and any specifically identifiable Third Party contract services or materials associated with such activities. For purposes of determining such allocated costs, all relevant factors (e.g., number and type of products detailed, site of marketing, proportion of effort devoted to different products, units of each Product sold) shall be taken into consideration. The internal marketing costs include “marketing allocable overhead” charges to marketing the Product consistent with applicable Accounting Principles as applied by Roche to all of its products on a consistent basis.

(b)	M&P Costs shall also include the pre-registration marketing expenses related to the above activities in the U.S. performed before the First Commercial Sale of such Product in the U.S.

(c)	M&P Costs includes costs attributable to the marketing and/or promotion of the Product in the U.S., as follows: (i) all Product-related U.S. media advertising and promotion literature, e.g., peer-reviewed journals, newspapers, TV, radio, agency fees, Internet, including production costs, handouts, mailing and other printed materials, (ii) samples of Product distributed in the U.S. for promotional purposes, (iii) organizing and participating in congresses and sponsoring local delegates to such events in the U.S., (iv) mini symposia, such as evening events, in the U.S., and (v) running marketing studies, including the costs of compassionate use programs, in the U.S.

(d)	M&P Costs shall not include any cost or expense included in R&D Costs, CMC Costs, Commercial Manufacturing Costs or Distribution Costs.

(e)	M&P Costs shall further include the external and internal costs of the following:

(i)	Trial material costs used in trials and/or studies described in paragraph (ii) below, if commercially available products of Third Parties are purchased and used by the Parties to do comparative studies with the applicable Product;

(ii)

Costs of post-registration Phase IV clinical trials conducted in the U.S., including without limitation, (1) studies on the toxicological, pharmacokinetical, metabolical or clinical aspects of a Product (including costs of clinical and placebo material supply if a Party bears such cost), conducted internally or by Third Party investigators, or consultants, in each case that is necessary for the purpose of maintaining Regulatory

Approvals of a Product in the U.S., and (2) costs incurred in connection with expanding Regulatory Approval of such Product beyond an initial indication, including without limitation, the direct costs of preparing, submitting, reviewing or developing data or information to make any submission to the FDA required to obtain and/or expand Regulatory Approval of such Product in the U.S. beyond the Initial Indications, including reasonable per patient/study subject fees, costs of developing protocols and case report forms used, preparation of final study reports, statistical evaluations, and investigators’ fees and reasonable costs of attendance at meetings related to such trials and/or studies; and

(iii)	Clinical personnel (including reasonable travel expenses, training, but excluding salaries) for monitoring personnel if attributable to the marketing and/or promotion of such Product in the U.S.

5.	“R&D Costs” means, with regard to a particular Product, the external and internal costs for research and development activities authorized and approved by the JMC as part of applicable Product Plan and Budget, as follows:

(a)	the worldwide R&D costs specifically attributable to the research and/or development of such Product actually incurred after the Effective Date by Roche and/or Maxygen, as the case may be, from the commencement of research to bring Product into development through the earlier of: (i) the date of Regulatory Approval, or (ii) termination of development efforts for the Initial Indications and other Indications for which Regulatory Approval is sought in the Territory as determined by the JMC.

(b)	“R&D Costs” shall include, but are not limited to, direct costs of (i) studies on the toxicological, pharmacokinetical, metabolical or clinical aspects of a Product (including costs of clinical and placebo material supply), conducted internally or by Third Party investigators, or consultants, in each case that are necessary for the purpose of obtaining and/or expanding Regulatory Approvals of a Product (i.e., label extensions), and (ii) costs incurred in connection with obtaining and/or expanding Regulatory Approval of such Product, including without limitation, the direct costs of preparing, submitting, reviewing or developing data or information to make any applicable submission to Regulatory Agencies in the U.S., Japan, Major Markets and the Other Markets, in each case, required to obtain and/or expand Regulatory Approval of such Product.

(c)	R&D Costs also include CMC Costs required for research and/or development of Products.

(d)	R&D Costs shall also include expenses for data management, statistical designs and studies, document preparation, and other administration expenses attributable to the clinical testing program for such Product.

(e)	For purposes of this definition, indirect costs include items treated as “research and development allocable overhead,” such as indirect labor and material costs, fringe benefits, occupancy costs, payroll, information systems, human resources or purchasing functions, depreciation of property, plant and equipment used in the research and development process of Product and other costs allocable to the research and development process of Product that are allocated to the research and development departments based on a space occupied or headcount or other activity-based method.

(f)	Notwithstanding the foregoing, R&D Costs shall exclude any M&P Costs, Distribution Costs and/or Commercial Manufacturing Cost.

EXHIBIT B

MAXYGEN SEPARATE TECHNOLOGY PATENT RIGHTS

(existing as of the Effective Date)

[****]

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